As filed with the Securities and Exchange Commission on October 16, 2012

Registration No. 333-181777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-11

FOR REGISTRATION UNDER THE

SECURITIES ACT OF 1933 OF SECURITIES

OF CERTAIN REAL ESTATE COMPANIES

KBS Legacy Partners Apartment REIT, Inc.

(Exact name of registrant as specified in its charter)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

W. Dean Henry

Chief Executive Officer

KBS Legacy Partners Apartment REIT, Inc.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Damon M. McLean, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as possible after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

KBS LEGACY PARTNERS APARTMENT REIT, INC.
Maximum Offering of $2,760,000,000 of Shares of Common Stock

KBS Legacy Partners Apartment REIT, Inc. is a recently organized Maryland corporation sponsored by KBS Capital Advisors LLC and Legacy Partners Residential Realty LLC that elected to qualify as a real estate investment trust beginning with the taxable year that ended December 31, 2010. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of equity investments in high quality apartment communities located throughout the United States. We expect that our real estate portfolio will include “core” apartment buildings that are already well positioned and producing rental income, as well as more opportunity oriented properties at various phases of leasing, development, redevelopment or repositioning. We may also invest in or originate, in certain limited circumstances, mortgage loans, mezzanine loans and preferred equity investments. As of the date of this prospectus, we owned five apartment community properties. Because we have a limited portfolio of real estate investments, we are considered a blind pool.

We are offering up to $2,000,000,000 of shares of common stock in this primary offering for $         per share, with volume discounts available to investors who purchase more than $1,000,000 of shares. Discounts are also available for other categories of investors. We are also offering up to $760,000,000 of shares pursuant to our dividend reinvestment plan at an offering price initially equal to $         per share. We expect to offer shares of common stock in this primary offering until              , 2015.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 27 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares, and we have no plans to list our shares on an exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards and such sale complies with state and federal securities laws. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

•	No one may own more than 9.8% of our stock unless exempted by our board.

•

The offering price for shares of our common stock in this primary offering was established by adding selling commissions and dealer manager fees related to the distribution of the shares to an estimate of the value of our assets and liabilities. The offering price is not based on any public trading market. The estimate of the value of our assets and liabilities was prepared by our advisor and approved by our board of directors.

•	We depend on our advisor to conduct our operations.

•	We commenced real estate operations in October 2010 and have a limited operating history.

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All of our executive officers, some of our directors and other key real estate professionals are also officers, managers, directors, key professionals and/or holders of a controlling interest in our advisor, the sub-advisor, our dealer manager and other sponsor-affiliated entities. As a result, they face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs and investors advised by our sponsors. Fees paid to our advisor in connection with transactions involving the acquisition and management of our properties are based on the cost of the property, not on the quality of the investment or services rendered to us. This arrangement could influence our advisor to recommend riskier transactions to us.

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There is no assurance that we will raise the maximum offering amount. If we raise substantially less than the maximum offering amount, we may not be able to invest in as diverse a portfolio of real estate properties as we otherwise would and the value of your investment may vary more widely with the performance of specific assets. There is a greater risk that you will lose money in your investment if we have less diversity in our portfolio.

•	We will pay substantial fees and expenses to our advisor, affiliates of our sponsors and broker-dealers. These fees increase your risk of loss.

•

Until the proceeds from our public offerings are fully invested and from time to time during our operational stage, we expect to use proceeds from financings to fund distributions in anticipation of cash flow to be received in later periods, which may reduce the overall return on your investment. However, our organizational documents permit us to pay distributions from any source, including offering proceeds, which may constitute a return of capital. We have not established a limit on the amount of distributions that we may fund from sources other than from cash flows from operations. From inception through June 30, 2012, we declared aggregate distributions of $3.3 million, all of which were funded from debt financing.

•	We may incur debt causing our liabilities to exceed 75% of the cost of our tangible assets with the approval of the conflicts committee. Higher debt levels increase the risk of your investment.

•	Continued disruptions in the financial markets and uncertain economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public			Selling Commissions			Dealer Manager Fee			Net Proceeds (Before Expenses)
Primary Offering
Per Share	$		*	$		*	$		*	$
Total Maximum		$2,000,000,000.00	*		$130,000,000.00	*		$60,000,000.00	*		$1,810,000,000.00
Dividend Reinvestment Plan
Per Share	$				$0.00			$0.00		$
Total Maximum		$760,000,000.00			$0.00			$0.00			$760,000,000.00
*	Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the offering price.

The dealer manager, KBS Capital Markets Group LLC, our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $4,000.

We are offering up to $2,000,000,000 of shares in this primary offering until              , 2015. If we decide to continue this primary offering beyond              , 2015, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan after this primary offering terminates until we have sold $760,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond              , 2015. We may terminate this offering at any time.

The date of this prospectus is             , 2012.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama, Michigan, Ohio and Oregon – Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

•

California – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $150,000. In addition, shares will only be sold to California residents that have a liquid net worth of at least ten times their investment in us.

•

Iowa and Nebraska – Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, shares will only be sold to investors that have a liquid net worth of at least ten times their investment in us.

•

Kansas and Maine – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, and by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Massachusetts, Pennsylvania and Tennessee – Investors must have a liquid net worth of at least ten times their investment in us.

•	North Dakota – Investors must have a net worth of at least ten times their investment with us.

In addition, because the minimum offering amount is less than $133,333,333, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

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PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, the term “prospectus” refers to this prospectus as amended and supplemented. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

What is KBS Legacy Partners Apartment REIT, Inc.?

KBS Legacy Partners Apartment REIT, Inc. is a recently organized Maryland corporation that elected to qualify as a real estate investment trust, or REIT, beginning with the taxable year that ended December 31, 2010. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of equity investments in high quality apartment communities located throughout the United States. We expect that our portfolio will include “core” apartment buildings that are already well positioned and producing rental income, as well as more opportunity oriented properties at various phases of leasing, development, redevelopment or repositioning. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors. We may also invest in or originate, in certain limited circumstances, mortgage loans, mezzanine loans and preferred equity investments.

We commenced an initial public offering of shares of our common stock on March 12, 2010, pursuant to which we offered $2,000,000,000 of shares of our common stock at a price of $10.00 per share in the primary offering. We also offered $760,000,000 of shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. As of October 3, 2012, we had raised gross offering proceeds of approximately $106.3 million from the sale of 10,687,354 shares in our initial public offering, including shares sold under our distribution reinvestment plan.

As of the date of this prospectus, we owned five apartment communities. Because we have a limited portfolio of real estate investments, we are considered a blind pool.

Our external advisor, KBS Capital Advisors LLC, is responsible for conducting our operations and managing our portfolio of real estate investments. We have no paid employees.

Our office is located at 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 417-6520, and our web site address is www.kbslegacyreit.com.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are your investment objectives?

Our primary investment objectives are:

•	to preserve and return your capital contribution; and

•	to provide you with attractive and stable cash distributions.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize asset value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we will acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

Though we intend to authorize and declare daily distributions that will be paid on a monthly basis, we may be unable or limited in our ability to make distributions to our stockholders. Further, no public trading market for our shares currently exists and, until our shares are listed, if ever, it may be difficult for you to sell your shares. Until our shares are listed, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards and such sale complies with state and federal securities laws.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 27, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock, and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards and such sale complies with state and federal securities laws. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

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The offering price for shares of our common stock in this primary offering was established by adding selling commissions and dealer manager fees related to the distribution of the shares to an estimate of the value of our assets and liabilities. The offering price is not based on any public trading market. The estimate of the value of our assets and liabilities was prepared by our advisor and approved by our board of directors.

•	We depend on our advisor to select investments and conduct our operations.

•

We commenced real estate operations in October 2010 and have a limited operating history. Because, as of the date of this prospectus, we own only five real estate investments, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•

We may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus.

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All of our executive officers, some of our directors and other key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, the sub-advisor, our dealer manager and other sponsor-affiliated entities. As a result, our executive officers, some of our directors, some of our key real estate professionals, our advisor and its affiliates face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs and investors advised by our sponsors and conflicts in allocating time among us and these other programs and investors. Furthermore, these individuals may become employees of another program advised by our sponsors in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other programs advised by our sponsors. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

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Affiliates of our sponsors will receive fees in connection with transactions involving the purchase and management of our investments. These fees will be based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

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We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our sponsors could also receive significant payments even without our reaching the investment-

return thresholds were we to seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our sponsors’ familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our sponsors. Such an internalization transaction could result in significant payments to affiliates of our sponsors irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

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There is no assurance that we will raise the maximum offering amount in this offering. If we raise substantially less than the maximum offering amount, we may not be able to invest in as diverse a portfolio of real estate properties as we otherwise would and the value of your investment may vary more widely with the performance of specific assets. There is a greater risk that you will lose money in your investment if we have less diversity in our portfolio.

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We pay substantial fees to and expenses of our sponsors, our advisor, their affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment. For a summary of these fees, see “Prospectus Summary – What are the fees that you will pay to your sponsors, their respective affiliates and your directors?”

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Until the proceeds from our public offerings are fully invested and from time to time during our operational stage, we expect to use proceeds from financings to fund distributions in anticipation of cash flow to be received in later periods, which may reduce the overall return on your investment. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee. However, our organizational documents permit us to pay distributions from any source, including offering proceeds, which may constitute a return of capital. We have not established a limit on the amount of distributions that we may fund from sources other than from cash flows from operations. From inception through June 30, 2012, we declared aggregate distributions of $3.3 million, all of which were funded from debt financing.

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Our policies do not limit us from incurring debt until our liabilities would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. Once we have fully invested the proceeds of our public offerings, we expect our debt financing to be between 50% and 65% of the cost of our tangible assets (before deducting depreciation or other noncash reserves).

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If we are unable to locate attractive real estate investments while we are investing the proceeds of our public offerings, our distributions and the long-term returns of our investors may be lower than they otherwise would.

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Our future investments in real estate properties or, in certain limited circumstances, mortgage loans, mezzanine loans and preferred equity investments, may be affected by unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce the investment return to you.

•	Continued disruptions in the financial markets and uncertain economic conditions could adversely affect the value of investments we make.

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A concentration of our investments in the apartment community sector may leave our profitability, and ultimately our cash available for distribution to stockholders, vulnerable to a downturn or slowdown in the sector.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. There are five members of our board of directors, three of which are independent of our sponsors. Our charter requires that a majority of our directors be independent of our sponsors and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders.

Who is your advisor and what does the advisor do?

KBS Capital Advisors LLC, an affiliate of ours, is our advisor. As our advisor, KBS Capital Advisors is responsible for managing our day-to-day operations and for identifying and making investments in real estate properties on our behalf, subject to the supervision of our board of directors. Subject to the terms of the advisory agreement between KBS Capital Advisors and us, KBS Capital Advisors will delegate certain advisory duties to KBS-Legacy Apartment Community REIT Venture, LLC, which is a joint venture among KBS Capital Advisors and Legacy Partners Residential Realty LLC, and which we generally refer to throughout this prospectus as the “sub-advisor.” Notwithstanding such delegation to the sub-advisor, KBS Capital Advisors retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

As a result of the joint venture arrangement among KBS Capital Advisors and Legacy Partners Residential Realty LLC, we consider ourselves to be co-sponsored by the individuals who own and control KBS Capital Advisors and by the individuals who indirectly through their trusts own and control Legacy Partners Residential Realty LLC. Unless context dictates otherwise, throughout this prospectus we generally refer collectively to the individuals who own and control KBS Capital Advisors, as our “KBS sponsors.” We generally refer collectively to Legacy Partners Residential Realty LLC, and the individuals who indirectly through their trusts own and control it, as our “Legacy sponsors.”

Pursuant to the operating agreement of the sub-advisor, Legacy Partners Residential Realty LLC is assigned direct responsibility for sourcing and proposing target properties for investment by us, managing the acquisition process for investments approved by our board of directors and performing asset management services related to our investments. KBS Capital Advisors retains direct responsibility for managing our compliance and reporting functions under securities laws applicable to our business, managing all of our accounting and financial reporting functions, managing our tax matters and providing marketing, investor-relations and other administrative services on our behalf. Compensation received by KBS Capital Advisors pursuant to the advisory agreement is assigned to the sub-advisor, from which it is then distributed to KBS Capital Advisors and to Legacy Partners Residential Realty LLC in accordance with the sub-advisor’s operating agreement.

An investment and management committee of the sub-advisor, composed of two representatives appointed by Legacy Partners Residential Realty LLC and three representatives appointed by KBS Capital Advisors, approves major decisions of the sub-advisor, including the final approval of all investments to recommend to our advisor for investment. Based on these determinations, KBS Capital Advisors recommends investments to our board of directors and our board of directors, or a majority of the conflicts committee that constitutes a majority of our board of directors, approves all proposed investments.

What is the experience of your advisor?

KBS Capital Advisors is a limited liability company that was formed in the State of Delaware on October 18, 2004. As of the date of this prospectus, our advisor’s operations have consisted of serving as the external advisor to KBS Real Estate Investment Trust, Inc., KBS Real Estate Investment Trust II, Inc., KBS Strategic Opportunity REIT, Inc., our company and KBS Real Estate Investment Trust III, Inc. KBS REIT I and KBS REIT II launched their initial public offerings and commenced real estate operations in 2006 and 2008 respectively. KBS Strategic Opportunity REIT launched its initial public offering in 2009 and commenced real estate operations in 2010. KBS REIT III launched its initial public offering in 2010 and commenced real estate operations in 2011.

What is the experience of your Legacy sponsors?

C. Preston Butcher, W. Dean Henry, and Guy K. Hays indirectly through their trusts own and control Legacy Partners Residential Realty LLC, a limited liability company formed in the State of Delaware on July 10, 2009 to be the co-manager of the sub-advisor. Together with Legacy Partners Residential Realty LLC, we generally refer to these individuals as our “Legacy sponsors.” Messrs. Butcher, Henry and Hays work together and, directly or through their trusts, are also owners and/or officers of Legacy Partners Residential, Inc. (“LPRI”), which oversees the management and operations of all of its affiliated Legacy residential related entities (LPRI and Legacy Partners Residential Realty LLC together with all such affiliated Legacy residential related entities are hereinafter collectively referred to as “Legacy Residential”). These individual Legacy sponsors also actively participate in the management and operations of Legacy Residential. Mr. Butcher, directly or through a trust, is also an owner, partner, manager, officer and/or director of various other entities affiliated with Legacy Partners Commercial, LLC which are involved directly or indirectly through other entities in the acquisition, development, ownership and management of commercial properties (all of such entities other than the entities comprising Legacy Residential are hereinafter collectively referred to as “Legacy Commercial”).

Mr. Butcher has been involved exclusively in real estate acquisitions, development, financing, asset and property management, and dispositions for over 40 years. He joined Lincoln Property Company in 1968 and was President of the Western Region until 1998, at which time he became Chairman of the Board and Chief Executive Officer of LPRI. Since August 2012, Mr. Butcher serves only as Chairman of LPRI. In 1999, Mr. Butcher purchased the interests of the other Lincoln Property Company shareholders in the Western Region operations and continued these operations under the new “Legacy Partners” name. Focusing on high-quality U.S. real estate for institutional investors and high net worth individuals, Mr. Butcher has been integral to Legacy Residential’s and Legacy Commercial’s success and growth into a nationally recognized manager and operator of multifamily and commercial real estate investments, respectively. Mr. Butcher serves on the Executive Committee of the National Multi-Housing Council and the Board of Trustees for the Urban Land Institute. He

is a member of the Policy Advisory Board of the Center for Real Estate at the University of California at Berkeley, and is a Director of the Charles Schwab Corporation and NorthStar Realty Finance Corporation.

Mr. Henry is Chief Executive Officer of LPRI and has been involved exclusively in multifamily real estate acquisitions/development, financing, asset and property management, and dispositions for over 40 years. He joined Lincoln Property Company in 1973, was promoted to Senior Vice President in charge of all residential operations of the Western Region in 1995, and then became the President and Chief Operating Officer of LPRI in 1998. Mr. Henry served as President only of LPRI from 2001 through August 2012, when he was appointed Chief Executive Officer. Mr. Henry is widely recognized as a leading expert on multifamily real estate and is frequently invited to speak at conferences and participate in industry panels. Mr. Henry serves on the Executive Committee of the National Multi-Housing Council. He is a member of the Policy Advisory Board of the Center for Real Estate at the University of California at Berkeley. He is an active member of the Urban Land Institute and is a former Board Member of Mercy Housing, a non-profit affordable housing organization which has participated in the development, preservation and/or financing of more than 36,900 affordable homes in the United States. Mr. Henry currently serves as Chairman of the Multifamily Leadership Board of the National Association of Home Builders.

Mr. Hays is President of LPRI and has been involved exclusively in multifamily real estate acquisitions/development, financing, asset and property management, and dispositions for over 30 years. He joined Lincoln Property Company in 1986, was promoted to Vice President of Finance for all residential operations of the Western Region in 1995, and became Senior Vice President – Finance of LPRI in 1998, then Senior Vice President and Chief Financial Officer – Residential in 2001, Senior Managing Director and Chief Financial Officer in January 2008, Executive Managing Director and Chief Financial Officer in January 2009, and since August 2012, President. Prior to joining Lincoln Property Company in 1986, Mr. Hays was with Kenneth Leventhal and Company, a CPA firm specializing in real estate, in Dallas, Texas where he earned his Certified Public Accountant designation. Mr. Hays is an active member of the National Multi-Housing Council and serves on the Multifamily Council of the Urban Land Institute.

Messrs. Butcher and Henry have been working together with Legacy Residential entities and/or Lincoln Property Company for nearly 40 years, and Messrs. Butcher, Henry and Hays for over 26 years.

Other key real estate professionals with Legacy Residential entities include Jeffrey Byrd, Kerry Nicholson, Timothy O’Brien, Spencer Stuart, Carol Foster, and Robert Calleja. These individuals have over 28 years of real estate industry experience, on average, and over 15 years with Legacy Residential entities and/or Lincoln Property Company, on average. They have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in property selection, acquisitions/development, financing, asset and property management, and dispositions. Together with Messrs. Butcher, Henry, and Hays, these individuals comprise the Investment Acquisition and Management Committee at Legacy Residential.

Historically, the investment strategy of Legacy Residential has been threefold:

1.	To identify and acquire/develop attractive multifamily real estate investment opportunities that meet the investment criteria of their investors;

2.	To aggressively manage and add value to each asset acquired/developed; and

3.	To execute a well-defined exit strategy in order to achieve the investment objectives of their clients.

We believe that the experience of our Legacy sponsors and the team of key real estate professionals they have assembled to manage our acquisitions, development, operations, and dispositions, combined with their disciplined investment approach, will allow us to successfully execute the business model. The experience of the Legacy sponsors includes:

•	Identifying and acquiring/developing almost 70,000 residential units exceeding $5.5 billion of cost since 1968;

•	Selling over 62,000 residential units exceeding $5.4 billion of proceeds;

•

Sponsoring a $269 million residential real estate program commencing in 2002 for a large institutional investor, and acquiring and developing/rehabilitating four large multifamily and multifamily mixed-use assets totaling over 1,600 units and $600 million in total cost; and

•

Since 1995, acting as a sub-advisor to numerous large institutional investor clients in connection with identifying and acquiring/developing $2.6 billion of residential real estate across 56 properties with a total of 17,900 units - and formulating and executing investment strategies to meet each of these client’s unique investment objectives.

What is the experience of your KBS sponsors?

Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. control and indirectly own our advisor and the dealer manager of this offering. We generally refer to these individuals as our “KBS sponsors.” All four of our KBS sponsors actively participate in the management and operations of our advisor, and our advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber.

Our KBS sponsors work together at KBS Capital Advisors with their team of real estate professionals. Three key real estate professionals at KBS Capital Advisors, James Chiboucas, David E. Snyder and Stacie K. Yamane, will be significantly involved in our operations and each has over 16 years of direct real estate experience. These professionals have been responsible for overseeing and managing several public and private real estate programs through multiple real estate cycles in their careers. Although we expect our Legacy sponsors and the real estate professionals associated with Legacy Partners Residential Realty LLC to perform day-to-day duties related to the acquisition and asset management of our investments, our KBS sponsors and the professionals associated with them will be critical to our success due in part to their significant expertise and experience in sponsoring and managing public REIT programs.

On January 27, 2006, our KBS sponsors launched the initial public offering of KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I in this prospectus. As of December 31, 2011, KBS REIT I had accepted aggregate gross offering proceeds of approximately $1.9 billion, including $222.6 million from shares issued pursuant to its dividend reinvestment plan. Of the amount raised pursuant to its dividend reinvestment plan, as of December 31, 2011, $62.4 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008. On April 22, 2008, our KBS sponsors launched the initial public offering of KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II in this prospectus. As of December 31, 2011, KBS REIT II had accepted aggregate gross offering proceeds of approximately $1.9 billion, including $134.3 million from shares issued pursuant to its dividend reinvestment plan. Of the amount raised pursuant to its dividend reinvestment plan, as of December 31, 2011, $48.9 million had been used to fund share redemptions pursuant to its share redemption program. KBS REIT II ceased offering shares in its primary initial public offering on December 31, 2010. Our sponsors are also sponsoring another public real estate investment trust, KBS Strategic Opportunity REIT, which commenced its initial public offering on November 20, 2009. As of December 31, 2011, KBS Strategic Opportunity REIT had accepted aggregate gross offering proceeds of approximately 217.6 million, including $4.1 million from shares issued pursuant to its dividend reinvestment plan. On February 4, 2010, our KBS sponsors filed a registration statement related to a new public real estate investment trust, KBS Real Estate Investment Trust III, Inc., which we refer to as KBS REIT III in this prospectus. KBS REIT III launched its initial public offering on October 26, 2010. As of December 31, 2011, KBS REIT III had accepted aggregate gross offering proceeds of approximately $104.0 million, including $0.7 million from shares issued pursuant to its dividend reinvestment plan. Our advisor is also the external advisor of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT, and our KBS sponsors are directors and/or executive officers of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT. Through their affiliations with KBS REIT I, KBS REIT II and KBS Capital Advisors, as of December 31, 2011, our sponsors have overseen the investment in and management of over $6.4 billion of real estate and real estate-related investments on behalf of the investors in KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT.

Since 1992, Messrs. Bren and Schreiber have teamed to invest in, manage and sell real estate and real estate-related investments on behalf of institutional investors. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors, a registered investment advisor with the SEC and a nationally recognized real estate investment advisor. When we refer to a “KBS-sponsored” fund or program, we are referring to the private entities sponsored by an investment advisor affiliated with Messrs. Bren and Schreiber, and KBS REIT I, KBS REIT II , KBS REIT III and KBS Strategic Opportunity REIT, the public, non-traded REITs that are currently being sponsored by Messrs. Bren, Hall, McMillan and Schreiber. When we refer to a “KBS-advised” investor, we are referring to institutional investors that have engaged an investment advisor affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Messrs. Bren and Schreiber each have been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 38 years. Over that time, Messrs. Bren and Schreiber have developed extensive experience investing in and managing a broad range of real estate assets classes, including multifamily residential real estate. During the 21-year period from 1970 to 1991 when Mr. Bren was a senior partner of Lincoln Property Company, it financed, developed, leased and managed more than 135,000 apartment units. Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2008) sponsoring 14 private real estate funds that have invested over $3.1 billion (including equity, debt and investment of income and sales proceeds) in 286 real estate assets. Of this amount, approximately $104 million has been invested in 20 multifamily residential-related real estate assets. In addition to their experience with these 14 funds, investment advisors affiliated with Messrs. Bren and

Schreiber have also been engaged by four institutional investors to recommend real estate acquisitions and manage some of their investments. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled over $3.9 billion.

With respect to the experience of Messrs. Hall and McMillan, each has over 28 years of experience in real estate-related investments. Prior to founding KBS Capital Advisors with Messrs. Bren and Schreiber, Messrs. Hall and McMillan founded Willowbrook Capital Group, LLC, an asset-management company, in 2000. Before forming Willowbrook, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.

Do you expect any of the institutions that invested in the private Legacy- or KBS-sponsored funds or that have been advised by your affiliates to invest in this offering?

We believe such institutional investors are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $         per share.

How will you select potential properties for acquisition?

Our sponsors believe that successful multifamily real estate investment requires a disciplined approach that results in favorable acquisition pricing, effective asset and property management, and the timely disposition of assets. As such, our Legacy sponsors and their team of real estate professionals have developed a highly disciplined investment and management approach that combines their extensive experience with a structured program that features thorough market research, stringent underwriting standards, aggressive asset and property management, and a well-defined exit strategy for every asset. Working on our behalf in conjunction with our advisor, these real estate professionals will utilize the Legacy approach to acquire a diverse portfolio of multifamily residential properties that we expect to include “core” apartment buildings that are already well positioned and producing rental income, as well as more opportunity oriented properties at various phases of leasing, development, redevelopment or repositioning. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors.

How has your portfolio performed to date?

This question is best answered with a summary presentation of our selected financial data.

Summary Selected Financial Data

The following selected financial data for the six months ended June 30, 2012 and 2011, and the year ended December 31, 2011, should be read in conjunction with “Selected Information Regarding our Operations — Selected Financial Data” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto that are incorporated by reference into this prospectus (in thousands, except share and per share amounts).

	As of June 30, 2012	As of December 31, 2011
Balance Sheet Data:
Total assets	$204,416	$60,521
Investments in real estate, net	$179,863	$34,592

	As of June 30, 2012	As of December 31, 2011
Notes payable	$138,365	$24,077
Stockholders’ equity	$60,079	$34,181

	Six Months Ended June 30, 2012		Six Months Ended June 30, 2011		Year Ended December 31, 2011
Operating Data:
Revenues		$5,833		$2,632	$5,372
Property operating and maintenance		$1,470		$736	$1,503
General and administrative expense		$984		$597	$1,384
Net loss	$	(5,954)	$	(1,741)	$(2,093)
Net loss per common share - basic and diluted	$	(0.88)	$	(2.16)	$(1.21)
Distributions declared		$2,194		$256	$1,127
Distributions declared per common share		$0.322		$0.322	$0.650
Weighted average number of shares outstanding, basic and diluted		6,801,101		804,495	1,734,410

Other Data:
Cash flows used in operating activities	$	(840)	$	(146)	$(1,845)
Cash flows used in investing activities		$(148,427)	$	(403)	$(595)
Cash flows provided by (used in) financing activities		$147,260		$(863)	$22,387

Summary Information Regarding Funds from Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity REIT. We compute FFO in accordance with the current National Association of Real Estate Investment Trust (“NAREIT”) definition. FFO represents net income, excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with U.S. generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance. In addition, FFO is not indicative of cash flow available to fund the company’s cash need, including distributions to stockholders, and should not be considered as an alternative to cash flow from operations, or as an indication of the company’s liquidity.

Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the three and six months ended June 30, 2012 (in thousands):

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Net loss	$(4,880)	$(5,954)
Depreciation of real estate assets	986	1,307
Amortization of lease-related costs	1,632	1,849

FFO	$(2,262)	$(2,798)

Summary Information Regarding Our Distributions

The following table summarizes the distributions we have declared and paid and the cash flow from operations during our last fiscal year and current fiscal year to date. This information should be considered in conjunction with the more detailed discussions of our distributions and our distribution policy under “Description of Stock – Distributions.”

			Distributions Paid
Period	Distributions Declared	Distribution Declared Per Share	Cash	Reinvested	Total	Cash Flows From (Used in) Operating Activities
First Quarter 2011	$79	$0.160	$33	$20	$53	$(302)
Second Quarter 2011	177	0.162	97	48	145	156
Third Quarter 2011	300	0.164	159	90	249	(476)
Fourth Quarter 2011	571	0.164	264	192	456	(1,223)
First Quarter 2012	907	0.160	449	340	789	(1,899)
Second Quarter 2012	1,287	0.162	671	507	1,178	1,059

	$3,321	$0.972	$1,673	$1,197	$2,870	$(2,685)

For the year ended December 31, 2011, we paid aggregate distributions of $0.9 million, including $0.5 million of distributions paid in cash and $0.4 million of distributions reinvested through our dividend reinvestment plan. Cash flow used in operations for the year ended December 31, 2011, was $1.8 million. We funded 100% of total distributions paid for the year ended December 31, 2011, which includes cash distributions and dividends reinvested by stockholders, with debt financing.

For the six months ended June 30, 2012, we paid aggregate distributions of $2.0 million, including $1.1 million of distributions paid in cash and $0.9 million of distributions reinvested through our dividend reinvestment plan. Negative FFO for the six months ended June 30, 2012 was $2.8 million and cash flow used in operations was $0.8 million. We funded our total distributions paid, which includes cash distributions and dividends reinvested by stockholders, with debt financing. See the reconciliation of FFO to net loss above.

From inception through June 30, 2012, we paid aggregate distributions of $3.3 million, including net cash distributions and dividends reinvested by stockholders, all of which were funded with debt financing, and our cumulative net loss for the same period was $10.1 million. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

What types of investments will you make in the equity securities of other companies?

We may make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. If we make such investments, we will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of our public offerings, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

We will make investments in other entities when we consider it more efficient to acquire an entity that already owns properties meeting our investment objectives than to acquire such properties directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of our public offerings, our debt financing will be between 50% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). There is no limitation on the amount we may borrow for the purchase of any single property. Our charter limits our liabilities to 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing.

From time to time, our debt financing may be below 50% of the cost of our tangible assets due to the lack of availability of debt financing. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors and could also be accompanied by restrictive covenants. High levels of debt could also increase the risk of being unable to refinance when loans become due, or of being unable to refinance on favorable terms, and the risk of loss with respect to assets pledged as collateral for loans.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through KBS Legacy Partners Limited Partnership, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS Legacy Partners Holdings LLC, is the sole limited partner of the Operating Partnership. We will present our financial statements, operating partnership income, expenses, and depreciation on a consolidated basis with KBS Legacy Partners Holdings LLC and our Operating Partnership. Neither subsidiary will file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through the Operating Partnership and KBS Legacy Partners Holdings LLC to us as each of these subsidiary entities will be disregarded for federal tax purposes. These tax items will not generally flow through us to the investors however. Rather, our net income and net capital gain will effectively flow through us to the shareholders as and when dividends are paid to our shareholders. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

What conflicts of interest do your sponsors face?

KBS Capital Advisors and Legacy Partners Residential Realty LLC, and their respective affiliates and personnel, experience conflicts of interest in connection with the management of our business.

KBS Capital Advisors is also the external advisor to KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT. Messrs. Bren, Hall, McMillan and Schreiber, our KBS sponsors, indirectly own and control KBS Capital Advisors. Messrs. Bren and McMillan are two of our executive officers, and Mr. Bren is also one of our directors. Messrs. Bren, Hall, McMillan and Schreiber are executive officers of KBS REIT I, KBS REIT II and KBS REIT III, and Messrs. McMillan and Schreiber are also directors of KBS REIT I, KBS REIT II and KBS REIT III. Messrs. Hall and McMillan are executive officers and directors of KBS Strategic Opportunity REIT. In addition, Messrs. Bren and Schreiber and their team of real estate professionals are also key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate properties and real estate-related assets.

Similarly, Messrs. Butcher, Henry and Hays, our individual Legacy sponsors, will face conflicts of interest due to their existing obligations to other programs. Mr. Butcher is Chairman of the Board of Legacy Partners Residential, Inc., a firm that together with Legacy Commercial and other affiliated entities manages a commercial and residential real estate portfolio currently valued at approximately $4 billion. Mr. Butcher, through Legacy Commercial affiliated entities, is integral to the management of Legacy Partners Realty Funds I, II & III. For more information, see “Prior Performance Summary – Legacy Partners Realty Fund I, Legacy Partners Realty Fund II and Legacy Partners Realty Fund III.” Mr. Henry is Chief Executive Officer of Legacy Partners Residential, Inc., for which Mr. Hays acts as President. Messrs. Butcher, Henry and Hays have all been involved in the management of the Legacy Partners Affordable Housing Fund, LLC (“Legacy Partners

Affordable Housing Fund”). For more information, see “Prior Performance Summary – Legacy Partners Affordable Housing Fund.”

Some of the material conflicts that our sponsors and their respective affiliates will face include the following:

•	Our sponsors and their teams of professionals have to allocate their time between us and other programs and activities in which they are involved;

•

Because other programs sponsored by our sponsors may conduct public offerings concurrently with this offering, we may have to compete with other programs sponsored by our sponsors for the same investors when raising capital;

•

Our sponsors and their affiliates receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	Our dealer manager, KBS Capital Markets Group, is an affiliate of KBS Capital Advisors and will receive fees in connection with our public offerings of equity securities;

•	The negotiations of the advisory agreement and the dealer manager agreement (including the substantial fees KBS Capital Advisors and its affiliates receive thereunder) were not at arm’s length;

•

KBS Capital Advisors may terminate the advisory agreement without penalty upon 60 days’ written notice. Upon termination of the advisory agreement by either party, KBS Capital Advisors may be entitled to receive a termination fee in the form of a promissory note that becomes due only upon the sale, exchange or other disposition of one or more assets, and the fee is payable solely from the proceeds from the sale, exchange or other disposition of an asset and future asset sales, exchanges or dispositions. The amount of the fee would be 15% of the amount, if any, by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8.0% per year cumulative, non-compounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. Therefore, if the ultimate liquidation value of our assets were to decline relative to the appraised value of our assets as of the termination date of the advisory agreement, we may be obligated to pay a termination fee even if our stockholders do not ultimately receive an 8.0% per year cumulative, non-compounded return on their investment in us. The termination fee would be reduced by the amount of any prior payment to the advisor of a subordinated participation in net cash flows;

•

We may seek stockholder approval to internalize our management by acquiring assets and the key real estate professionals at our advisor and its affiliates for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, the real estate professionals at our advisor that become our employees may receive more compensation than they receive from our advisor or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests; and

•

The key real estate professionals associated with KBS Capital Advisors may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs.

What is your organizational structure?

The following chart shows the general structure and ownership of our company and the management relationship between the advisor and us:

(1) Peter McMillan III is our Executive Vice President.

(2) Peter M. Bren is our President and one of our directors. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls PBren Investments, L.P.

(3) Other than de minimis amounts owned by family members or trusts, Mr. Schreiber indirectly owns and controls Schreiber Real Estate Investments, L.P.

(4) As trustee of the Preston Butcher Legacy Partners Business Assets Revocable Trust u/d/t dated May 12, 2003. C. Preston Butcher is Chairman of our Board of Directors.

(5) As trustee of the W. Dean Henry Legacy Partners Business Assets Revocable Trust u/d/t dated February 20, 2004 (Amended and Restated December 14, 2011). W. Dean Henry is our Chief Executive Officer.

(6) As trustee of the Hays 2009 Revocable Trust u/d/t dated November 12, 2009. Guy K. Hays is our Executive Vice President.

(7) Our advisor has agreed to grant to the sub-advisor an assignment of our advisor’s rights to receive the following payments under the advisory agreement: (i) the acquisition advisory fee; (ii) the asset management fee; (iii) any construction and development fees we pay to our advisor; (iv) any disposition fee we pay to our advisor; (v) any incentive fee or termination fee we pay to our advisor; and (vi) all reimbursements of organization and offering expenses (except for those relating to the salaries and benefits of the accounting and reporting employees of our advisor) that we reimburse to our advisor pursuant to the advisory agreement, but only to the extent funded by the sub-advisor. The sub-advisor’s limited liability company operating agreement in turn delineates the allocation and distribution priorities of these amounts between our advisor and Legacy Partners Residential Realty LLC, the two sole members of the sub-advisor. For a description of the fees and reimbursements subject to the assignment, see “Management Compensation.”

(8) As of the date of this prospectus, KBS-Legacy Apartment Community REIT Venture, LLC owns 20,000 shares of our common stock, which it acquired in exchange for an initial investment of $200,000.

(9) We are the sole member and manager of KBS Legacy Partners Holdings LLC. KBS Legacy Partners Holdings LLC is the sole limited partner of, and owns a 99.9% partnership interest in, KBS Legacy Partners Limited Partnership. We are the sole general partner of, and own the remaining 0.1% partnership interest in, KBS Legacy Partners Limited Partnership.

As of the date of this prospectus, our sponsors have not received any compensation from us for services provided in their capacity as principals of KBS Capital Advisors or Legacy Partners Residential Realty LLC, or their respective affiliates. In connection with our public offerings, we pay or reimburse our advisor and its affiliates for the services described below.

What are the fees that you will pay to your sponsors, their respective affiliates and your directors?

Our sponsors and their respective affiliates will receive compensation and reimbursement for services relating to our public offerings and the investment and management of our assets. We also compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. Selling commissions and dealer manager fees may vary for different categories of purchasers. With respect to development services, construction services and property management services, although we do not rely exclusively on, nor have a written agreement to exclusively receive services from affiliates of our Legacy sponsors, our advisor may seek such services from our Legacy sponsors. All such service transactions would be subject to approval by our conflicts committee as fair and reasonable and on terms no less favorable than those available from unaffiliated third parties. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $         price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)

	Organization and Offering Stage

Selling Commissions	Up to 6.5% of gross offering proceeds in this primary offering; no selling commissions are payable on shares sold under the dividend reinvestment plan; all selling commissions are reallowed to participating broker-dealers.	$130,000,000

Dealer Manager Fee	Up to 3.0% of gross offering proceeds in this primary offering; the dealer manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance; no dealer manager fee is payable on shares sold under the dividend reinvestment plan.	$60,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)
Other Organization and Offering Expenses	We reimburse our advisor for organization and offering costs it incurs on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in this primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $17,344,061 or 0.63% of gross offering proceeds. However, if we raise less than the maximum offering amount, our organizational and offering costs as a percentage of gross offering proceeds would increase from this estimate and the percentage of offering proceeds available for investment would decrease accordingly. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers.	$17,344,061

	Acquisition and Development Stage

Acquisition Advisory Fees

1.0% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments and budgeted capital improvement costs. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition advisory fee payable to our advisor.

Our charter limits our ability to make an investment if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

		$17,660,207 (maximum offering and no debt)/ $50,457,735 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Development Fees	In the event we engage an affiliate of one of our sponsors to provide development services with respect to a particular property, we will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)
Construction Fees	In the event we engage an affiliate of one of our sponsors to provide construction services with respect to a particular property, we will pay a construction fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Actual amounts are dependent upon usual and customary construction fees for specific projects and therefore the amount cannot be determined at the present time.

Acquisition Expenses	Reimbursement of customary acquisition expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of the advisor), costs of due diligence, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these expenses will average approximately 0.6% of the contract purchase prices of our real property acquisitions.	Actual amounts are dependent upon the total equity and debt capital we raise, the cost and location of our investments and the results of our operations; we cannot determine these amounts at the present time.

Operational Stage

Asset Management Fees	Monthly fee equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we own and of our investments in joint ventures, including acquisition expenses, any debt attributable to such investments and budgeted capital improvement costs.	Actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Property Management Fees	In the event we engage an affiliate of our Legacy sponsors to provide property management services with respect to a particular property, we will pay a property management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and therefore cannot be determined at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)
Other Operating Expenses

We will reimburse our advisor for costs of providing services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. Commencing July 1, 2010, we have reimbursed our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, our advisor may seek reimbursement for additional employee costs. However, we will not reimburse the advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition or disposition fees (other than reimbursement of travel and communications expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.

Additionally, we have agreed to reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform, or the AIP Platform, with respect to certain accounts of our investors serviced through the AIP Platform.

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations, and the number of our shares serviced through the AIP Platform; we cannot determine these amounts at the present time.

Independent Director Compensation	We pay each of our independent directors an annual retainer of $40,000. We also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)

Operational and Liquidation/Listing Stage

Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national exchange)	After investors in our offerings have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption plan, and (ii) an 8.0% per year cumulative, non-compounded return on such net invested capital, KBS Capital Advisors is entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise, for which full consideration is not already paid in cash or property of equivalent value for services rendered. The 8.0% per year cumulative, non-compounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, non-compounded, annual return of 8.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, non-compounded, annual return of 8.0% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8.0% per year cumulative, non-compounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to participate in our net cash flows. In fact, if KBS Capital Advisors is entitled to participate in our net cash flows, the returns of our stockholders will differ, and some may be less than an 8.0% per year cumulative, non-compounded return. This fee is payable only if we are not listed on an exchange.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)
Subordinated Performance Fee due upon termination of the advisory agreement (payable only if we are not listed on a national exchange)	Upon termination of our advisory agreement, KBS Capital Advisors may be entitled to receive a subordinated termination fee in the form of a promissory note that becomes due only upon the sale, exchange or other disposition of one or more of our assets, and the fee would be payable solely from the proceeds from the sale, exchange or other disposition of an asset and future asset sales, exchanges or dispositions. The amount of the fee would be 15% of the amount, if any, by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption plan, and an 8.0% per year cumulative, non-compounded return on such net invested capital; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. The fee would be reduced by the amount of any prior payment to the advisor of a subordinated participation in net cash flows. This fee is payable only if we are not listed on a national exchange.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, the charter would require that our conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties. Although we are most likely to pay disposition fees to our advisor or an affiliate during our liquidation stage, these fees may also be incurred during our operational stage.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)
Subordinated Incentive Listing Fee (payable only if we are listed on a national exchange)	Upon listing our common stock on a national securities exchange, a fee equal to 15.0% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us (including distributions that may constitute a return of capital for federal income tax purposes) prior to listing exceeds (ii) the sum of our stockholders’ net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption plan, and the amount of cash flow necessary to generate an 8.0% per year cumulative, non-compounded return on such amount. The 8.0% per year cumulative, non-compounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, non-compounded, annual return of 8.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, non-compounded, annual return of 8.0% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8.0% per year cumulative, non-compounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to receive the listing fee. In fact, if KBS Capital Advisors is entitled to the listing fee, the returns of our stockholders will differ, and some may be less than an 8.0% per year cumulative, non-compounded return.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

How many real estate investments do you currently own?

As of the date of this prospectus, we owned five properties. Because we are still investing proceeds from our public offerings, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative. As significant investments become probable, we will supplement this prospectus to provide information regarding the likely investment. We will also describe material changes to our portfolio, including the closing of significant acquisitions, by means of supplements to this prospectus.

The following is a summary of our real property investments as of the date of this prospectus:

Property	Location	Date Acquired	Number of Units	Purchase Price (1) (in thousands)	Monthly Rent (2)	Average Monthly Rent per Leased Unit (3)	Occupancy
Legacy at Valley Ranch	Irving, TX	10/26/2010	504	$36,713	$441,109	$909	96%
Popular Creek	Schaumberg, IL	02/09/2012	196	27,772	213,346	1,153	94%
The Residence at Waterstone	Pikesville, MD	04/06/2012	255	66,718	410,263	1,815	89%
Legacy Crescent Park	Greer, SC	05/03/2012	240	21,255	181,616	779	97%
Legacy at Martin’s Point	Lombard, IL	05/31/2012	256	36,106	279,210	1,140	96%

			1,451	$188,564	$1,525,444	$1,051	95%

(1) Purchase price includes acquisition fees and closing costs.

(2) Monthly rent is based on the aggregate contractual rent from leases in effect as of June 30, 2012, adjusted to reflect any contractual tenant concessions.

(3) Monthly rent per leased unit is calculated as the aggregate contractual rent from leases in effect as of June 30. 2012, adjusted to reflect any contractual tenant concessions, divided by the number of leased units.

Will you acquire properties or other assets in joint ventures?

Probably. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We may also want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size, investment type or investment risk. In determining whether to invest in a particular joint venture, we will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments. We may also invest in or originate certain mezzanine loans or preferred equity investments in relation to such joint venture investments.

What steps will you take to make sure you purchase environmentally compliant properties?

We will obtain a Phase I environmental assessment of each property purchased and, in our discretion, may obtain additional environmental assessments. We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property.

If I buy shares, will I receive distributions and how often?

We have and expect to continue to authorize and declare distributions based on daily record dates. We expect to pay distributions on a monthly basis. The rate will be determined by the board of directors based on our financial condition and such other factors as our board of directors deems relevant. The board of directors has not pre-established a percentage range of return for the immediate distributions to the stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders. To date, we have authorized and declared distributions based on daily record dates for each day during the period commencing December 16, 2010 through February 28, 2012 and March 1, 2012 through October 31, 2012, and we pay these distributions on a monthly basis.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its fees under the advisory agreement. Our distribution policy is not to use the proceeds of our public offerings to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from our public offerings or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of KBS Legacy Partners REIT — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

May I reinvest my distributions in shares of KBS Legacy Partners Apartment REIT?

Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The offering price for shares purchased under the dividend reinvestment plan will initially be $        . No selling commissions or dealer manager fees will be payable on shares sold under our dividend reinvestment plan. We may amend or terminate the dividend reinvestment plan for any reason at any time upon ten days’ notice to the participants. We will provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the dividend reinvestment plan at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will generally not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. Because each investor’s tax considerations are different, we suggest that you consult with your tax advisor in this regard.

Will you register as an investment company?

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Depending on the nature of our portfolio, we believe that we and our Operating Partnership may be able to satisfy both tests above. With respect to the 40% test, we expect that most of the entities through which we and our Operating Partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

We expect that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership will be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters.

If, however, the value of the subsidiaries of our Operating Partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our Operating Partnership, then we and our Operating Partnership may seek to rely on the exception from registration under Section 3(c)(6) if we and our Operating Partnership are “primarily engaged,” through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

Regardless of whether we and our Operating Partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. To the extent that the SEC staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC staff could further inhibit our ability to pursue the strategies we have chosen.

How did you determine the offering price for shares of common stock to be raised in this offering?

The offering price for our shares of common stock in this follow-on public offering was established by adding selling commissions and dealer manager fees related to the distribution of the shares to an estimate of the value of our assets and liabilities as of             , 2012. The offering price is not based on any public trading market.

On             , 2012, exclusively for the purpose of establishing the offering price for shares to be sold in this offering, our board of directors approved an estimated value per share of our common stock of $        , based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding, all as of             , 2012. The estimated value per share was based upon the recommendation and valuation of our external advisor, based on the methodologies and assumptions described in this prospectus under the heading “Valuation Methodology.” With regard to the valuation of our real estate properties, we engaged a third-party real estate valuation firm to review the assumptions and methodologies applied by our advisor in accordance with a set of limited procedures. The third-party real estate valuation firm reviewed our advisor’s real estate valuations, and the methodologies and assumptions used in determining our advisor’s valuation conclusions (including capitalization rates, discount rates and estimated cash flows), and shared with our board of directors its views regarding the reasonableness of such methodologies and valuation conclusions. Nothing in the third party firm’s report caused the board of directors to question the reasonableness of the advisor’s valuation of our real estate. After considering all information provided in light of the board of directors’ extensive knowledge of our assets, the board of directors unanimously agreed upon the estimated value per share, which determination is ultimately and solely the responsibility of the board of directors.

Financial Industry Regulatory Authority (“FINRA”) rules provide no guidance on the methodology an issuer must use to determine its estimated value per share. As with any valuation methodology, our advisor’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share does not represent the fair value of our assets less our liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of our assets and liabilities or the amount our shares of common stock would trade at on a national securities exchange.

How will you use the proceeds raised in this offering?

We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of equity investments in high quality apartment communities located throughout the United States. We may also invest in or originate, in certain limited circumstances, mortgage loans, mezzanine loans and preferred equity investments. Depending primarily upon the number of shares we sell in this offering and assuming a $         offering price for shares sold in this primary offering, we estimate that we will use 83.66% to 88.30% of the gross proceeds from the primary offering, or between $         and $         per share, for investments. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate investments. Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate promptly.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; future funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition advisory fees to our advisor; and the repayment of debt.

	$2,760,000,000 of Shares
	Primary Offering ($2,000,000,000 of shares) ($ /share)		Div. Reinv. Plan ($760,000,000 of shares) ($ /share)
	$	%	$	%
Gross Offering Proceeds	2,000,000,000	100.00%	760,000,000	100.00%

Selling Commissions	130,000,000	6.50%	0	0.00%

Dealer Manager Fee	60,000,000	3.00%	0	0.00%

Other Organization and Offering Expenses	16,319,061	0.82%	1,025,000	0.13%

Acquisition Advisory Fees(1)	17,660,207	0.88%	0	0.00%

Working Capital Reserve	10,000,000	0.50%	0	0.00%

Amount Available for Investment	1,766,020,732	88.30%	758,975,000	99.87%

(1) If we raise the maximum offering amount and our debt financing is equal to 65% of the cost of our investments, then acquisition advisory fees would be $50,457,735.

What kind of offering is this?

We are offering up to $2,760,000,000 of shares of common stock on a “best efforts” basis. We are offering 200,000,000 of these shares in this primary offering at $         per share, with volume discounts available to investors who purchase more than $1,000,000 in shares. Discounts are also available for investors who purchase shares through certain distribution channels. We are offering up to $760,000,000 of shares pursuant to our dividend reinvestment plan at an offering price initially equal to $         per share.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

How long will this offering last?

We are offering up to $2,000,000,000 of shares in this primary offering until             , 2015. Under rules promulgated by the SEC, should we determine to register a follow-on offering, we may extend this offering up to an additional 180 days beyond             , 2015. If we decide to continue this primary offering beyond             , 2015, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold $760,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement annually to continue this offering. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct additional follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Nebraska, North Dakota, Ohio, Oregon, Pennsylvania and Tennessee.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of $4,000. Unless you are an Arkansas investor, if you own the minimum investment in shares in KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT or any future KBS-sponsored public program, you may invest less than the minimum amount set forth above, but in no event less than $100. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.

Our charter also limits your ability to sell your shares. Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate UBTI to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. The prices at which we will initially redeem shares are as follows:

•	The lower of $ or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $ or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $ or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $ or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our public offerings, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in one of our public offerings after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for up to 18 months. We currently expect to update the estimated value per share every 12 to 18 months after the close of this offering. We will provide information about our estimated value per share in our public filings with the SEC and on our web site.

The terms of our share redemption program are more generous with respect to redemptions sought upon a stockholder’s death, qualifying disability or determination of incompetence:

•	There is no one-year holding requirement;

•

Until we establish an estimated value per share for a purpose other than to set the price to acquire a share in one of our public offerings, which we expect to be after the completion of our offering stage (as described above), the redemption price is the amount paid to acquire the shares from us; and

•

Once we have established an estimated value per share for a purpose other than to set the price to acquire a share in one of our public offerings, the redemption price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a determination of disability or incompetence to entitle a stockholder to these special redemption terms, the determination of disability or incompetence must be made by the government entities specified in the share redemption program.

The share redemption program contains numerous other restrictions on your ability to sell your shares to us. During each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. We also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. We may amend, suspend or terminate the program for any reason upon 30 days’ notice.

When will the company seek to list its shares of common stock or liquidate its assets?

We may seek to list our shares of common stock if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by January 31, 2020, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board would also likely consider whether there was a large pent-up demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under the share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.kbslegacyreit.com.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about this offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 717-6201

www.kbs-cmg.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The material risks and uncertainties are described below.

Risks Related to an Investment in Us

Because no public trading market for our shares currently exists, it will be difficult for our stockholders to sell their shares and, if they are able to sell their shares, they will likely sell them at a substantial discount to their public offering price.

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, our stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase standards and such sale complies with state and federal securities laws. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase our shares. Moreover, our share redemption program includes numerous restrictions that limit our stockholders’ ability to sell their shares to us and our board of directors could amend, suspend or terminate our share redemption program upon 30 days’ notice. Therefore, it will be difficult for our stockholders to sell their shares promptly or at all. If our stockholders are able to sell their shares, they would likely have to sell them at a substantial discount to their public offering price. It is also likely that our stockholders’ shares will not be accepted as the primary collateral for a loan. Because of the illiquid nature of the shares, investors should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of KBS Capital Advisors, our advisor, in the acquisition of our investments, including the determination of any financing arrangements. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Our investors must rely entirely on the management abilities of KBS Capital Advisors, the property managers KBS Capital Advisors selects and the oversight of our board of directors. We can give no assurance that KBS Capital Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if KBS Capital Advisors makes investments on our behalf, our objectives will be achieved. If we, through KBS Capital Advisors, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Continued disruptions in the financial markets and uncertain economic conditions could adversely affect our ability to secure debt financing on attractive terms and the values of the investments we make.

Despite improved access to capital for some companies, the capital and credit markets continue to be affected by the extreme volatility and disruption during the past several years. The health of the global capital markets remains a concern. The banking industry has been experiencing improved earnings, but the relatively low growth economic environment has caused the markets to question whether financial institutions are truly appropriately capitalized. The downgrade of the U.S. government debt has increased these concerns, especially for the larger, money center banks. Smaller financial institutions have continued to work with borrowers to amend and extend existing loans; however, as these loans reach maturity, there is the potential for future credit losses. The FDIC’s list of troubled financial institutions is still quite large and the threat of more bank closings will weigh heavily on the financial markets.

Looking forward, it is widely assumed that mortgage delinquencies have not yet peaked. Liquidity in the global credit market has been severely reduced by market disruptions, and new lending is expected to remain subdued in the near term. We intend to rely on debt financing to finance our properties. As a result of the credit market turmoil, we may not be able to obtain debt financing at attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of acquisitions we would otherwise make. If the current debt market environment persists we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those higher yielding investments that do not require the use of leverage to meet our portfolio goals.

Further disruptions in the financial markets and uncertain economic conditions could adversely affect the values of our investments. Turmoil in the capital markets has constrained equity and debt capital available for investment in real estate, resulting in fewer buyers seeking to acquire properties and possible increases in capitalization rates and lower property values. Furthermore, declining economic conditions could negatively impact real estate fundamentals and result in lower occupancy, lower rental rates and declining values in real estate that we may acquire. These could have the following negative effects on us:

•	the values of our investments in properties could decrease below the amounts we pay for such investments; and

•	revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay dividends or meet our debt service obligations on debt financing.

All of these factors could impair our ability to make distributions to our investors and decrease the value of an investment in us.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on our stockholders’ investment.

We rely upon our sponsors and the other real estate professionals affiliated with our sponsors, to identify suitable investments. The private KBS-sponsored programs, especially those that are currently raising offering proceeds, as well as the institutional investors for whom KBS affiliates serve as investment advisors, also rely upon our KBS sponsors for investment opportunities. In addition, KBS Real Estate Investment Trust, Inc. (“KBS REIT I”), KBS Real Estate Investment Trust II, Inc. (“KBS REIT II”), KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”) and KBS Strategic Opportunity REIT, Inc. (“KBS Strategic Opportunity REIT”), which are also externally advised by our advisor, rely upon our KBS sponsors. The private Legacy-sponsored programs rely upon certain of our Legacy sponsors for investment opportunities. To the extent that our sponsors and the other real estate professionals affiliated with our sponsors face competing demands upon their time which cause them to breach their fiduciary duties to us at times when we have capital ready for investment, we may face delays in locating suitable investments. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, due to the large size of this offering and the competition from other entities that may be better positioned to acquire the types of properties and other investments we desire to purchase, the risk of delays in investing our net offering proceeds is increased. Delays we encounter in the selection and acquisition of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns. Further, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, our stockholders could suffer delays in the distribution of cash distributions attributable to those particular properties. Our stockholders should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property.

Because this offering is a blind pool offering, our stockholders will not have the opportunity to evaluate our investments before we make them, which makes our stockholders’ investment more speculative.

We will seek to invest substantially all of the net offering proceeds from our public offerings, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties. However, because, as of the date of this prospectus, we have a limited portfolio of real estate investments, and because our stockholders will be unable to evaluate the economic merit of real estate projects before we invest in them, they will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and our stockholders will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that our stockholders’ investment may not generate returns comparable to our competitors.

If we raise substantially less than the maximum offering amount in this offering, we will be limited in the number and type of investments we make and the value of our stockholders’ investment in us will fluctuate with the performance of the specific assets we acquire.

Our common stock is being offered on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, there is no assurance that we will raise the maximum offering amount and the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a fully diversified portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number, size and geographic location of investments that we make. In that case, the likelihood that any single property’s performance would adversely affect our profitability will increase. If most of our properties are located in a single geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. Our stockholders’ investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to pay distributions to our stockholders.

Organizational and offering costs as a percentage of gross offering proceeds in the follow-on offering will be higher if we raise less than the maximum offering amount in our follow-on offering.

We reimburse our advisor for organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross proceeds from the primary offering as of the date of the reimbursement. If we are able to raise the maximum amount of $2,000,000,000 in the primary follow-on offering, we estimate that our organizational and offering costs (excluding sales commissions and the dealer manager fee) will be approximately $17,344,061, which would equate to 0.63% of gross offering proceeds. However, if we raise less than the maximum offering amount, our organizational and offering costs as a percentage of gross offering proceeds would increase from this estimate and the percentage of offering proceeds available for investment would decrease accordingly. In our initial public offering, we expect to raise substantially less than the maximum offering amount and as a result the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us amounted in the aggregate to 15% of the gross proceeds from the primary offering as of June 30, 2012. Based on the sales volume experienced in our initial public offering, it is reasonable to expect that we may not be able to raise the maximum offering amount in our follow-on offering and consequently, that the other organizational and offering expenses borne by us will be higher than 0.63% of gross offering proceeds. To the extent that our other organizational and offering expenses are greater than anticipated, the amount of offering proceeds available for investment will be reduced which may have an adverse effect on our results of operations and our ability to pay distributions to our stockholders.

We are a recently formed company with a limited operating history, which makes our future performance difficult to predict.

We are a recently formed company and have a limited operating history. We were incorporated in the State of Maryland on July 31, 2009. We broke escrow in our ongoing initial public offering in December 2010. As of the date of this prospectus, we owned five apartment community properties. We cannot assure our stockholders that we will be able to operate our business successfully or implement our operating policies and strategies described in our prospectus. Our stockholders should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of our sponsors.

KBS REIT I was the first publicly offered investment program sponsored by our KBS sponsors. Our Legacy sponsors have not sponsored another publicly offered investment program during the last 15 years. The private KBS- and Legacy-sponsored programs were not subject to the up-front commissions, fees and expenses associated with a public offering nor all of the laws and regulations that will apply to us. For all of these reasons, our stockholders should be especially cautious when drawing conclusions about our future performance and they should not assume that it will be similar to the prior performance of other KBS- or Legacy-sponsored programs. Our limited operating history and the differences between us and the private KBS- and Legacy-sponsored programs significantly increase the risk and uncertainty our stockholders face in making an investment in our shares.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on KBS Capital Advisors to manage our operations and our portfolio of real estate properties. Our advisor depends upon the fees and other compensation that it receives from us, KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT and other public KBS-sponsored programs in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of KBS Capital Advisors or our relationship with KBS Capital Advisors could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to implement our investment strategy is dependent, in part, upon the ability of KBS Capital Markets Group, our dealer manager, to successfully conduct this offering, which makes an investment in us more speculative.

We have retained KBS Capital Markets Group, an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of KBS Capital Markets Group to build and maintain a network of broker-dealers to sell our shares to their clients. If KBS Capital Markets Group is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, our stockholders could lose all or a part of their investment.

We have paid distributions from financings and expect that in the future we will not pay distributions solely from our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

Our organizational documents permit us to pay distributions from any source, including offering proceeds or borrowings (both of which may constitute a return of capital). We have paid distributions from financings and expect during our offering stage and during the early stages of our operations that we will not pay distributions solely from our cash flow from operations. Even after the proceeds from our public offerings are fully invested, we may not pay distributions solely from our cash flow from operations, in which case distributions may be paid in whole or in part from debt financing. We may also fund such distributions from the sale of assets or from the maturity, payoff or settlement of debt investments. To the extent that we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investment in real estate properties and other investments, the overall return to our stockholders may be reduced and subsequent investors will experience dilution. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount of distributions we may fund from sources other than from cash flows from operations.

For the year ended December 31, 2011, we paid aggregate distributions of $0.9 million, including $0.5 million of distributions paid in cash and $0.4 million of distributions reinvested through our dividend reinvestment plan. We funded our total distributions paid, which includes cash distributions and dividends reinvested by stockholders, with prior year debt financing. For the six months ended June 30, 2012, we paid aggregate distributions of $2.0 million, including $1.1 million of distributions paid in cash and $0.9 million of distributions reinvested through our dividend reinvestment plan. We funded 100% of total distributions paid for the six months ended June 30, 2012, which includes cash distributions and dividends reinvested by stockholders, with debt financing.

From inception through June 30, 2012, we have experienced annual net losses which could adversely impact our ability to conduct operations, make investments and pay distributions.

From inception through June 30, 2012, we have had a cumulative net loss of $10.1 million. In the event that we continue to incur net losses in the future or such losses increase, we will have less money available to make investments and pay distributions, and our financial condition, results of operations, cash flow and ability to service our indebtedness may be adversely impacted.

The inability of our advisor to engage and retain the services of key real estate professionals, and the inability of our dealer manager to retain key employees, could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.

Our success depends to a significant degree upon the contributions of Messrs. Bren, Butcher, Henry and McMillan and, through our dealer manager, Michael Crimmins, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties and tenants in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of our stockholders’ investment may decline.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, our stockholders and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce our stockholders’ and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to our stockholders.

We may change our targeted investments without stockholder consent.

We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in our prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

If we internalize our management functions, we could incur significant costs, your interest in us could be diluted and our operations could suffer.

Due to the public market’s apparent preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. The method by which we could internalize these functions could take many forms. Given our advisor’s familiarity with our assets and operations, we may hire key real estate professionals and other employees at our advisor and its affiliates and purchase information technology and other infrastructure (such as office space and furnishings) necessary for our business. The individuals and assets may or may not be affiliated with our advisor and may be hired or acquired in separate negotiations or as a group. We may choose to hire the individuals who are most familiar with our business and to acquire the infrastructure that our business then utilizes by entering into a business combination transaction with our advisor or one of its affiliates. The consideration for such individuals would be negotiated at the time of the transaction, which negotiations may result in such individuals receiving more compensation from us than they currently receive from our advisor.

If we hire non-affiliates to become our executives and employees, their lack of familiarity with our portfolio and business could adversely affect our operations and the value of your investment. However, even if we buy our advisor or hire individuals familiar with us, we are not likely to secure the services of all of the individuals who currently perform services on our behalf. Therefore, our operations may also suffer even if we hire those who are familiar with our business. In addition, if we become self-managed by acquiring our advisor or an entity affiliated with our advisor or a third-party real estate asset management company, the consideration for such a business combination could be significant. A costly acquisition or internalization transaction could dilute your interest in us, could reduce the net income per share and funds from operations per share attributable to your investment, or otherwise adversely affect the value of your investment in us. While our charter would require that the conflicts committee conclude, by a majority vote, that an internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties, we cannot predict whether, and on what terms, an internalization transaction would occur in the future.

Risks Related to Conflicts of Interest

Our sponsors and their respective affiliates, including our advisor, all of our executive officers and some of our directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition and asset-management fees;

•

sales of properties and other investments (including, subject to the approval of our conflicts committee, sales to affiliates), which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

•

acquisitions of properties and other investments, which entitle KBS Capital Advisors to acquisition and asset-management fees, and, in the case of acquisitions of investments from other KBS-sponsored programs, might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments, which borrowings will increase the acquisition and asset-management fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle KBS Capital Advisors to a subordinated incentive listing fee;

•

whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate professionals at our advisor and its affiliates that may result in such individuals receiving more compensation from us than they currently receive from our advisor;

•

whether and when to terminate our advisory agreement with KBS Capital Advisors, which may entitle KBS Capital Advisors to receive a subordinated performance fee that, under certain circumstances, we may be required to pay even though our stockholders do not ultimately realize a return on their investment in us; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a subordinated incentive fee.

The fees our advisor receives in connection with the acquisition, origination and management of assets are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

Because other real estate programs sponsored by our sponsors and offered through our dealer manager may conduct offerings concurrently with this offering, our sponsors and our dealer manager will face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

Our advisor is also the external advisor of KBS REIT III and KBS Strategic Opportunity REIT, which are raising capital in ongoing public offerings of common stock. KBS Capital Markets Group, the affiliated dealer manager of our KBS sponsors and the dealer manager for this offering, also acts as the dealer manager for the KBS REIT III and KBS Strategic Opportunity REIT offerings. In addition, other future programs that our sponsors may decide to sponsor may seek to raise capital through public offerings conducted concurrently with this offering. As a result, our sponsors and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsors generally seek to avoid simultaneous public offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more programs sponsored by our sponsors will be raising capital and which might compete with us for investment capital. Such conflicts may not be resolved in our favor and our stockholders will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making their investment in our shares.

Our sponsors, our officers, KBS Capital Advisors and the real estate professionals assembled by our advisor will face competing demands relating to their time and this may cause our operations and our stockholders’ investment to suffer.

We rely on our sponsors, our officers, KBS Capital Advisors and on real estate professionals that our advisor retains to provide services to us, for the day-to-day operation of our business. Messrs. Bren, McMillan and Snyder and Ms. Yamane are also executive officers of KBS REIT I, KBS REIT II and KBS REIT III, and Mr. Bren is an executive officer of KBS Realty Advisors and its affiliates, the advisors of the other KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. In addition, Messrs. McMillan and Snyder and Ms. Yamane are executive officers of KBS Strategic Opportunity REIT. Mr. Butcher is Chairman of the Board of Legacy Partners Residential, Inc., a firm that, together with Legacy Partners Commercial, LLC and other affiliated entities, manages a commercial and residential real estate portfolio currently valued at approximately $4 billion. Mr. Butcher is integral to the management of Legacy Partners Realty Funds I, II & III. Mr. Henry is Chief Executive Officer of Legacy Partners Residential, Inc., for which Mr. Hays acts as President. Messrs. Butcher, Henry and Hays have all been involved in the management of the Legacy Partners Affordable Housing Fund. As a result of their interests in other programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities, on behalf of themselves and others, Messrs. Bren, Butcher, Henry, Hays, McMillan and Snyder and Ms. Yamane face conflicts of interest in allocating their time among us and other KBS- and Legacy-sponsored programs and other business activities in which they are involved. Should our advisor breach its fiduciary duty to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments, and the value of our stockholders’ investment, may decline.

All of our executive officers, some of our directors and the key real estate professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in affiliates of our sponsors, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, some of our directors and key real estate professionals assembled by our advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, the sub-advisor, our dealer manager and other sponsor-affiliated entities. Through sponsor-affiliated entities, some of these persons also serve as the investment advisors to institutional investors in real estate and real estate-related assets. Through KBS Capital Advisors and KBS Realty Advisors some of these persons work on behalf of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT and other KBS-sponsored programs. And through Legacy Residential and Legacy Commercial affiliated entities some of these persons serve as managers for Legacy Partners Affordable Housing Fund, Legacy Partners Realty Fund I, Legacy Partners Realty Fund II, and Legacy Partners Realty Fund III. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that breach their fiduciary duties to us and is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

Risks Related to Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Our stockholders’ investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940, as amended; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act of 1940, as amended. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Depending on the nature of our portfolio, we believe that we and our Operating Partnership may be able to satisfy both tests above. With respect to the 40% test, we expect that most of the entities through which we and our Operating Partnership own our assets will be majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

We expect that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters.

If, however, the value of the subsidiaries of our Operating Partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our Operating Partnership, then we and our Operating Partnership may seek to rely on the exception from registration under Section 3(c)(6) if we and our Operating Partnership are “primarily engaged,” through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6); however, it is our view that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Our stockholders have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders may not be able to sell their shares under our share redemption program and, if our stockholders are able to sell their shares under the program, they may not be able to recover the amount of their investment in our shares.

Our share redemption program includes numerous restrictions that limit our stockholders’ ability to sell their shares. Our stockholders must hold their shares for at least one year in order to participate in the share redemption program, except for redemptions sought upon a stockholder’s death or “qualifying disability” or “determination of incompetence.” We limit the number of shares redeemed pursuant to the share redemption program as follows: (1) during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) during each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, we have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year. In particular, the limitation on redemptions to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year may significantly limit your ability to have your shares redeemed pursuant to our share redemption program. Particularly during our offering stage, we may not have significant cash flow to pay distributions, which would in turn severely limit redemptions during the next calendar year. Our board would be free to amend, suspend or terminate the share redemption program upon 30 days’ notice.

The prices at which we will initially redeem shares are as follows:

•	The lower of $ or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $ or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $ or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $ or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our public offerings, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in one of our public offerings after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or subsequent follow-on public offerings – and have not done so for up to 18 months. We currently expect to update the estimated value per share every 12 to 18 months after the close of this offering. We will provide information about our estimated value per share in our public filings with the SEC and on our web site.

Because the offering price in this offering exceeds our net tangible book value per share, investors in this offering will experience immediate dilution in the net tangible book value of their shares.

We are currently offering shares in this offering at $         per share, with discounts available to certain categories of purchasers. Our current offering price exceeds our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) the substantial fees paid in connection with our initial public offering and this offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments and (iii) general and administrative expenses. As of December 31, 2012, our net tangible book value per share was $7.36. To the extent we are able to raise substantial proceeds in this offering, the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization of our real estate investments.

The offering price per share of our common stock may not reflect the value that stockholders will receive for their investment.

On             , 2012, exclusively for the purpose of establishing the offering price for shares to be sold in this offering, our board of directors approved an estimated value per share of our common stock of $         based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding, all as of             , 2012. We used this estimated value per share, in combination with selling commissions and dealer manager fees related to the distribution of shares, to establish the initial offering price for shares of common stock to be sold pursuant to this follow-on public offering. The estimated value per share was based upon the recommendation and valuation of our advisor.

FINRA rules provide no guidance on the methodology an issuer must use to determine its estimated value per share. As with any valuation methodology, our advisor’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share is not audited and does not represent the fair value of our assets or liabilities according to GAAP. Accordingly, with respect to the estimated value per share, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the company;

•	our shares of common stock would trade at the estimated value per share on a national securities exchange;

•	an independent third-party appraiser or other third-party valuation firm would agree with our estimated value per share; or

•	the methodology used to estimate our value per share would or would not be acceptable to FINRA or for compliance with ERISA reporting requirements.

The value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets and in response to the real estate and finance markets. As such, the offering price does not take into account developments in our portfolio since             , 2012. For a full description of the methodologies used to value our assets and liabilities in connection with the calculation of the estimated value per share, see “Valuation Methodology.”

The actual value of shares that we repurchase under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares currently may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the purchase price paid for the shares and (c) whether the redemptions are sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the program). The current maximum price that may be paid under the program is $         per share, which is the offering price of our shares of common stock in this primary offering (ignoring purchase price discounts for certain categories of purchasers). This reported value is likely to differ from the price at which a stockholder could resell his or her shares for the reasons discussed in the risk factor above. Thus, when we repurchase shares of our common stock at $         per share, the actual value of the shares that we repurchase is likely to be less, and the repurchase is likely to be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Because the dealer manager is one of our affiliates, our stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty our stockholders face.

Our dealer manager, KBS Capital Markets Group, is one of our affiliates. Because KBS Capital Markets Group is an affiliate, its due diligence review and investigation of us and our prospectus cannot be considered to be an independent review. Therefore, our stockholders do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. In addition, it is likely that there will be little or no coverage of us by independent research analysts. Consequently, our stockholders will not receive the benefits associated with an independent review of our performance, and of the value of our shares, relative to traded REITs.

Our investors’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After our investors’ purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings, including through the dividend reinvestment plan, (2) issue equity interests in private offerings, (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (4) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after our investors’ purchase in this offering, whether in a primary offering, the dividend reinvestment plan or otherwise, their percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, our investors may also experience dilution in the book value and fair value of their shares and in the earnings and distributions per share.

Payment of fees to KBS Capital Advisors and its affiliates will reduce cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

KBS Capital Advisors and its affiliates will perform services for us in connection with the selection, acquisition, management, and administration of our investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of our stockholders’ investment and will reduce the amount of cash available for investment or distribution to stockholders. Compensation to be paid to our advisor may be increased subject to approval by our conflicts committee and the other limitations in our charter, which would further dilute our stockholders’ investment and reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this primary offering and assuming a $         purchase price for shares sold in the primary offering, we estimate that we will use 83.66% to 88.30% of the gross proceeds from the primary offering, or between $         and $         per share, for investments.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, the investment-return thresholds may be reduced subject to approval by our conflicts committee and the other limitations in our charter. For instance, although our advisory agreement currently requires that our stockholders receive a return of their net capital plus an 8.0% per year cumulative, non-compounded return before our advisor is entitled to receive a subordinated participation in our net cash flows, our charter would permit our conflicts committee to reduce the applicable investment-return threshold to as low as a return of net capital plus a 6.0% per year cumulative, non-compounded return without stockholder approval. In addition, affiliates of KBS Capital Advisors could receive significant payments even without our reaching the investment-return thresholds should we ever seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether our stockholders enjoyed the returns on which we have conditioned other incentive compensation.

Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that our stockholders will not be able to resell their shares at a profit, even if our shares are listed on a national securities exchange.

Our stockholders may be more likely to sustain a loss on their investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsors have only invested $200,000 in us through the purchase of 20,000 shares of our common in our initial public offering stock at $10.00 per share. Therefore, if we are successful in raising enough proceeds to reimburse our sponsors for the significant organization and offering expenses that they incurred on our behalf in connection with our initial public offering, our sponsors will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection.

If we do not successfully implement our liquidation policy, our stockholders may have to hold their investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to stockholders by January 31, 2020, our charter does not require our board of directors to pursue such a liquidity event. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of our liquidation beyond January 31, 2020. If our board of directors does determine to pursue our liquidation policy, we would be under no obligation to conclude the process within a set time. The timing of the sale of assets will depend on real estate and financial markets, economic conditions in the areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would remain in existence until all properties and assets are liquidated. If we do not pursue a liquidity event, or delay such an event due to market conditions, our stockholders’ shares may continue to be illiquid and they may, for an indefinite period of time, be unable to convert their investment to cash easily and could suffer losses on their investment.

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the noncomplying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent him or her from receiving a premium price for his or her shares in such a transaction.

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may weaken our operating results and cause us to be unable to realize appreciation in the value of properties we acquire.

The performance of properties that we acquire is subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	competition from residential buildings;

•	adverse local conditions, such as oversupply or reduction in demand for residential buildings and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes or increases in tax, including real and personal property taxes, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply, all of which could adversely affect our cash flows from operations.

In addition, local conditions in the markets in which we intend to own apartment communities may significantly affect occupancy or rental rates at such properties. The risks that may adversely affect conditions in those markets include the following:

•	layoffs and relocations of significant local employers and other events negatively impacting local employment rates and the local economy;

•	an oversupply of, or a lack of demand for, apartments;

•	the inability or unwillingness of residents to pay rent increases; and

•	rent control or rent stabilization laws or other housing laws, which could prevent us from raising rents.

These factors could weaken our operating results or cause us to be unable to realize growth in the value of our real estate properties.

A concentration of our investments in the apartment community sector may leave our profitability vulnerable to a downturn or slowdown in the sector.

We expect to concentrate our investments in the apartment community sector. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in the apartment community sector, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the apartment community sector could be more pronounced than if we had more fully diversified our investments.

We depend on tenants for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders is dependent upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner. Non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.

The underlying value of our properties and the ability to make distributions to our stockholders depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Tenants’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make lease payments. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of our stockholders’ investment to decline.

Short-term multifamily and apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the value of our stockholders’ investment.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When residents do not renew their leases or otherwise vacate their apartment units, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment units. In addition, we may require substantial funds to renovate an apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

Our inability to sell a property when we want could limit our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investment.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we expect to acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Competition with third parties in acquiring properties may reduce our profitability and the return on our stockholders’ investment.

We face competition from various entities for investment opportunities in apartment community properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.

Competition from other apartment communities for tenants could reduce our profitability and the return on our stockholders’ investment.

The apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and in the larger geographic market where our apartment communities will be located. Overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We may enter into joint ventures with third parties to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of our stockholders’ investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of our stockholders’ investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Costs associated with complying with the Americans with Disabilities Act may decrease our cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to our stockholders.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our stockholders’ investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Risks Related to Real Estate-Related Investments

Any investments that we may make in mortgage or mezzanine loans will be subject to the risks typically associated with real estate.

Our investments in or originations of certain mortgage or mezzanine loans generally will be directly or indirectly secured by a lien on real property or the equity interests in an entity that owns real property that, upon the occurrence of a default on the loan, could result in our taking ownership of the property. The values of the properties securing these loans may change after the dates of origination or acquisition of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our real estate-related loan investments. Therefore, our real estate-related investments are subject to the risks typically associated with real estate, which are described above under the heading “—General Risks Related to Investments in Real Estate.”

Any mortgage loans in which we may invest or which we may originate are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial properties that are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. If we are not be able to repossess and sell the underlying properties quickly, the resulting time delay could reduce the value of our investment in the defaulted mortgage loans. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close transactions within a very short period of time. Our underwriting guidelines require a thorough analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

Our investments in mortgage or mezzanine loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment in us is subject to fluctuations in interest rates.

With respect to our fixed rate, long-term loans, if interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, our returns on those loans and the value of our stockholders’ investment in us will be subject to fluctuations in interest rates.

We will depend on debtors for our revenue related to any investments in or originations of mortgage or mezzanine loans and, accordingly, our revenue and our ability to make distributions to our stockholders will be dependent upon the success and economic viability of such debtors.

The success of any mortgage or mezzanine loan investment we may make will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders and the value of their investment.

Prepayments can adversely affect the yields on any mortgage or mezzanine loan investment we may make.

The yields of any mortgage or mezzanine loan investment we may make may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of any prepayments we receive in assets with at least an equivalent yield, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of origination or acquisition of certain mortgage or mezzanine loan investments.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying certain mortgage or mezzanine loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and the possibility of construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment, and we may not recover some or all of our investment.

The mezzanine loans which we may originate or in which we may invest would involve greater risks of loss than senior loans secured by the same properties.

In certain limited circumstances, we may invest in or originate a limited number of mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of the entity owning (directly or indirectly) the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

To the extent that we make investments in certain mezzanine loans, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the mezzanine loans we may originate or purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. This illiquidity may limit our ability to vary our portfolio in response to changes in economic and other conditions, which could increase the likelihood that the value of our stockholders’ investment will decrease as a result of such changes in economic and other conditions.

Risks Associated with Debt Financing

We incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). We, however, can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do place mortgage debt on a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of stockholders’ investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose all or part of their investment.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more stock or borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including through the use of credit facilities. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing KBS Capital Advisors as our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

Increases in interest rates will increase the cost of debt that we incur, which could reduce the cash we have available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment.

Our policies do not limit us from incurring debt until our total liabilities would exceed 75% of the cost of our tangible assets (before deducting depreciation or other noncash reserves) and we may exceed this limit with the approval of the conflicts committee of our board of directors. As of June 30, 2012, our total liabilities were approximately 69% of the cost (before depreciation or other noncash reserves) of our tangible assets. During the early stages of this offering, we expect that our conflicts committee will approve debt in excess of this limit. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our stockholders’ investment.

Federal Income Tax Risks

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to you.

We expect to operate in a manner that will allow us to continue to qualify as a REIT for federal income tax purposes. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to you. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our dividend reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value, if any. As a result, unless our stockholders are tax-exempt entities, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property, but the income from the sale or operation of that property may be subject to corporate income tax at the highest applicable rate.

•

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our taxable income, excluding capital gains. We will be subject to regular corporate income taxes on the undistributed income to the extent that we distribute less than 100% of our REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid (or deemed paid) by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to redeem our shares generally are not taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distribution must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

If certain sale-leaseback transactions are not characterized by the IRS as “true leases,” we may be subject to adverse tax consequences.

We may purchase investments in properties and lease them back to the sellers of these properties. If the IRS does not characterize these leases as “true leases,” we would not be treated as receiving rents from real property with regard to such leases which could affect our ability to satisfy the REIT gross income tests.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investment.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

The Internal Revenue Service may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the Internal Revenue Service will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

Legislation enacted in 2003 and modified in 2005 and 2010 generally reduces the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates to 15% (through 2012). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or an owner of a retirement arrangement subject to Section 4975 of the Internal Revenue Code (such as an individual retirement account (“IRA”)) fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to penalties and other sanctions.

There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act (“ERISA”) (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries and IRA owners investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we will provide an estimated value for our shares annually. We can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions. See Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities — Market Information” of our Annual Report on Form 10-K for the year ended December 31, 2011.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In addition, the investment transaction must be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the proceeds raised in this offering assuming that we sell a mid-point range of $1,380,000,000 of shares and the maximum of $2,760,000,000 of shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $         purchase price for shares sold in this primary offering, we estimate that we will use 83.66% to 88.30% of the gross proceeds from this primary offering, or between $         and $         per share, for investments, assuming the minimum and maximum offering amounts, respectively. We will use the remainder of the gross proceeds from this primary offering to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our investments in real estate properties and real estate-related assets. Though our board has the authority under our organizational documents, our distribution policy is not to use the proceeds of our public offerings to pay distributions. We have not established a limit on the amount of distributions that we may fund from sources other than from cash flows from operations.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our dividend reinvestment plan are used for investments in real estate properties and for real estate-related assets, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition advisory fees. See “Management Compensation.”

	$1,380,000,000 of Shares
	Primary Offering ($1,000,000,000 of shares) ($ /share)		Div. Reinv. Plan ($380,000,000 of shares) ($ /share)
	$	%	$	%
Gross Offering Proceeds	1,000,000,000	100.00%	380,000,000	100.00%

Selling Commissions	65,000,000	6.50%	0	0.00%

Dealer Manager Fee	30,000,000	3.00%	0	0.00%

Other Organization and Offering Expenses(1)	9,502,551	0.95%	615,000	0.16%

Acquisition Advisory Fees(2)	8,816,806	0.88%	0	0.00%

Working Capital Reserve(3)	5,000,000	0.50%	0	0.00%

Amount Available for Investment(4)	881,680,643	88.17%	379,385,000	99.84%

	$2,760,000,000 of Shares
	Primary Offering ($2,000,000,000 of shares) ($ /share)		Div. Reinv. Plan ($760,000,000 of shares) ($ /share)
	$	%	$	%
Gross Offering Proceeds	2,000,000,000	100.00%	760,000,000	100.00%

Selling Commissions	130,000,000	6.50%	0	0.00%

Dealer Manager Fee	60,000,000	3.00%	0	0.00%

Other Organization and Offering Expenses(1)	16,319,061	0.82%	1,025,000	0.13%

Acquisition Advisory Fees(2)	17,660,207	0.88%	0	0.00%

Working Capital Reserve(3)	10,000,000	0.50%	0	0.00%

Amount Available for Investment(4)	1,766,020,732	88.30%	758,975,000	99.87%

(1) Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse KBS Capital Advisors for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with this offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers. KBS Capital Advisors has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution.”

(2) We pay our advisor an acquisition advisory fee equal to 1.0% of the cost of the investment, including acquisition expenses and any debt attributable to such investment and budgeted capital improvement costs. We incur customary acquisition expenses in connection with the acquisition (or attempted acquisition) of a property.

This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the amount available for investment and the amount of acquisition advisory fees will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to 65% of the cost of our real estate investments, then acquisition advisory fees would be $50,457,735.

This table assumes that we will not use the net proceeds from the sale of shares under our dividend reinvestment plan to invest in real estate properties and real estate-related assets. To the extent we use the net proceeds from the dividend reinvestment plan to invest in real estate properties and real estate-related assets, our advisor or its subsidiary would earn the related acquisition advisory fees.

(3) We do not expect to use more than 0.5% of the gross proceeds from this primary offering for working capital reserves. We may also use debt proceeds, our cash flow from operations and proceeds from our dividend reinvestment plan to meet our needs for working capital and to build a moderate level of cash reserves.

(4) Amount available for investment from this primary offering includes customary acquisition expenses, such as legal fees and expenses, costs of due diligence, appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties and real estate-related investments, such as mezzanine or mortgage loans or preferred equity investments. Until required in connection with investment in real estate properties, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from this primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained KBS Capital Advisors to manage our day-to-day operations and our portfolio of real estate properties, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, our sponsors, KBS Capital Advisors and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

We have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of a sponsor, KBS Capital Advisors, Legacy Partners Residential Realty LLC or their respective affiliates, has not been so for the previous two years and meets the other requirements set forth in our charter. Our charter requires our independent directors to meet the standards for independence established by the North American Securities Administrators Association Statement of Policy Regarding Real Estate Investment Trusts. Based upon an annual assessment conducted by our board of directors, we have determined that Gary T. Kachadurian, Michael L. Meyer and Ronald Zuzack meet these standards for independence. These directors also meet the director independence standards of the New York Stock Exchange, Inc.

Each director serves until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the remaining directors, even if such majority is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors, and our board has two committees, the audit committee and the conflicts committee, that consist solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement and considers and approves the audit and non-audit services and fees provided by the independent public accountants.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, the conflicts committee may also create stock-award plans. Our charter also requires that any action by our board of directors regarding our organization and offering expenses must be approved by a majority of the conflicts committee.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Positions

C. Preston Butcher	73	Chairman of the Board and Director
W. Dean Henry	66	Chief Executive Officer
Peter M. Bren	78	President and Director
Guy K. Hays	52	Executive Vice President
Peter McMillan III	55	Executive Vice President
David E. Snyder	41	Chief Financial Officer, Treasurer and Secretary
Stacie K. Yamane	48	Chief Accounting Officer
Gary T. Kachadurian	62	Independent Director
Michael L. Meyer	73	Independent Director
Ronald E. Zuzack	69	Independent Director

** As of October 15, 2012.

C. Preston Butcher is our Chairman of the Board and one of our directors, positions which he has held since our inception in August 2009. Between our inception in August 2009 and August 2012, Mr. Butcher also served as our Chief Executive Officer. Mr. Butcher is also the Chairman of the Board of Legacy Partners Residential, Inc. (“LPRI”). He joined Lincoln Property Company in 1968 and was President of the Western Region until 1998 at which time he became Chairman of the Board and Chief Executive Officer of LPRI. Since August 2012, Mr. Butcher serves only as Chairman of LPRI. In 1999, Mr. Butcher purchased the interests of the other Lincoln Property Company shareholders in the Western Region operations and continued these operations under the new “Legacy Partners” name. Mr. Butcher indirectly through a trust owns and controls 100% of LPRI and 60% of Legacy Partners Residential Realty LLC. As Chairman of LPRI, Mr. Butcher oversees the management and operations of the Legacy Residential entities, including setting company strategy and monitoring performance.

Mr. Butcher is also the Chairman of the Board of Legacy Partners Commercial, LLC, a position he has held since 2003, as well as a director of various other of the Legacy Commercial entities involved in the ownership of Legacy Partners Realty Fund I, LLC, Legacy Partners Realty Fund II, LLC and Legacy Partners Realty Fund III, LLC. As a member of the Investment Committee for all of the Legacy Residential and Legacy Commercial affiliated entities, he reviews and approves the acquisition, financing, and disposition of multifamily and commercial real estate investments, respectively. Mr. Butcher routinely reviews significant asset management related issues and the status and progress of properties under development. He also shares responsibility for investor relationships.

Mr. Butcher has been involved exclusively in real estate acquisitions, development, financing, management, and dispositions for over 40 years. Over the course of his career he has overseen the acquisition/development, financing, and management of over 600 real estate assets on behalf of private funds and sub-advisory accounts with almost 70,000 residential units exceeding $5.5 billion in cost. He also has overseen the acquisition/development, financing, and management of 68 million square feet of office and industrial space exceeding $9.0 billion in cost. In terms of sales of real estate assets, Mr. Butcher has overseen the sale of over 500 assets exceeding $7.5 billion in cost.

Since 2002, Mr. Butcher, through Legacy Residential and Legacy Commercial affiliated entities, has been integral to the sponsorship of four real estate funds and raising nearly $1.5 billion of equity from institutional investors for the funds. Mr. Butcher has also been a key figure in Legacy Residential’s real estate investment, management, and disposition activities as a sub-advisor to institutional clients. Mr. Butcher has been involved in entities, as a sub-advisor, that have raised over $2 billion since 1995 from large institutional clients such as the AFL-CIO Building Investment Trust, AIG Global Real Estate Investment Corp., BlackRock Realty Advisors, Inc., Capmark Investments, LP, a subsidiary of Capmark Financial Group Inc. (formerly known as GMAC Commercial Holding Corp.), Donaldson Lufkin & Jenrette, Inc. (now Credit Suisse (USA), Inc.), Equity Residential, and Goldman Sachs.

Mr. Butcher is a co-founder and past Chairman of the Board and presently serves on the Executive Committee of the National Multi-Housing Council. He was a co-founder of the California Housing Council. Mr. Butcher is also a member of the Policy Advisory Board of the Center for Real Estate at the University of California at Berkeley. In 1991, Mr. Butcher was invited to serve on the Board of Trustees of the Urban Land Institute. He is a Director of the Charles Schwab Corporation and NorthStar Realty Finance Corporation. Mr. Butcher was a founding board member of BRIDGE, a non-profit housing corporation created to provide low to moderate income housing. Mr. Butcher received a Bachelor of Science in Electrical Engineering from the University of Texas at Austin.

Our board of directors has concluded that Mr. Butcher is qualified to serve as the Chairman of our board of directors for reasons including his 40-year track record of leadership and success in the real estate industry. Mr. Butcher’s familiarity with acquisition, development, financing and management of multi-family residential properties through numerous business cycles provides him with unique experience to guide the strategic direction of our business. Mr. Butcher’s superior leadership skills have been demonstrated through years overseeing the management and operations of Legacy Residential businesses and are expected to be a critical asset in leading our board of directors.

W. Dean Henry is our Chief Executive Officer, a position he has held since August 2012. He served as our Executive Vice President from our inception in August 2009 through August 2012. He is also the Chief Executive Officer of LPRI, a position he has held since August 2012. Mr. Henry joined Lincoln Property Company in 1973 and was promoted to Senior Vice President in charge of all residential operations of the Western Region in 1995, and then became the President and Chief Operating Officer of LPRI in 1998. Mr. Henry served as President only of LPRI from 2001 through August 2012, when he was appointed Chief Executive Officer. Mr. Henry indirectly through a trust owns and controls 30% of Legacy Partners Residential Realty LLC.

As Chief Executive Officer of LPRI, Mr. Henry oversees the management and operations of the Legacy Residential entities, including setting out company strategy and monitoring performance. As a member of Legacy Residential’s Investment Acquisition and Management Committee, he reviews and approves the acquisition, financing, and disposition of multifamily real estate investments. Mr. Henry routinely reviews significant asset and property management issues and the status and progress of properties under development. He is also responsible for investor relationships.

Mr. Henry has been involved exclusively in multifamily real estate acquisitions, development, financing, management, and dispositions for over 40 years. Over the course of his career, he has overseen the acquisition/development, financing, and management of over 34,000 residential units exceeding $3.9 billion in cost.

Since 2002, Mr. Henry has been a key figure in Legacy Residential’s sponsorship of the $269 million Legacy Partners Affordable Housing Fund, advising and investing for the State of California Public Employees’ Retirement System. He has also been a key figure in Legacy Residential’s affiliated entities’ real estate investment, management, and disposition activities as a sub-advisor to institutional clients and high net worth individuals. Mr. Henry has been involved in entities, as a sub-advisor, that raised and invested nearly $1 billion since 1995 from large institutional clients such as the AFL-CIO Building Investment Trust, AIG Global Real Estate Investment Corp., BlackRock Realty Advisors, Inc., Capmark Investments, LP, a subsidiary of Capmark Financial Group Inc. (formerly known as GMAC Commercial Holding Corp.), Donaldson Lufkin & Jenrette, Inc. (now Credit Suisse (USA), Inc.), Equity Residential, and Goldman Sachs.

Mr. Henry serves on the Executive Committee of the National Multi-Housing Council. He is a member of the Policy Advisory Board of the Center for Real Estate at the University of California at Berkeley, and is an active member of the Urban Land Institute. Mr. Henry is past Chairman of the San Francisco YMCA and a former Board Member of Mercy Housing, a not-for-profit affordable housing organization which has participated in the development, preservation and/or financing of more than 36,900 affordable homes in the United States. Mr. Henry currently serves as Chairman of the Multifamily Leadership Board of the National Association of Home Builders. Mr. Henry received a Bachelor’s degree in Political Science from University of Puget Sound.

Peter M. Bren is our President and one of our directors, positions he has held since our inception in August 2009. He is also the Chairman of the Board and President of our advisor, and President of KBS REIT I, KBS REIT II and KBS REIT III. Mr. Bren has served in these capacities for these entities since their formations in October 2004, June 2005, July 2007 and January 2010, respectively. Mr. Bren is also a sponsor of us, KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT, which were formed in 2009, 2005, 2007, 2009 and 2008, respectively. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which is the sole owner of our advisor and the owner of the dealer manager of this offering. All four of our KBS sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. Bren is Chairman of the Board and President of KBS Realty Advisors LLC and is a principal of Koll Bren Schreiber Realty Advisors, Inc., each an active and nationally recognized real estate investment advisor. These entities were first registered as investment advisors with the SEC in 2002 and 1999, respectively. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. As of December 31, 2011, KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, had been involved in the investment in or management of approximately $15.2 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, institutional and sovereign wealth funds, and the investors in us, KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT.

Mr. Bren oversees all aspects of KBS Capital Advisors’ and KBS Realty Advisors’ operations, including the acquisition, management and disposition of individual investments and portfolios of investments for KBS-advised investors and their portfolios of income-producing real estate assets. He also directs all facets of KBS Capital Advisors’ and KBS Realty Advisors’ business activities and is a member of the KBS Investment Committee, which evaluates and recommends new investment opportunities for us and other KBS-advised investment vehicles. Mr. Bren is also responsible for investor relationships.

Mr. Bren has been involved in real estate development, management, acquisition, disposition and financing for more than 40 years and with the acquisition, origination, management, disposition and financing of real estate-related debt investments for approximately 20 years. Prior to taking his current positions as Chairman of the Board and President of KBS Capital Advisors and KBS Realty Advisors, he served as the President of The Bren Company, was a Senior Partner of Lincoln Property Company, and was President of Lincoln Property Company, Europe. Mr. Bren is also a founding member of The Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management.

Our board of directors has concluded that Mr. Bren is qualified to serve as one of our directors for reasons including his extensive industry and leadership experience. With 40 years of real estate experience including 21 as a senior partner of Lincoln Property Company focused on financing, developing, leasing and managing apartment properties, Mr. Bren has the depth and breadth of experience to implement our business strategy. As our President and a principal of our external advisor, Mr. Bren is well-positioned to provide the board of directors with insights and perspectives on the execution of our business strategy, our operations and other internal matters. Further, as a principal of KBS-affiliated investment advisors and as President of KBS REIT I, KBS REIT II and KBS REIT III, Mr. Bren brings to the board demonstrated management and leadership ability.

Guy K. Hays is our Executive Vice President, a position he has held since our inception in August 2009. Mr. Hays is also President of LPRI, a position he has held since August 2012. Mr. Hays joined Lincoln Property Company in 1986, was promoted to Vice President of Finance for all residential operations of the Western Region in 1995, and became Senior Vice President – Finance of LPRI in 1998, then Senior Vice President and Chief Financial Officer – Residential in 2001, Senior Managing Director and Chief Financial Officer in January 2008, and Executive Managing Director and Chief Financial Officer in January 2009. Mr. Hays indirectly through a trust owns and controls 10% of Legacy Partners Residential Realty LLC.

As President of LPRI, Mr. Hays oversees the management, operations and financial affairs of the Legacy Residential entities, including setting out company strategy and monitoring financial performance.As a member of Legacy Residential’s Investment Acquisition and Management Committee, he reviews and approves the acquisition, financing, and disposition of multifamily real estate investments. Mr. Hays routinely reviews significant asset and property management related issues, as well as the financing of properties and the firm’s banking, accounting and reporting functions. He is also responsible for investor, lender, and banking relationships.

Over the course of his career, he has overseen the acquisition/development and financing of over 22,000 units exceeding $3.4 billion in cost. Since 2002, Mr. Hays has been a key figure in Legacy Residential’s sponsorship of the $269 million Legacy Partners Affordable Housing Fund, advising and investing on behalf of the State of California Public Employees’ Retirement System. He has also been a key figure in Legacy Residential’s affiliated entities’ real estate investment, management, and disposition activities as a sub-advisor to institutional clients. Mr. Hays has been involved in entities, as a sub-advisor, that raised and invested nearly $1 billion from large institutional clients such as the AFL-CIO Building Investment Trust, AIG Global Real Estate Investment Corp., BlackRock Realty Advisors, Inc., Capmark Investments, LP, a subsidiary of Capmark Financial Group Inc. (formerly known as GMAC Commercial Holding Corp.), Donaldson Lufkin & Jenrette, Inc. (now Credit Suisse (USA), Inc.), Equity Residential, and Goldman Sachs.

Prior to joining Lincoln Property Company in 1986, Mr. Hays was with Kenneth Leventhal and Company, a CPA firm specializing in real estate, in Dallas, Texas where he earned his Certified Public Accountant designation. Mr. Hays is an active member of the National Multi-Housing Council and serves on the Multifamily Council of the Urban Land Institute. Mr. Hays received a Bachelor of Science in Accounting from Oral Roberts University.

Peter McMillan III is our Executive Vice President, a position he has held since our inception in August 2009. He is also an Executive Vice President, Treasurer, Secretary and a director of KBS REIT I, KBS REIT II and KBS REIT III, and President, Chairman of the Board and a director of KBS Strategic Opportunity REIT, positions he has held since June 2005, August 2007, January 2010 and December 2008, respectively. In addition, Mr. McMillan is one of our sponsors and is a sponsor of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic opportunity REIT, which were formed in 2009, 2005, 2007, 2009 and 2008, respectively. Mr. McMillan owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3 % interest in KBS Holdings LLC, which is the sole owner of our advisor and the owner of the dealer manager of this offering. All four of our KBS sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. McMillan is a co-founder and the Managing Partner of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. McMillan served as an Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75.0 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6.0 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a director of Steinway Musical Instruments, Inc. and TCW/Metropolitan West Funds.

David E. Snyder is our Chief Financial Officer, Treasurer and Secretary, positions he has held since our inception in August 2009. He is the Chief Financial Officer of our advisor, KBS REIT I and KBS REIT II, positions he has held for these entities since November 2008, December 2008 and December 2008, respectively. He is also the Chief Financial Officer, Treasurer and Secretary of KBS Strategic Opportunity REIT, positions he has held since December 2008. Mr. Snyder was appointed Chief Financial Officer of KBS REIT III in January 2010. He is a member of the investment committee formed by our advisor to evaluate and recommend new investment opportunities for KBS REIT III.

From January 1998 to May 2008, Mr. Snyder worked for Nationwide Health Properties, Inc., a real estate investment trust specializing in healthcare related property. He served as the Vice President and Controller from July 2005 to February 2008 and Controller from January 1998 to July 2005. At Nationwide Health Properties, Mr. Snyder was responsible for internal and external financial reporting, Sarbanes-Oxley compliance, budgeting, debt compliance, negotiation and documentation of debt and equity financing and the negotiation of acquisition and leasing documentation. In addition,

Mr. Snyder was part of the senior management team that approved investments, determined appropriate financing and developed strategic goals and plans. As part of his investment and financing responsibilities, Mr. Snyder participated in the origination, modification and refinancing of mortgage loans made to customers, mortgages obtained on real estate and unsecured credit facilities.

Mr. Snyder was an adjunct accounting professor at Biola University from 1998 to May 2005, teaching courses in auditing and accounting. He was the director of financial reporting at Regency Health Services, Inc., a skilled nursing provider, from November 1996 to December 1997. From October 1993 to October 1996, Mr. Snyder worked for Arthur Andersen LLP. Mr. Snyder received a Bachelor of Arts Degree in Business Administration with an emphasis in Accounting from Biola University in La Mirada, California. Mr. Snyder is a Certified Public Accountant (California).

Stacie K. Yamane is our Chief Accounting Officer, a position she has held since our inception in August 2009. Ms. Yamane is also the Chief Accounting Officer, Portfolio Accounting of our advisor and Chief Accounting Officer of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT, positions she has held for these entities since October 2008, October 2008, December 2008, January 2010 and August 2009, respectively. From July 2007 until December 2008, Ms. Yamane served as Chief Financial Officer and Controller of KBS REIT II; from October 2004 to October 2008, she served as Fund Controller of our advisor; from June 2005 to December 2008, she served as Chief Financial Officer of KBS REIT I; and from June 2005 to October 2008, she served as Controller of KBS REIT I.

In addition, Ms. Yamane serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/Portfolio Accounting with KBS-affiliated investment advisers from 1995 to 2004. At KBS Realty Advisors, Ms. Yamane is responsible for client accounting/reporting for two real estate portfolios. These portfolios consist of industrial, office and retail properties as well as land parcels. Ms. Yamane works closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assists in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented in accordance with GAAP, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences with various KBS-affiliated entities and Kenneth Leventhal & Company give her over 22 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).

Gary T. Kachadurian is one of our independent directors, a position he has held since 2010. Mr. Kachadurian has 31 years of real estate experience specializing in land and asset acquisition, construction, development, financing, and management. Since August 2007, Mr. Kachadurian has served as Chairman of Apartment Realty Advisors, the nation’s largest privately owned multihousing investment advisory company. Also, as President of The Kachadurian Group LLC (f/k/a Kach Enterprises, LLC) from October 2006 to the present, he has been retained as consultant on apartment acquisition and development transactions.

He was formerly Senior Managing Director for Global Business Development for Deutsche Bank Real Estate. His responsibilities included raising equity in Japan, Germany, and other countries for new real estate products. Until May 2005 he was also a senior member of the Policy Committee of RREEF, a leading pension fund advisor, in addition to being a member of RREEF’s Investment Committee for 14 years. He was in charge of RREEF’s National Acquisitions Group and Value-Added and Development lines of business from 1999 to 2002, and also had oversight in the acquisition and management of RREEF’s 24,000 unit apartment investment portfolio. Prior to joining RREEF, he was the Midwest Regional Operating Partner for Lincoln Property Company, developing and managing apartment communities in Illinois, Indiana, Wisconsin, Kansas and Pennsylvania.

Mr. Kachadurian is a founding Board Member of the Chicago Apartment Association, was formerly Chairman of the National Multi Housing Council. He has been a featured speaker and panelist at many apartment industry events. He is on the Board of Managers and co-chair of the Real Estate Committee of the Chicago YMCA, is Chairman of the Village Foundation of Children’s Memorial Hospital, is a Director of Pangea Real Estate, and serves as Director of Leaders Bank in Oak Brook, Illinois. Mr. Kachadurian received his B.S. in Accounting from the University of Illinois.

Our board of directors has concluded that Mr. Kachadurian is qualified to serve as one of our independent directors for reasons including the depth and breadth of his experience in the rental apartment industry, including longstanding experience as a developer, owner and manager of apartment properties. His extensive understanding of these varied aspects of our industry provide the board with an invaluable resource for assessing and managing risks and planning corporate strategy. In addition, in the course of serving on the boards of several companies and other large organizations involved in the apartment industry, Mr. Kachadurian has developed strong leadership and consensus building skills that are a valuable asset to our board.

Michael L. Meyer is one of our independent directors, a position he has held since January 2010. He is also an independent director of KBS Strategic Opportunity REIT, a position he has held since October 2009. Mr. Meyer is a private real estate investor and since 1999 has been the Chief Executive Officer of the Michael L. Meyer Company. The Michael L. Meyer Company is a principal and/or manager of real estate entities and provides those entities with property acquisition, financing and management services and advice. Since June 2006, Mr. Meyer also has been a principal of TwinRock Partners, LLC (formerly known as AMG Realty Investors, LLC), a commercial and residential real estate investment company. From 2000 to 2003, Mr. Meyer was a principal in Advantage 4 LLC, a provider of telecommunications systems for real estate projects. From 1999 to 2003, Mr. Meyer was also a principal of Pacific Capital Investors, which acquired non-performing loans secured by real estate in Japan. From 1974 to 1998, Mr. Meyer was Managing Partner-Orange County and Audit Partner of the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP and its predecessor. Mr. Meyer is a director and member of the audit committee of Opus Bank and is a director and chair of the audit committee of Paladin Realty Income Properties, Inc., positions he has held for these entities since September 2010 and February 2004, respectively. Additionally, Mr. Meyer served as a director and member of the audit committee of City National Bank and City National Corporation, positions he held for these entities from July 1999 to April 2010.

Mr. Meyer was inducted into the California Building Industry Foundation Hall of Fame in June of 1999 for outstanding achievements in the real estate industry and community. Mr. Meyer was also the recipient of the University of California Irvine Graduate School of Management Real Estate Program Lifetime Achievement Award. Mr. Meyer received a Bachelor’s of Business Administration from the University of Iowa. He is a Certified Public Accountant (inactive California).

Our board of directors has concluded that Mr. Meyer is qualified to serve as one of our independent directors and the chairman of our audit committee for reasons including his expertise with respect to commercial real estate investments and accounting and financial reporting matters. With over 11 years of experience investing in commercial real estate and providing commercial real estate acquisition, financing and management services and advice, Mr. Meyer is well-positioned to advise the board with respect to potential investment opportunities and investment management. In addition, with 35 years of experience as an independent Certified Public Accountant or auditor for real estate companies, Mr. Meyer provides our board with substantial expertise regarding real estate accounting and financial reporting matters. Further, Mr. Meyer’s experience as a director of City National Bank, City National Corporation and Paladin Realty Income Properties, Inc. provide him with an understanding of the requirements of serving on a public company board.

Ronald E. Zuzack is one of our independent directors. Since August 2010, Mr. Zuzack has been a Senior Advisor and Investment Committee Member of WestRock, an apartment investment company. From January 2008 until February 2010, Mr. Zuzack served as Global Chief Operating Officer for BlackRock Realty Advisors, Inc.’s Real Estate Equity Business. BlackRock Realty is a division of BlackRock, Inc., a premier provider of global investment management, risk management and advisory services. Blackrock Realty is a leading real estate equity investment manager and, in his capacity as Global COO, Mr. Zuzack is responsible for the day-to-day operations of a platform in the Americas, the UK, Continental Europe, Australia and Asia with total assets under management of approximately US $26 billion. The firm manages a variety of separate accounts, closed-end funds and open-end funds with a focus on core, value-added and opportunistic investment strategies. Since January 2008, Mr. Zuzack has been Chairman of Blackrock Realty’s Operating Committee and a member of the Executive, Investment and Leadership Committees for the firm’s Real Estate Group.

Mr. Zuzack joined BlackRock Realty’s predecessor, SSR Realty Advisors, Inc., in 1981 as a Portfolio Manager, serving as Executive Vice President and Director of Portfolio Services from 1988 to 1997 and Chief Investment Officer from 1996 to 1997, Head of Acquisitions, Dispositions and Financing from 1997 to December 2005 and Head of BlackRock Realty Americas from January 2006 to January 2008. Prior to joining SSR Realty Advisors, he held positions as Vice President and Real Estate Manager with Union Bank and as Vice President, Development and Property Manager for Inter-Cal Real Estate Corporation.

Mr. Zuzack earned a BS in Finance and Economics in 1969 and an MBA in 1970 from the University of Missouri. He also was recognized as a Willis Bryant Scholar in Mortgage Banking at Northwestern University in 1972. He is currently a member of the Urban Land Institute. He has also served as Chairman of the Multi-Family Gold Council of the Urban Land Institute, as a member of the Executive Committee of the National Multi-Housing Council, as Chairman of the Rent Control Committee of the National Multi-Housing Council, and as a board member of the Mid-Peninsula Housing Authority.

Our board of directors has concluded that Mr. Zuzack is qualified to serve as one of our independent directors for reasons including his extensive experience as an investment fiduciary representing the interests of shareholder clients. Mr. Zuzack’s 25 years as an active investor in apartment properties provide him with specific knowledge of our market segment and related financing activities and position him very well to provide the board of directors with valuable industry-specific insight and experience. Furthermore, Mr. Zuzack’s experience also prepares him well for service on our audit committee. As Global COO of BlackRock Realty Advisors, Mr. Zuzack had overall responsibility for the financial performance of that company, including supervision of the principal financial officer, regular reviews of financial statements, and frequent consideration of issues related to the conduct of audits, assessment of internal controls and procedures for financial reporting.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $40,000. In addition, we pay independent directors for attending board and committee meetings as follows:

•	$2,500 in cash for each board meeting attended.

•	$2,500 in cash for each committee meeting attended, except that the chairman of the committee will be paid $3,000 for each meeting attended.

•	$2,000 in cash for each teleconference meeting of the board.

•	$2,000 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $3,000 for each teleconference meeting of the committee.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, KBS Capital Advisors (including the sub-advisor) and their affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of an affiliated director, KBS Capital Advisors (including the sub-advisor) or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our sponsors, KBS Capital Advisors (including the sub-advisor), their affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors (including the sub-advisor) and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have also purchased and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is KBS Capital Advisors. KBS Capital Advisors is a limited liability company that was formed in the State of Delaware on October 18, 2004. As our advisor, KBS Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders.

Peter M. Bren and Charles J. Schreiber, Jr., two of our KBS sponsors, indirectly own a controlling interest in and are the managers of KBS Capital Advisors. Our other two KBS sponsors, Keith D. Hall and Peter McMillan III, also indirectly own an ownership interest in KBS Capital Advisors. Messrs. Bren, Hall, McMillan and Schreiber all actively participate in the management and operations of the advisor. For more information regarding the background and experience of Messrs. Bren, Hall, McMillan and Schreiber, see “Management — Executive Officers and Directors” and “Management — Our Sponsors and their Key Professionals.”

The Advisory Agreement

Under the terms of the advisory agreement, KBS Capital Advisors must use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, KBS Capital Advisors is responsible for managing our day-to-day operations, retaining the property managers for our property investments (subject to the authority of our board of directors and officers) and performing other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate property opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to KBS Capital Advisors under the advisory agreement. We also describe in that section our obligation to reimburse KBS Capital Advisors for organization and offering expenses, the costs of providing services to us (other than for services for which it earns acquisition advisory fees or disposition fees for sales of properties or other investments) and payments made by KBS Capital Advisors in connection with potential investments, whether or not we ultimately acquire the investment.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale, exchange or other disposition of one or more assets. The fee is payable solely from the proceeds from the sale, exchange or other disposition of an asset and future asset sales, exchanges or dispositions, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8.0% per year cumulative, non-compounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. Therefore, if the ultimate liquidation value of our assets were to decline relative to the appraised value of our assets as of the termination date of the advisory agreement, we may be obligated to pay a termination fee even if our stockholders do not ultimately receive an 8.0% per year cumulative, non-compounded return on their investment in us. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

KBS Capital Advisors and its affiliates engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, KBS Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. KBS Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

As further described below under the heading “— Other Affiliates — The Sub-Advisor,” our advisor will delegate duties under the advisory agreement to a sub-advisor, KBS-Legacy Apartment Community REIT Venture, LLC, which is a joint venture among KBS Capital Advisors and Legacy Partners Residential Realty LLC. As a result of this joint venture arrangement, and subject to the oversight of our board of directors, personnel associated with Legacy Partners Residential Realty LLC will have direct day-to-day responsibility for sourcing and proposing target properties for investment by us, managing the acquisition process for investments approved by our board of directors and performing asset management services related to our investments. Personnel associated with KBS Capital Advisors will have direct day-to-day responsibility for managing our compliance and reporting functions under securities laws applicable to our business, managing all of our accounting and financial reporting functions, managing our tax matters and providing marketing, investor-relations and other administrative services on our behalf. An investment and management committee of the sub-advisor, composed of two representatives appointed by Legacy Partners Residential Realty LLC and three representatives appointed by KBS Capital Advisors will approve all major decisions of the sub-advisor.

Our Sponsors and their Key Professionals

In addition to the directors and executive officers listed above, our advisor will rely on our KBS and Legacy sponsors and on key professionals employed or retained by affiliates of our sponsors. These individuals have extensive real estate industry experience through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in property selection, acquisitions/development, financing, asset and property management, and dispositions.

Below is a brief description of the background and experience of our KBS and Legacy sponsors and the senior real estate professionals employed or retained by affiliates of our sponsors.

Our Legacy Sponsors

C. Preston Butcher, W. Dean Henry, and Guy K. Hays indirectly through their trusts own and control Legacy Partners Residential Realty LLC, a limited liability company formed in the State of Delaware on July 10, 2009 to be the co-manager of the sub-advisor. Together with Legacy Partners Residential Realty LLC, we generally refer to these individuals as our “Legacy sponsors.” Messrs. Butcher, Henry and Hays work together and directly or through their trusts are also owners and/or officers of Legacy Partners Residential, Inc. (“LPRI”), which oversees the management and operations of all of its affiliated Legacy residential related entities (LPRI and Legacy Partners Residential Realty LLC together with all such affiliated Legacy residential related entities are hereinafter collectively referred to as “Legacy Residential”). These individual Legacy sponsors also actively participate in the management and operations of Legacy Residential. Mr. Butcher, directly or through a trust, is also an owner, partner, manager, officer and/or director of various other entities affiliated with Legacy Partners Commercial, LLC which are involved directly or indirectly through other entities in the acquisition, development, ownership and management of commercial properties (all of such entities other than the entities comprising Legacy Residential are hereinafter collectively referred to as “Legacy Commercial”).

Mr. Butcher has been involved exclusively in real estate acquisitions, development, financing, asset and property management, and dispositions for over 40 years. He joined Lincoln Property Company in 1968 and was President of the Western Region until 1998, at which time he became Chairman of the Board and Chief Executive Officer of LPRI. Since August 2012, Mr. Butcher serves only as Chairman of LPRI. In 1999, Mr. Butcher purchased the interests of the other Lincoln Property Company shareholders in the Western Region operations and continued these operations under the new “Legacy Partners” name. Focusing on high-quality U.S. real estate for institutional investors and high net worth individuals, Mr. Butcher has been integral to Legacy Residential’s and Legacy Commercial’s success and growth into a nationally recognized manager and operator of multifamily and commercial real estate investments, respectively. Mr. Butcher serves on the Executive Committee of the National Multi-Housing Council and the Board of Trustees for the Urban Land Institute. He is a member of the Policy Advisory Board of the Center for Real Estate at the University of California at Berkeley, and is a Director of the Charles Schwab Corporation and NorthStar Realty Finance Corporation.

Mr. Henry is Chief Executive Officer of LPRI and has been involved exclusively in multifamily real estate acquisitions/development, financing, asset and property management, and dispositions for over 40 years. He joined Lincoln Property Company in 1973, was promoted to Senior Vice President in charge of all residential operations of the Western Region in 1995, and then became the President and Chief Operating Officer of LPRI in 1998. Mr. Henry served as President only of LPRI from 2001 through August 2012, when he was appointed Chief Executive Officer. Mr. Henry is widely recognized as a leading expert on multifamily real estate and is frequently invited to speak at conferences and participate in industry panels. Mr. Henry serves on the Executive Committee of the National Multi-Housing Council. He is a member of the Policy Advisory Board of the Center for Real Estate at the University of California at Berkeley. He is an active member of the Urban Land Institute and is a former Board Member of Mercy Housing, a non-profit affordable housing organization which has participated in the development, preservation and/or financing of more than 36,900 affordable homes in the United States. Mr. Henry currently serves as Chairman of the Multifamily Leadership Board of the National Association of Home Builders

Mr. Hays is President of LPRI, and has been involved exclusively in multifamily real estate acquisitions/development, financing, asset and property management, and dispositions for over 30 years. He joined Lincoln Property Company in 1986, was promoted to Vice President of Finance for all residential operations of the Western Region in 1995, and became Senior Vice President – Finance of LPRI in 1998, then Senior Vice President and Chief Financial Officer – Residential in 2001, Senior Managing Director and Chief Financial Officer in January 2008, Executive Managing Director and Chief Financial Officer in January 2009, and since August 2012, President. Prior to joining Lincoln Property Company in 1986, Mr. Hays was with Kenneth Leventhal and Company, a CPA firm specializing in real estate, in Dallas, Texas where he earned his Certified Public Accountant designation. Mr. Hays is an active member of the National Multi-Housing Council and serves on the Multifamily Council of the Urban Land Institute.

Messrs. Butcher and Henry have been working together with Legacy Residential entities and/or Lincoln Property Company for nearly 40 years, and Messrs. Butcher, Henry and Hays for over 26 years.

Other key real estate professionals with Legacy Residential entities include Jeffrey Byrd, Kerry Nicholson, Timothy O’Brien, Spencer Stuart, Carol Foster, and Robert Calleja. These individuals have over 28 years of real estate industry experience, on average, and over 15 years with Legacy Residential entities and/or Lincoln Property Company, on average. They have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in property selection, acquisitions/development, financing, asset and property management, and dispositions. Together with Messrs. Butcher, Henry, and Hays, these individuals comprise the Investment Acquisition and Management Team at Legacy Residential.

Historically, the investment strategy of Legacy Residential has been threefold:

1.	To identify and acquire/develop attractive multifamily real estate investment opportunities that meet the investment criteria of their investors;

2.	To aggressively manage and add value to each asset acquired/developed; and

3.	To execute a well-defined exit strategy in order to achieve the investment objectives of their clients.

We believe that the experience of our Legacy sponsors and the team of key real estate professionals they have assembled to manage our acquisitions, development, operations, and dispositions, combined with their disciplined investment approach, will allow us to successfully execute the business model. The experience of the Legacy sponsors includes:

•	Identifying and acquiring/developing almost 70,000 residential units exceeding $5.5 billion of cost since 1968;

•	Selling over 62,000 residential units exceeding $5.4 billion of proceeds;

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Sponsoring a $269 million residential real estate program commencing in 2002 for a large institutional investor, and acquiring and developing/rehabilitating four large multifamily and multifamily mixed-use assets totaling over 1,600 units and $600 million in total cost; and

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Since 1995, acting as a sub-advisor to numerous large institutional clients in connection with identifying and acquiring/developing $2.6 billion of residential real estate across 56 properties with a total of 17,900 units - and formulating and executing investment strategies to meet each of these client’s unique investment objectives. Legacy Residential’s top five sub-advisory clients by capital invested since 1995 are:

•	AIG Global Real Estate Investment Corp.;

•	BlackRock Realty Advisors, Inc.;

•	Equity Residential;

•	Capmark Investments, LP, a subsidiary of Capmark Financial Group Inc., (formerly known as GMAC Commercial Holding Corp.); and

•	the AFL-CIO Building Investment Trust.

The investments on behalf of these clients are made pursuant to agreements that permit the institutional investors to reject acquisitions recommended by the investment adviser. Because these investors are not as passive as those who invest in this offering, we have not described the performance of the real estate assets acquired or managed for these clients.

You should note that we believe that the institutional investors named above and that invested in private Legacy-sponsored funds or that have been advised by Legacy affiliates are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $         per share.

None of the institutional investors named above endorsed this offering or our initial public offering. By including their names, we do not suggest that any of these investors approved of the services provided by any affiliate of our advisor. We have included their names only for purposes of your evaluation of the experience and reputation of our sponsors and their team of real estate professionals.

Our KBS Sponsors

Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our “KBS sponsors.” Mr. Bren is one of our directors, and Messrs. Bren and McMillan are also our executive officers. All four of our sponsors actively participate in the management and operations of our advisor, and our advisor has three managers: an entity owned and controlled by Mr. Bren; an entity owned and controlled by Messrs. Hall and McMillan; and an entity owned and controlled by Mr. Schreiber.

On January 27, 2006, our KBS sponsors launched the initial public offering of KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I in this prospectus. As of December 31, 2011, KBS REIT I had accepted aggregate gross offering proceeds of approximately $1.9 billion, including $222.6 million from shares issued pursuant to its dividend reinvestment plan. Of the amount raised pursuant to its dividend reinvestment plan, as of December 31, 2011, $62.4 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008. On April 22, 2008, our KBS sponsors launched the initial public offering of KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II in this prospectus. As of December 31, 2011, KBS REIT II had accepted aggregate gross offering proceeds of approximately $1.9 billion, including $134.3 million from shares issued pursuant to its dividend reinvestment plan. Of the amount raised pursuant to its dividend reinvestment plan, as of December 31, 2011, $48.9 million had been used to fund share redemptions pursuant to its share redemption program. KBS REIT II ceased offering shares in its primary initial public offering on December 31, 2010. Our sponsors are also sponsoring another public real estate investment trust, KBS Strategic Opportunity REIT, which commenced its initial public offering on November 20, 2009. As of December 31, 2011, KBS Strategic Opportunity REIT had accepted aggregate gross offering proceeds of approximately $217.6 million, including $4.1 million from shares issued pursuant to its dividend reinvestment plan. On February 4, 2010, our KBS sponsors filed a registration statement related to a new public real estate investment trust, KBS Real Estate Investment Trust III, Inc., which we refer to as KBS REIT III in this prospectus. KBS REIT III launched its initial public offering on October 26, 2010. As of December 31, 2011, KBS REIT III had accepted aggregate gross offering proceeds of approximately $104.0 million, including $0.7 million from shares issued pursuant to its dividend reinvestment plan. Our advisor is also the external advisor of KBS REIT I, KBS REIT II,

KBS REIT III and KBS Strategic Opportunity REIT, and our KBS sponsors are directors and/or executive officers of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT. Through their affiliations with KBS REIT I, KBS REIT II and KBS Capital Advisors, as of December 31, 2011, our sponsors have overseen the investment in and management of over $6.4 billion of real estate and real estate-related investments on behalf of the investors in KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT.

Since 1992, Messrs. Bren and Schreiber have teamed to invest in, manage and sell real estate and real estate-related investments on behalf of institutional investors. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors, a registered investment advisor with the SEC and a nationally recognized real estate investment advisor. When we refer to a “KBS-sponsored” fund or program, we are referring to the private entities sponsored by an investment advisor affiliated with Messrs. Bren and Schreiber, and KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT, the public, non-traded REITs that are currently being sponsored by Messrs. Bren, Hall, McMillan and Schreiber. When we refer to a “KBS-advised” investor, we are referring to institutional investors that have engaged an investment advisor affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Messrs. Bren and Schreiber each have been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 38 years. Over that time, Messrs. Bren and Schreiber have developed extensive experience investing in and managing a broad range of real estate assets classes, including multifamily residential real estate. During the 21-year period from 1970 to 1991 when Mr. Bren was a senior partner of Lincoln Property Company, it financed, developed, leased and managed more than 135,000 apartment units. Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2008) sponsoring 14 private real estate funds that have invested over $3.1 billion (including equity, debt and investment of income and sales proceeds) in 286 real estate assets. Of this amount, approximately $104 million has been invested in 20 multifamily residential-related real estate assets. In addition to their experience with these 14 funds, investment advisors affiliated with Messrs. Bren and Schreiber have also been engaged by four institutional investors to recommend real estate acquisitions and manage some of their investments. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled over $3.9 billion.

With respect to the experience of Messrs. Hall and McMillan, each has over 28 years of experience in real estate-related investments. Prior to founding KBS Capital Advisors with Messrs. Bren and Schreiber, Messrs. Hall and McMillan founded Willowbrook Capital Group, LLC, an asset-management company, in 2000. Before forming Willowbrook, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.

Our KBS sponsors work together at KBS Capital Advisors with their team of real estate professionals. Three key real estate professionals at KBS Capital Advisors, James Chiboucas, David E. Snyder and Stacie K. Yamane, will be significantly involved in our operations and each has over 16 years of direct real estate experience. These professionals have been responsible for overseeing and managing several public and private real estate programs through multiple real estate cycles in their careers.

Key Legacy Professionals

Robert A. Calleja is the Chief Financial Officer for LPRI, a position he has held since August 2012. Mr. Calleja has closed acquisitions of almost 14,000 units exceeding $2.7 billion in cost, loan originations of $2 billion, and the disposition of almost 23,000 units for $3.5 billion.

As Chief Financial Officer of LPRI, Mr. Calleja directs the financial affairs of the Legacy Residential entities, including setting out financing strategies for the company and monitoring financial performance. As a member of Legacy Residential’s Investment Acquisition and Management Committee, he reviews and approves the acquisition, financing, and disposition of multifamily real estate investments. Mr. Calleja routinely reviews significant asset related issues, including the financing of properties and the firm’s banking, accounting and reporting functions. He is also responsible for lender and banking relationships.

Mr. Calleja has been involved exclusively in real estate acquisitions/development, financing, and dispositions for over 19 years. He joined Lincoln Property Company in 1997 and became Vice President-Finance of LPRI in 2003 and Senior Vice President, Finance of LPRI in 2009. Prior to joining Lincoln Property Company, he was a Real Estate Consulting Manager for Arthur Andersen, LLP. He is an associate member of the Urban Land Institute. Mr. Calleja graduated cum laude from the Wharton School of Business, University of Pennsylvania with a Bachelor of Science in Applied Economics, concentration in Finance. He also holds a Master of Business Administration degree from the University of California Berkeley’s Haas School of Business.

Jeffrey K. Byrd is Senior Managing Director of Northern California for LPRI. He joined Lincoln Property Company in 1990 and was promoted to Vice President in 1995 and became Senior Managing Director of Northern California for LPRI in 1998.

As Senior Managing Director of Northern California, Mr. Byrd oversees all operations of the Northern California Region, including acquisitions/development, dispositions, construction management, marketing and leasing, and asset and property management. He is also responsible for relationships with investors, brokers and their agents, city officials, contractors, vendors and tenants.

Mr. Byrd has been involved exclusively in real estate acquisition, development, finance, management and disposition for over 28 years. Over the course of his career he has overseen acquisition, disposition, development and financing of over 10,000 multi-family units and 250,000 square feet of related retail space. Before joining Lincoln Property Company Mr. Byrd was responsible for financing and developing multi-family communities with Property Company of America (a spin-off of Lincoln Property Company) in Texas, Colorado and California. Mr. Byrd began his professional career with Arthur Andersen Company, a global accounting and consulting firm in Dallas, Texas, where he earned his Certified Public Accountant designation.

Mr. Byrd supports a number of non-profit educational organizations in his local community and has volunteered his expertise in various capacities to facilitate the development of educational campuses for these organizations. Mr. Byrd received his Bachelor Degree in Business Administration in Accounting and Finance from Baylor University.

Timothy J. O’Brien started work with LPRI in April 2008 and now is Senior Managing Director of Southern California, Arizona, and Nevada for LPRI. In this role, Mr. O’Brien oversees all multifamily operations of the Southern California, Arizona, and Nevada Regions, including acquisitions/development, dispositions, construction management, marketing and leasing, and asset and property management. He is also responsible for relationships with investors, brokers and their agents, city officials, contractors, vendors, and tenants.

Mr. O’Brien has been involved exclusively in real estate acquisitions, development, financing, management, and dispositions for over 27 years, holding positions such as West Coast Operating Partner for Fifield Companies (2005 to 2008) and Vice President of Acquisitions and Development for Lincoln Property Company (1999 to 2005). During the course of his career he has overseen the acquisition/development, financing, and management of over $1 billion of high rise residential property. He has also developed approximately 1 million square feet of office and industrial product.

Mr. O’Brien is a member of the National Multi-Housing Council and the Urban Land Institute. He is also a member of the California Board of Directors for Mercy Housing, a not-for-profit affordable housing organization which has participated in the development, preservation and/or financing of more than 36,900 affordable homes in the United States. Mr. O’Brien received a Bachelor of Science in Business Administration from the University of Southern California.

Kerry L. Nicholson started work with LPRI in 1999 and now is Senior Managing Director of the Pacific Northwest for LPRI. In this role, he oversees all multifamily operations of the Pacific Northwest Region, including acquisitions/development, dispositions, construction management, marketing and leasing, and asset and property management. He is also responsible for relationships with investors, brokers and their agents, city officials, contractors, vendors, and tenants.

Mr. Nicholson has been involved exclusively in real estate acquisitions, development, financing, management, and dispositions for over 33 years. Prior to joining LPRI, he had a career in commercial real estate procuring over $2 billion in debt and equity commitments as a senior manager for firms such as GE Capital, Bank of America, and Wells Fargo.

Mr. Nicholson has served on the Advisory Board of the University of Washington’s Center for Community Development and Real Estate and the Advisory Board for the Washington State University. He is on the Executive Committee of the Seattle District Council of the Urban Land Institute and an active member of the Master Builder’s Association. He is also a Co-Chair of the Public Relations Committee for the Quality Growth Alliance. Mr. Nicholson has been on the Board of the Big Brothers and Big Sisters of Seattle since 1990. Mr. Nicholson graduated Phi Beta Kappa with a Bachelor’s degree in Political Science from the University of California at Berkeley and holds a Master’s of Business Administration from the University of Chicago.

Spencer R. Stuart, Jr. started work with LPRI in October 2004 and now is Senior Managing Director of Texas and Colorado for LPRI. In this role, he oversees all multifamily operations of the Texas and Colorado Regions, including acquisitions, development, dispositions, construction management, marketing and leasing, and asset and property management. He is also responsible for relationships with investors, brokers and their agents, city officials, contractors, vendors, and third party property management providers.

Mr. Stuart has been involved exclusively in real estate acquisitions, development, financing, management, and dispositions for over 32 years. Prior to joining LPRI, Mr. Stuart held the roles of Chief Executive Officer, Executive Vice President and Chief Operating Officer, and President for the Palladium Group, where he successfully organized and grew a new U.S. division for a Europe based, multi-national real estate firm. Mr. Stuart was a key player in the initial public offering (IPO) of the multifamily REIT Walden Residential Properties, Inc. Since 1994, he has been directly responsible for over $400 million of mid and high rise multifamily development and multifamily acquisitions in excess of $250 million.

Mr. Stuart serves on the National Association of Home Builders’ Multifamily Leadership Board. He is a member of the Home and Builder’s Association of Greater Dallas and the Urban Land Institute. He is a member and previously served as an officer of the Real Estate Financial Executives Association of Dallas. Mr. Stuart has also been an associate member of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Stuart holds a Bachelor’s degree in Fine Arts from the University of Connecticut. He previously held Series 7 and 63 licenses from the National Association of Securities Dealers.

Carol S. Foster is Senior Vice President and Chief Accounting Officer of LPRI, positions she has held since August 2007 and June 2004, respectively. In this role, she is responsible for accounting, audits, reporting, banking, and income tax returns for LPRI’s various affiliated entities. She is also responsible for relationships with investors, audit firms, and banks.

Ms. Foster has been involved exclusively in real estate accounting, auditing, reporting, banking, and income tax returns for over 32 years. She joined Lincoln Property Company in 1983 and became an officer of LPRI in 1998. Prior to joining Lincoln Property Company, Ms. Foster worked for Williams & Wood LLP in Dallas, Texas, where she provided tax and audit services to real estate clients.

Ms. Foster is a Certified Public Accountant. She is a member of the AICPA, the California society of Certified Public Accountants, and the National Multi-Housing Council. She has a Bachelor’s degree in Business Administration with a concentration in Accounting from Baylor University.

Key KBS Professionals

James Chiboucas is Vice Chairman and Chief Legal Officer of KBS Capital Advisors. Mr. Chiboucas has served as the Chief Legal Officer of KBS Realty Advisors since its formation and the Chief Legal Officer of the other KBS-affiliated investment advisors since 1996. He became Vice Chairman of KBS Realty Advisors in 2006. He has represented KBS since the first investment advisor was formed in 1992. As Vice Chairman and Chief Legal Officer, Mr. Chiboucas is responsible for the negotiation and documentation of the company’s real estate investments across the United States, including management of local counsel in each of the jurisdictions involved with acquisitions and dispositions. He also manages legal counsel retained to provide services for KBS Capital Advisors and KBS Realty Advisors.

Mr. Chiboucas has over 31 years of legal experience in the real estate industry, including real estate investment, finance, acquisitions, dispositions, development and management. Before joining KBS, Mr. Chiboucas was a partner of Paone, Callahan, McHolm & Winton, L.L.P. and Vice-President of Signal Landmark, a national real estate development company, where he was responsible for all of Signal Landmark’s legal real estate transactional matters across the United States. Mr. Chiboucas received a Bachelor’s Degree in Business and a Juris Doctorate degree from the University of Southern California.

Other Affiliates

The Sub-Advisor

Subject to the terms of the advisory agreement between KBS Capital Advisors and us, KBS Capital Advisors will delegate advisory duties to a sub-advisor entity, KBS-Legacy Apartment Community REIT Venture, LLC, which is a joint venture among KBS Capital Advisors and Legacy Partners Residential Realty LLC. Notwithstanding such delegation to the sub-advisor, KBS Capital Advisors retains ultimate responsibility for the performance of all the matters entrusted to it under the advisory agreement.

The sub-advisor is not an operating entity and has no employees of its own. Rather, the sub-advisor, through its limited liability company operating agreement, establishes the economic terms of the joint venture among the KBS and Legacy sponsors and allocates responsibility for particular advisory functions among the sponsors. Advisory operations and duties that are assigned by the sub-advisor’s operating agreement to be the responsibility of the Legacy sponsor are performed by employees of, or persons associated with, Legacy Partners Residential Realty LLC. Similarly, advisory operations and duties that are assigned by the sub-advisor’s operating agreement to be the responsibility of the KBS sponsor are performed by employees of, or persons associated with, KBS Capital Advisors LLC.

Pursuant to the operating agreement of the sub-advisor, and subject to the oversight of our board of directors, our Legacy sponsors and their team of real estate professionals are assigned direct responsibility for, among others, the following duties:

•	sourcing and proposing target properties for investment by us;

•	conducting due diligence on target properties;

•	managing the acquisition process for investments approved by our board of directors;

•	managing legal matters involving our properties;

•	supervising the compilation of financial information concerning our investments;

•	arranging financing and refinancing for our investments; and

•	performing asset management services related to our investments.

Subject to the oversight of our board of directors, personnel associated with KBS Capital Advisors retain direct responsibility for the following:

•	managing our compliance and reporting functions under securities laws applicable to our business;

•	managing all of our accounting and financial reporting functions;

•	managing our tax matters; and

•	providing marketing, investor-relations and other administrative services on our behalf.

As consideration for the services delegated to the sub-advisor, the advisor has agreed to grant to the sub-advisor an assignment of its rights to receive all of the fees and certain expense reimbursements payable to the advisor under the advisory agreement, including:

•	the acquisition advisory fee;

•	the asset management fee;

•	any construction and development fees we pay to our advisor;

•	any disposition fee we pay to our advisor;

•	any incentive fee or termination fee we pay to our advisor; and

•

all reimbursements of organization and offering expenses (except for those relating to the salaries and benefits of the accounting and reporting employees of our advisor) that we reimburse to our advisor pursuant to the advisory agreement, but only to the extent funded by the sub-advisor.

The sub-advisor’s limited liability company operating agreement in turn delineates the allocation and distribution priorities of these amounts between our advisor and Legacy Partners Residential Realty LLC, the two sole members of the sub-advisor. For a description of the fees and reimbursements subject to the assignment, see “Management Compensation.”

An investment and management committee of the sub-advisor, composed of two representatives appointed by our Legacy sponsors and three representatives appointed by our KBS sponsors, approves major decisions of the sub-advisor, including the final approval of all investments to recommend to our advisor for investment. Based on these determinations, KBS Capital Advisors recommends investments to our board of directors and our board of directors, or a majority of the conflicts committee that constitutes a majority of our board of directors, approves all proposed investments.

Dealer Manager

We have retained KBS Capital Markets Group LLC, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group provides wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group served as dealer manager for KBS REIT I’s and KBS REIT II’s initial public offerings and continues to serve as the dealer manager for offerings under their dividend reinvestment plans. KBS Capital

Markets Group also currently serves as dealer manager for the initial public offerings of KBS REIT III and KBS Strategic Opportunity REIT.

Our KBS sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., indirectly own a controlling interest in KBS Capital Markets Group.

Below is a brief description of the background and experience of the Managing Director and Chief Executive Officer of KBS Capital Markets Group:

Mike Crimmins was appointed Managing Director and Chief Executive Officer of KBS Capital Markets Group on June 2, 2009. As Managing Director, Mr. Crimmins is responsible for overseeing the day-to-day operations of the company and for oversight of both internal and external wholesaling operations and activities. Mr. Crimmins has been employed by KBS Capital Markets Group since February 2006. From February 2006 to April 2009, he was a Divisional Sales Manager, and on April 2009, Mr. Crimmins was named National Sales Manager. From October 2000 to October 2005, Mr. Crimmins was Western Division Sales Manager for AXA Distributors, LLC. Prior to AXA, Mr. Crimmins served from April 1991 to October 2000 as an Executive Sales Consultant for The Guardian Life Insurance Company. Mr. Crimmins holds a Bachelor of Science in Business Administration and Finance from the University of Missouri.

Initial Investment by Our Sponsors

Our sponsors have invested $200,000 in us through the purchase of 20,000 shares of our common stock in our initial public offering at $10.00 per share. The sub-advisor, KBS-Legacy Apartment Community REIT Venture, LLC is the owner of these 20,000 shares. KBS-Legacy Apartment Community REIT Venture may transfer these shares to another affiliate of our sponsors, but it may not otherwise sell any of these shares during the period KBS Capital Advisors serves as our advisor. Although nothing prohibits our sponsors or their affiliates from acquiring additional shares of our common stock, they currently have no options or warrants to acquire any shares. The sub-advisor has agreed to abstain from voting any shares it acquires in any vote regarding the removal of KBS Capital Advisors, a director, the sub-advisor or any of its affiliates, or any vote regarding a transaction between us and KBS Capital Advisors, a director, the sub-advisor or any of its affiliates. KBS-Legacy Apartment Community REIT Venture is indirectly owned and controlled, individually or as trustees, by C. Preston Butcher, W. Dean Henry, Guy K. Hays, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., who are our sponsors.

MANAGEMENT COMPENSATION

Although we have executive officers who manage our operations, we have no paid employees. Our advisor, KBS Capital Advisors, and real estate professionals engaged by our advisor will manage our day-to-day affairs and our portfolio of real estate properties, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we pay to our sponsors and their affiliates, including amounts to reimburse their costs in providing services, and amounts that we pay to our independent directors. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $         price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)

	Organization and Offering Stage

Selling Commissions – KBS Capital Markets Group(2)	Up to 6.5% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group, our dealer manager, reallows 100% of commissions earned to participating broker-dealers.	$130,000,000

Dealer Manager Fee – KBS Capital Markets Group(2)	Up to 3.0% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution.”	$60,000,000

Other Organization and Offering Expenses – KBS Capital Advisors and KBS Capital Markets Group (3)(4)	We reimburse our advisor for organization and offering costs it incurs on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in this primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $17,344,061 or 0.63% of gross offering proceeds. However, if we raise less than the maximum offering amount, our organizational and offering costs as a percentage of gross offering proceeds would increase from this estimate and the percentage of offering proceeds available for investment would decrease accordingly. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares in this offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with this offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers.	$17,344,061

	Acquisition and Development Stage

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)
Acquisition Advisory Fees – KBS Capital Advisors(4)(5)(6)(7)

1.0% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments and budgeted capital improvement costs. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition advisory fee payable to our advisor.

Our charter limits our ability to make an investment if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us.

$17,660,207 (maximum offering and no debt)/ $50,457,735 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Development Fees – KBS Capital Advisors (4)(8)	In the event we engage an affiliate of one of our sponsors to provide development services with respect to a particular property, we will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

Construction Fees – KBS Capital Advisors(4)(8)	In the event we engage an affiliate of one of our sponsors to provide construction services with respect to a particular property, we will pay a construction fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Actual amounts are dependent upon usual and customary construction fees for specific projects and therefore the amount cannot be determined at the present time.

Acquisition Expenses – KBS Capital Advisors(6)	Reimbursement of customary acquisition expenses (including expenses relating to potential investments that we do not close), such as legal fees and expenses (including fees of independent contractor in-house counsel that are not employees of the advisor), costs of due diligence, travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these expenses will average approximately 0.6% of the contract purchase prices of our real property acquisitions.	Actual amounts are dependent upon the total equity and debt capital we raise, the cost and location of our investments and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)

Operational Stage

Asset Management Fees – KBS Capital Advisors(4)(7)	Monthly fee equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we own and of our investments in joint ventures, including and acquisition expenses, any debt attributable to such investments and budgeted capital improvement costs.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Property Management Fees – Affiliates of our Legacy Sponsors(8)	In the event we engage an affiliate of our Legacy sponsors to provide property management services with respect to a particular property, we will pay a property management fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project.	Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and therefore cannot be determined at the present time.

Other Operating Expenses – KBS Capital Advisors(4)(9)

We will reimburse our advisor for costs of providing services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. Our advisor may seek reimbursement for employee costs under the advisory agreement. Commencing July 1, 2010, we have reimbursed our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. In the future, our advisor may seek reimbursement for additional employee costs. However, we will not reimburse the advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition or disposition fees (other than reimbursement of travel and communications expenses) or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.

Additionally, we have agreed to reimburse our dealer manager for certain fees and expenses it incurs for administering our participation in the DTCC Alternative Investment Product Platform, or the AIP Platform, with respect to certain accounts of our investors serviced through the AIP Platform.

Actual amounts are dependent upon the total equity and debt capital we raise, the cost of our investments and the results of our operations, and the number of our shares serviced through the AIP Platform; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)
Independent Director Compensation	We pay each of our independent directors an annual retainer of $40,000. We also pay our independent directors for attending meetings as follows: (i)
$2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman will be paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection
	with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Operational and Liquidation/Listing Stage

Subordinated Participation in Net Cash Flows – KBS Capital Advisors(4)(10)	After investors in our offerings have received, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) sufficient to provide (i) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption plan, and (ii) an 8.0% per year cumulative, non-compounded return on such net invested capital, KBS Capital Advisors is entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise, for which full consideration is not already paid in cash or property of equivalent value for services rendered. The 8.0% per year cumulative, non-compounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, non-compounded, annual return of 8.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, non-compounded, annual return of 8.0% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8.0% per year cumulative, non-compounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS Capital Advisors to participate in our net cash flows. In fact, if KBS Capital Advisors is entitled to participate in our net cash flows, the returns of our stockholders will differ, and some may be less than an 8.0% per year cumulative, non-compounded return. This fee is payable only if we are not listed on an exchange.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering ($2,760,000,000 of Shares)
Subordinated Performance Fee due upon termination of advisory agreement – KBS Capital Advisors(4)	Upon termination of our advisory agreement, KBS Capital Advisors may be entitled to receive a subordinated termination fee in the form of a promissory note that becomes due only upon the sale, exchange or other disposition of one or more of our assets, and the fee would be payable solely from the proceeds from the sale, exchange or other disposition of an asset and future asset sales, exchanges or dispositions. The amount of the fee would be 15% of the amount, if any, by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors, together as a collective group, aggregate distributions (including distributions that may constitute a return of capital for federal income tax purposes) a return of their net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption plan, and an 8.0% per year cumulative, non-compounded return on such net invested capital; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. The fee would be reduced by the amount of any prior payment to the advisor of a subordinated participation in net cash flows.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees – KBS Capital Advisors or its affiliates(4)(11)	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. Even when the conflicts committee determines that the advisor has provided substantial assistance in connection with the sale of an asset, we are not precluded from also engaging an unaffiliated third party to assist with the sale and we may be obligated to pay that party an additional amount, subject to the 6.0% limitation described above. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, the charter would require that our conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties. Although we are most likely to pay disposition fees to our advisor or an affiliate during our liquidation stage, these fees may also be incurred during our operational stage.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee – KBS Capital Advisors(4)(10)(12)	Upon listing our common stock on a national securities exchange, a fee equal to 15.0% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us (including distributions that may constitute a return of capital for federal income tax purposes) prior to listing exceeds (ii) the sum of our stockholders’ net invested capital, or the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price, reduced by any amounts to repurchase shares pursuant to our share redemption plan, and the amount of cash flow necessary to generate an 8.0% per year cumulative, non-compounded return on such amount. The 8.0% per year cumulative, non-compounded return on net invested capital is calculated on a daily basis. In making this calculation, the net invested capital is reduced to the extent distributions in excess of a cumulative, non-compounded, annual return of 8.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, non-compounded, annual return of 8.0% (invested capital is only reduced as described in this sentence; it is not reduced simply because a distribution constitutes a return of capital for federal income tax purposes). The 8.0% per year cumulative, non-compounded return is not based on the return provided to any individual stockholder. Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for KBS
Capital Advisors to receive the listing fee. In fact, if KBS Capital Advisors is entitled to the listing fee, the returns of our stockholders will differ, and some may be less than an 8.0% per year cumulative, non-compounded
return.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

(1) The estimated maximum dollar amounts are based on the sale of the maximum of $2,760,000,000 of shares to the public, including $760,000,000 of shares through our dividend reinvestment plan.

(2) All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3) We reimburse KBS Capital Markets Group for all items of underwriting compensation discussed in this prospectus for this primary offering, as amended and supplemented, to the extent that this prospectus, as amended and supplemented, indicates such items will be paid by us, provided that within 30 days after the end of the month in which this primary offering terminates, our dealer manager will reimburse us to the extent that our reimbursements cause total underwriting compensation for this primary offering to exceed 10% of the gross offering proceeds from such offering. In addition, after the termination of this primary offering, KBS Capital Advisors has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in this primary offering. KBS Capital Advisors will do the same after termination of the offering pursuant to our dividend reinvestment plan.

(4) Pursuant to the joint venture arrangement between KBS Capital Advisors and Legacy Partners Residential Realty LLC, income received by KBS Capital Advisors in satisfaction of these fees is assigned to the sub-advisor, KBS-Legacy Apartment Community REIT Venture, LLC, from which it is then distributed to KBS Capital Advisors and Legacy Partners Residential Realty LLC in accordance with the sub-advisor’s operating agreement.

(5) Because the acquisition advisory fees we pay our advisor are a percentage of the purchase price of an investment, these fees will be greater to the extent we fund acquisitions through (i) the incurrence of debt (which we expect to represent between 50% and 65% of the purchase price of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and other assets and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

(6) In addition to acquisition advisory fees, we will reimburse KBS Capital Advisors for amounts it pays in connection with the selection, acquisition or development of a property, whether or not we ultimately acquire the property. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition advisory fees payable to our advisor. Our charter also limits our ability to make or purchase property or other investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced unless our conflicts committee approves (by majority vote) the acquisition fees and acquisition expenses and determines the transaction to be commercially competitive, fair and reasonable to us.

(7) For the purpose of determining the acquisition advisory fee with respect to an acquired property, the cost of investment includes amounts budgeted and allocated for capital improvement of the property, however our advisor intends to defer the portion of the fee attributable to budgeted capital improvement costs until such costs are actually incurred. For example, if we acquire a property for an initial cost of $15 million (inclusive of acquisition expenses), but the investment plan proposed by our advisor and approved by our board of directors budgets an additional $2 million of capital improvement costs, the total cost for the property would be $17 million. However, if only $15 million of this amount is incurred upon the closing of the acquisition, the advisor would be paid $150,000 (or 1.0% of $15 million) upon closing. The remaining $20,000 of the fee attributable to budgeted capital improvement costs of $2 million would be paid when and if budgeted costs are actually incurred.

Budgeted capital improvement costs are treated similarly for the purpose of determining the monthly asset management fee. For each monthly period in which an asset management fee is payable, the cost of investment for a property would include its initial acquisition cost (inclusive of acquisition expenses), plus budgeted and allocated capital improvement costs actually incurred to date. For example, assume a portfolio consisting of one property that we initially acquired for $15 million (inclusive of acquisition expenses) and for which we have budgeted an additional $2 million of capital improvement costs. Assuming we had not incurred any capital improvement costs during the initial monthly period following this acquisition, the asset management fee for the first month period would be as follows:

First monthly asset management fee	=	1/12 X 1.0% of incurred cost
	=	1/12 X 1.0% of 15,000,000
	=	1/12 X 150,000

=	$12,500

Assuming we had incurred $2 million of capital improvement costs in the following month, the asset management fee for the period would be as follows:

Second monthly asset management fee	=	1/12 X 1.0% of 17,000,000

=	1/12 X 170,000
=	$14,167

(8) With respect to development services, construction services and property management services, although we do not rely exclusively on, nor have a written agreement to exclusively receive services from affiliates of our Legacy sponsors, our advisor may seek such services from our Legacy sponsors. All such service transactions would be subject to approval by our conflicts committee as fair and reasonable and on terms no less favorable than those available from unaffiliated third parties.

(9) KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate, such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

(10) To the extent this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on “total operating expenses” described in note 9 above. Furthermore, upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets, and the fee is payable solely from the proceeds from the sale of an asset and future asset sales. See “Management – The Advisory Agreement.”

Our charter requires that any gain from the sale of assets that we may pay KBS Capital Advisors be reasonable. Under our charter, an interest in gain from the sale of assets is “presumptively reasonable” if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, non-compounded return. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

An investor’s net capital contribution is calculated by multiplying the issue price of the shares by the total number of shares purchased by the investor.

KBS Capital Advisors cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that KBS Capital Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(11) Although we are most likely to pay disposition fees to KBS Capital Advisors or an affiliate in the event of our liquidation, these fees may also be incurred during our operational stage. Under our charter, a majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor and its affiliates above 1% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price.

To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 9 above.

(12) The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. In the event the subordinated incentive listing fee is earned by KBS Capital Advisors as a result of the listing of the shares, any previous payments of the subordinated participation in net cash flows will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay KBS Capital Advisors any further subordinated participation in net cash flows. The subordinated incentive listing fee will count against the limit on “total operating expenses” described in note 9 above.

Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation. We cannot predict whether, and on what terms, an internalization transaction would occur in the future. If we internalize the advisor before listing the subordinated incentive listing fee would not be payable; however, when negotiating the purchase price of the advisor or an affiliate of the advisor pursuant to an internalization transaction, the amount of any foregone incentive fee would likely be a consideration. Our charter would require that the conflicts committee conclude, by a majority vote, that an internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of September 15, 2012 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of All Shares
C. Preston Butcher, Chairman of the Board and Director	20,000(3)	*
W. Dean Henry, Chief Executive Officer	20,000(3)	*
Peter M. Bren, President and Director	20,000(3)	*
Guy K. Hays, Executive Vice President	20,000(3)	*
Peter McMillan III, Executive Vice President	20,000(3)	*
David E. Snyder, Chief Financial Officer, Treasurer and Secretary	-	-
Stacie K. Yamane, Chief Accounting Officer	-	-
Gary T. Kachadurian, Independent Director	-	-
Michael L. Meyer, Independent Director	-	-
Ronald E. Zuzack, Independent Director	-	-

All directors and executive officers as a group	20,000(3)	*

* Represents less than 1% of the outstanding common stock.

(1)	The address of each beneficial owner listed is c/o KBS Legacy Partners Apartment REIT, Inc. 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.
(2)	None of the shares are pledged as security.
(3)	Includes 20,000 shares owned by KBS-Legacy Apartment Community REIT Venture, LLC, which is indirectly owned and controlled by C. Preston Butcher, W. Dean Henry, Guy K. Hays, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. None of the shares are pledged as security.

VALUATION METHODOLOGY

On             , 2012, exclusively for the purpose of establishing the offering price for shares to be sold in this offering, our board of directors approved an estimated value per share of our common stock of $         based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding, all as of             , 2012. There have been no material changes between             , 2012 and the date of this filing to the net values of our assets and liabilities that existed at             , 2012. We used this estimated value per share, in combination with selling commissions and dealer manager fees related to the distribution of shares, to establish the initial offering price for shares of common stock to be sold pursuant to this follow-on public offering.

The estimated value per share was based upon the recommendation and valuation of our external advisor, based on the methodologies and assumptions described further below. With regard to the valuation of our real estate properties, we engaged a third-party real estate valuation firm to review the assumptions and methodologies applied by our advisor in accordance with a set of limited procedures. The third-party real estate valuation firm reviewed our advisor’s real estate valuations, and the methodologies and assumptions used in determining our advisor’s valuation conclusions (including capitalization rates, discount rates and estimated cash flows), and shared with our board of directors its views regarding the reasonableness of such methodologies and valuation conclusions. Nothing in the third party firm’s report caused the board of directors to question the reasonableness of the advisor’s valuation of our real estate. After considering all information provided in light of the board of directors’ extensive knowledge of our assets, the board of directors unanimously agreed upon the estimated value per share of $        , which determination is ultimately and solely the responsibility of the board of directors.

As of             , 2012, our estimated value per share was calculated as follows:

Real estate properties	$ [ ]
Real estate-related investments	[ ]
Cash	[ ]
Other assets	[ ]
Mortgage debt	[ ]
Other liabilities	[ ]

Estimated value per share	$ [ ]
Estimated enterprise value premium	None assumed

Total estimated value per share	$ [ ]

FINRA rules provide no guidance on the methodology an issuer must use to determine its estimated value per share. As with any valuation methodology, our advisor’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share is not audited and does not represent the fair value of our assets less our liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of our assets and liabilities or the amount our shares of common stock would trade at on a national securities exchange. As of             , 2012, we had no potentially dilutive securities outstanding that would impact the estimated value per share of our common stock.

Methodology

Our goal in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what we and our advisor deem to be appropriate valuation methodologies and assumptions. The following is a summary of the valuation methodologies used by our advisor to value our assets and liabilities:

Real Estate: For purposes of calculating an estimated value per share, our advisor estimated the value of our investments in real estate by using a 10-year discounted cash flow analysis. Our advisor calculated the value of our investments in real estate using internally prepared cash flow estimates, terminal capitalization rates and discount rates that fall within ranges our advisor believes would be used by similar investors to value the properties we own. The capitalization rates and discount rates were calculated utilizing methodologies that adjust for various property specific and market specific information. The resulting capitalization rates were compared to historical average capitalization rate ranges that were obtained from third-party service providers for specific metro areas and applied on a property-by-property basis. The calculated discount rates were compared to a number of data points including third-party estimates, a variety of weighted-average cost of capital calculations and yields and changes in yields on benchmark securities over the last year. The cash flow estimates were developed for each property by the real estate professionals at Legacy Partners based on their expertise in managing and valuing multi-family real estate property. While our advisor believes a 10-year discounted cash flow analysis is a valuation method that would be used by a willing market participant to value real estate and is a concept in accordance with GAAP, the estimated values for our investments in real estate may or may not represent current market values and do not equal the book values of our real estate investments in accordance with GAAP. Real estate is currently carried in our financial statements at its amortized cost basis, adjusted for any impairments recognized to date.

From inception through             , 2012, we had acquired              real estate assets for $         million, exclusive of acquisition fees and expenses. In addition, we have invested $         million in capital and tenant improvements on our real estate portfolio. As of             , 2012, the estimated value of our investments in real estate using the valuation method described above was $         million. Of the              real estate assets acquired,          of these assets have increased in value. The total real estate fair value as of             , 2012 compared to the original acquisition price plus subsequent capital improvements to date, results in an overall increase in the real estate value of approximately     %. The following summarizes the key assumptions that were used in the discounted cash flow models to estimate the value of our real estate assets:

	Range in Values	Weighted-Average Basis
Terminal capitalization rate	% to %	%
Discount Rate	% to %	%
Annual market rent growth rate(1)	% to %	%
Annual net operating income growth rate(2)	% to %	%

(1)

Rates reflect estimated compounded annual growth rates (CAGRs) for market rents over the holding period. The range of CAGRs shown is the constant annual rate at which the market rent is projected to grow to reach the market rent in the final year of the hold period for each of the properties.

(2)

The net operating income CAGRs reflects both the contractual and market rents (in cases where the contractual lease period is less than the hold period) net of expenses over the holding period. The range of CAGRs shown is the constant annual rate at which the net operating income is projected to grow to reach the net operating income in the final year of the hold period for each of the properties.

While we believe that our assumptions and inputs are reasonable, a change in these assumptions and inputs would change the estimated value of our real estate. Assuming all other factors remain unchanged, a decrease to the terminal capitalization rates of 25 basis points would increase our real estate value to $         million and an increase in the terminal capitalization rates of 25 basis points would decrease our real estate value to $         million. Similarly a decrease to the discount rates of 25 basis points would increase our real estate value to $         million and an increase in the discount rates of 25 basis points would decrease our real estate value to $         million.

Notes Payable: The estimated values of our notes payable approximate the GAAP fair values as of             , 2012, but does not equal our book value in accordance with GAAP. (The GAAP fair value of our notes payable as of             , 2012, and used in our valuation, is $         million higher than the fair value of the notes payable reported in our Quarterly Report on Form 10-Q for the period ended             , 2012, which is a % difference in the fair value of our notes payable.) The values of our notes payable were determined using a discounted cash flow analysis. The cash flows were based on the remaining loan terms, including extensions expected to be exercised, and on management’s estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral.

As of             , 2012, the fair value and carrying value of our notes payable were $         million and $         million, respectively. The weighted-average discount rate applied to the future estimated debt payments, which have a weighted-average remaining term of              years, was approximately     %. Assuming all factors remained unchanged, a decrease to the discount rates of 25 basis points would increase in our notes payable to $         million and an increase to the discount rates of 25 basis points would decrease in our notes payable to $         million.

Other Assets and Liabilities: The carrying values of a majority of our other assets and liabilities are considered to equal their fair value due to their short maturities. Certain balances, including above/below market leases related to real estate investments and interest payable on notes payable have been eliminated for the purpose of the valuation due to the fact that the value of those balances were already considered in the valuation of the respective investments. Our advisor has also excluded redeemable common stock as temporary equity does not represent a true liability to us and the shares that this amount represents are included in our total outstanding shares of common stock for purposes of calculating the estimated value per share of our common stock.

Different parties using different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. The estimated value per share is based on the estimated value of our assets less the estimated value of our liabilities, divided by the number of shares outstanding, all as of             , 2012. The value of our shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets.

Limitations of Estimated Value Per Share

As mentioned above, we are using this estimated value per share exclusively to help establish the initial offering price of shares to be sold pursuant to this follow-on public offering. As with any valuation methodology, our advisor’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share. Accordingly, with respect to the estimated value per share, we can give no assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the company;

•	our shares of common stock would trade at the estimated value per share on a national securities exchange;

•	an independent third-party appraiser or other third-party valuation firm would agree with our estimated value per share; or

•	the methodology used to estimate our value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated value per share as of             , 2012 is based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding, all as of             , 2012. The value of our shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. We currently expect to engage our advisor and/or an independent valuation firm to update the estimated value per share every 12 to 18 months after the closing of this offering

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our KBS and Legacy sponsors and their respective affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsors’ Interests in Other Real Estate Programs

General

All of our executive officers, some of our directors and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, the sub-advisor, our dealer manager and other KBS and Legacy affiliates that are the sponsors of other real estate programs. In addition, some of our executive officers, one of our directors and some of our key professionals are executive officers, directors and/or key professionals of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT, which are also public, non-traded REITs advised by KBS Capital Advisors. Through affiliates of our advisor, our KBS sponsors and other key professionals at KBS Capital Advisors also serve as investment advisors to institutional investors in real estate properties and real estate-related assets. Through affiliates of Legacy Partners Residential Realty LLC, our Legacy sponsors and other key professionals employed by them also serve as sponsors for institutional investors in residential real estate similar to the types of properties that we intend to acquire. These individuals have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our sponsors may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Since 2002, certain of our Legacy sponsors and their affiliates have sponsored four private real estate programs, including one program focused on acquiring/developing residential real estate assets and three focused on acquiring/developing commercial real estate assets. Notwithstanding that the investment focus of some of these programs is on the acquisition/development of commercial real estate, rather than residential real estate, they all have investment objectives that are similar to ours. In addition, affiliates of our Legacy sponsors have performed as key sub-advisors to a number of institutional clients, assisting these institutional investors to locate, acquire/develop, finance, manage and sell high-quality residential real estate assets. Conflicts of interest may arise between us and the prior Legacy programs, between us and future programs and between us and the institutional investors for which a Legacy Residential entity serves as a sub-advisor.

Since 1992, investment advisors affiliated with two of our KBS sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have sponsored 14 privately offered real estate programs. Nine of these programs are still operating. Our KBS sponsors, Messrs. Bren, Hall, McMillan and Schreiber, are also the sponsors of KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic Opportunity REIT. Notwithstanding that the investment focus of these programs is on the acquisition of commercial and industrial real estate and real estate related assets, rather than apartment community properties, they all have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the investors for which a KBS entity serves as an investment advisor.

Competition for Investors

As of the date of this prospectus, KBS REIT III and KBS Strategic Opportunity REIT are raising capital in ongoing primary public offerings of their common stock, which we expect will continue until October 26, 2012 and October 31, 2012, respectively, unless they are extended. In addition, future programs that our sponsors may decide to sponsor may seek to raise capital through public offerings conducted concurrently with this offering. As a result, we face a conflict of interest due to the potential competition among us and these other programs for investors and investment capital.

Our sponsors generally seek to reduce the conflicts that may arise among their various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of investment characteristics, including targeted investment types and key investment objectives. Nevertheless, there may be periods during which one or more programs sponsored by our sponsors will be raising capital and which might compete with us for investment capital.

Joint Ventures with Affiliates

With the approval of a majority of our board of directors (including a majority of our conflicts committee) not interested in the transaction, we may enter into joint venture agreements with other KBS- or Legacy-sponsored programs for the acquisition, development or improvement of properties or other investments that meet our investment objectives. KBS Capital Advisors, our advisor and the advisor to KBS REIT I, KBS REIT II, KBS REIT III and KBS Strategic

Opportunity REIT and KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and affiliated entities, have some of the same executive officers and key employees, and these persons, may face conflicts of interest in determining whether and which KBS program or other KBS-advised entity should enter into any particular joint venture agreement. Similarly our Legacy sponsors and their affiliates have some of the same executive officers and key real estate professionals as we do, and, as a consequence, these persons may face conflicts of interest in determining whether and which Legacy Residential program or other Legacy-advised entity should enter into any particular joint venture agreement with us. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the sponsor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a sponsor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The sponsor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Allocation of Investment Opportunities

We rely on our KBS and Legacy sponsors, and the executive officers and real estate professionals engaged by our advisor to identify suitable investments. Other KBS-sponsored programs are also advised by KBS Capital Advisors and rely on some of the same executive officers and key professionals, as will future KBS-sponsored programs. Messrs. Bren and Schreiber and other key professionals at KBS Capital Advisors are also the key professionals of KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. As such, other KBS-sponsored programs and KBS-advised clients that are seeking investment opportunities as of the date of this prospectus, including KBS REIT III and KBS Strategic Opportunity REIT, rely on many of the same key professionals, as will future programs. In addition, other programs sponsored by our Legacy sponsors rely on some of the same Legacy-affiliated real estate professionals who will be providing services to us. Mr. Butcher and other key professionals with certain of the Legacy Commercial affiliated entities have sponsored Legacy Partners Realty Fund I, Legacy Partners Realty Fund II and Legacy Partners Realty Fund III. Mr. Butcher and our other individual Legacy sponsors have also sponsored Legacy Partners Affordable Housing Fund. As such, as certain of these funds are seeking investment opportunities as of the date of this prospectus, these funds rely on many of the same key professionals as us. Generally, when these real estate professionals direct an investment opportunity to a KBS- or Legacy-sponsored program or investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, absent contractual restrictions on our sponsors with respect to the allocation of investment opportunities, these real estate professionals could direct attractive investment opportunities to other entities or investors. In order to mitigate the risks created by this potential conflict of interest, our sponsors have agreed to certain restriction on business activities that compete with us. See “— Certain Conflict Resolution Measures — Restrictions on Competing Business Activities by our Sponsors.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Legacy Residential programs or affiliated entities own residential properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another Legacy Residential program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Legacy Residential program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or KBS Capital Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Legacy Residential programs and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on the key professionals that KBS Capital Advisors has assembled to provide services on our behalf, including our KBS and Legacy sponsors, for the day-to-day operation of our business.

All four of our KBS Sponsors, Messrs. Bren, Hall, McMillan and Schreiber, are also executive officers of KBS REIT I, KBS REIT II and KBS REIT III. Messrs. Hall and McMillan are executive officers of KBS Strategic Opportunity REIT, and Messrs. Bren and Schreiber are executive officers of KBS Realty Advisors and its affiliates, the advisors of the other KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets.

Our three individual Legacy sponsors also have interests in other programs and obligations to other investors. Mr. Butcher is Chairman of the Board of Legacy Partners Residential, Inc., a firm that together with Legacy Commercial and other affiliated entities manages a commercial and residential real estate portfolio currently valued at approximately $4 billion. Mr. Butcher, through Legacy Commercial affiliated entities, is integral to the management of Legacy Partners Realty Funds I, II & III. Mr. Henry is Chief Executive Officer of Legacy Partners Residential, Inc. and Mr. Hays is President of Legacy Partners Residential, Inc. Messrs. Butcher, Henry and Hays have all been involved in the management of the Legacy Partners Affordable Housing Fund.

Our other executive officers also face conflicts with respect to the allocation of their time. Mr. Snyder and Ms. Yamane are also executive officers of KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT and KBS Capital Advisors. Ms. Yamane is also an executive officer of KBS Realty Advisors LLC.

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, our executive officers and our KBS and Legacy sponsors face conflicts of interest in allocating their time among us and other KBS- and Legacy-sponsored programs and other business activities in which they are involved. In addition, many of the same key professionals associated with our KBS and Legacy sponsors have existing obligations to other program sponsored by our sponsors. Our executive officers and the key professionals associated with our sponsors who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsors believe that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other business in which they are involved.

Transactions with Related Persons

We have no employees and are supported by arrangements with related persons. Our advisor and certain of its affiliates, including our dealer manager, earn fees and compensation in connection with this offering and in connection with the acquisition, management, and disposition of our properties. See “Management — Management Compensation” for a discussion of the amounts and nature of the fees that we will expect to pay under agreements with related persons.

None of the agreements that provide for fees and other compensation to the advisor and other related persons will be the result of arm’s length negotiations and therefore all of these agreements are subject to inherent conflicts of interest. As further described below under the heading “— Certain Conflict Resolution Procedures — Other Charter Provisions Relating to Conflicts of Interest — Advisor Compensation,” in order to mitigate these conflicts of interest our charter limits the compensation that we may pay to our advisor and, among other things, requires our conflicts committee to annually evaluate the compensation that we pay to our advisor. All other agreements that we enter into with related persons, including the dealer manager agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

Receipt of Fees and Other Compensation by our Sponsors and their Affiliates

Our sponsors and their affiliates receive substantial fees from us, which fees have not been negotiated at arm’s length. These fees could influence our advisor’s and the sub-advisor’s advice to us as well as the judgment of affiliates of our sponsors, some of whom also serve as our executive officers and directors and as key professionals of our sponsors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	the continuation, renewal or enforcement of the agreement between KBS Capital Advisors and the sub-advisor;

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public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition advisory fees and asset-management fees;

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sales of properties and other investments (including, subject to the approval of our conflicts committee, sales to affiliates), which, through KBS Capital Advisors, entitle our sponsors to disposition fees and possible subordinated incentive fees;

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acquisitions of properties and other investments, which through KBS Capital Advisors, entitle our sponsors to acquisition fees and asset management fees and, in the case of acquisitions of investments from other programs sponsored by KBS and Legacy Residential, might entitle affiliates of our sponsors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments, which borrowings will increase the acquisition and asset-management fees payable to our sponsors;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our sponsors to a subordinated incentive listing fee;

•

whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate professionals at our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our sponsors to a subordinated incentive fee.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers and some of our directors are also executive officers, directors, managers and/ or holders of a direct or indirect controlling interest in:

•	KBS Capital Advisors, our advisor;

•	Legacy Partners Residential Realty LLC, a sponsoring entity of this offering;

•	KBS-Legacy Apartment Community REIT Venture, LLC, the sub-advisor;

•	KBS Capital Markets Group, our dealer manager; and

•	other Legacy- and KBS-sponsored programs (see the “Prior Performance Summary” section of this prospectus).

Through Legacy- or KBS-affiliated entities, these persons also serve as the investment advisers to institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these programs, their stockholders, members and limited partners and the institutional investors advised by such Legacy- and KBS-affiliated entities. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since KBS Capital Markets Group, our dealer manager, is an affiliate of KBS Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with this offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors (including the sub-advisor) or their affiliates and has not been so for the previous two years. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	sales of properties;

•	investments in properties;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our sponsors;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our sponsors at a substantial price; and

•	whether and when we seek to sell the company or its assets.

All proposed investments must be approved by at least a majority of our board of directors, including a majority of the conflicts committee. The conflicts committee may approve a proposed investment without action by the full board of directors if the approving members of the conflicts committee constitute at least a majority of the board of directors.

Restrictions on Competing Business Activities by our Sponsors

In order to mitigate potential conflicts of interest that would arise if investment opportunities that are suitable for us were also suitable for other KBS or Legacy Residential programs and investors, Legacy Partners Residential Realty LLC and KBS Capital Advisors and their affiliates have agreed to restrictions on their competing business activities during the period of time from the commencement of our initial public offering until either:

(1)	the later of:

(A)	the date when we are no longer publicly offering equity securities — whether through this offering or subsequent follow-on public offerings — and have not done so for one year (other than pursuant to a dividend reinvestment plan, employee benefit plan or similar plan); or

(B)	the time when we no longer have sufficient offering proceeds remaining to acquire additional properties; or

(2)	if earlier, one of the following occurrences:

(A)	the termination of our advisory agreement with KBS Capital Advisors;

(B)	an amendment to our advisory agreement, or an amendment to the assignment agreement from our advisor to the sub-advisor, resulting in the elimination of any of the fees currently payable by us under the agreement; or

(C)	an event of dissolution of the sub-advisor, KBS-Legacy Apartment Community REIT Venture, LLC.

During this period, Legacy Partners Residential Realty LLC and its affiliates are required to refrain from, directly or indirectly, acquiring, facilitating the acquisition of, servicing or asset managing, or engaging in any other investment activities other than the acquisition of debt investments involving assets that are suitable for us based on our investment objectives, other than those assets already owned by Legacy Partners Residential Realty LLC and its affiliates. However, this restriction will not apply to properties that would have been suitable for us but for the fact that such property is under contract or option to be acquired and/or developed by Legacy Partners Residential Realty LLC and/or one of its affiliates at any time prior to the effectiveness with the SEC of the registration statement relating to our initial public offering. This restriction will not apply to development projects where the anticipated development period is estimated to extend beyond our anticipated remaining life. With respect to development projects where the anticipated development period is estimated not to extend beyond our anticipated remaining life, our conflicts committee has agreed to exclude such investments from the restriction until such time as the conflicts committee provides notice to KBS Capital Advisors and Legacy Partners Residential Realty LLC that the company intends to consider investments in development properties. The restriction does not prohibit Legacy Partners Residential Realty LLC or its affiliates from performing third party property management activities provided that such activities do not interfere with their time commitment obligations to us or with their provision of property management or asset management services to us. The restriction is not intended to prohibit our individual Legacy Sponsors, their family members, or their associated professionals, from making limited amounts of personal, passive investments in equity interests of unaffiliated entities that may invest in properties that could be suitable for us. Finally, subject to review and approval by our conflicts committee of all future proposed exclusions which are proposed after the effective date of the registration statement for our initial public offering, KBS Capital Advisors and Legacy Partners Residential Realty LLC may also mutually agree to exclude other investment activities from the scope of the restriction if they determine that those activities would not be competitive with us or our investments.

Similarly, in order to mitigate conflicts of interest due to the potential competition among us and other programs sponsored by our sponsors for investors, investment capital and allocation of investment opportunities, during the period described above, our KBS sponsors and its affiliates are required to refrain from directly or indirectly, causing the effectiveness with the SEC of a registration statement covering the offering and sale of shares of a publicly registered, unlisted real estate investment trust, the principal investment focus of which is substantially the same as ours.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to KBS Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of KBS Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•

the amount of the fees and any other compensation, including stock-based compensation, paid to KBS Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of KBS Capital Advisors in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by KBS Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by KBS Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by KBS Capital Advisors and its affiliates for their own account and for their other clients.

Under our charter, we can only pay KBS Capital Advisors a disposition fee in connection with the sale of an asset if it provides a substantial amount of the services in the effort to sell the asset, the commission does not exceed 3% of the sales price of the asset, and, if in connection with a disposition commissions are paid to third parties unaffiliated with our advisor, the commission paid to our advisor does not exceed the commissions paid to such unaffiliated third parties. Although our charter limits the disposition fee we may pay to our advisor to 3% of the sales price, our advisory agreement provides for a 1% fee. Any increase in this fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that the conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Under the advisory agreement, an incentive fee may be paid only if the stockholders first enjoy an 8% per year cumulative, non-compounded return. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee. The subordinated incentive fee payable under the advisory agreement is a subordinated participation in net cash flows, whether from continuing operations, net sale proceeds or otherwise; however, to the extent that this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on “total operating expenses” described below.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that the conflicts committee conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 6% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition advisory fee to 1.0% of the purchase price (including any acquisition expenses and any debt attributable to such investments plus budgeted capital improvement costs). Any increase in the acquisition advisory fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with KBS Capital Advisors without cause or penalty on 60 days’ written notice. In such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function.

Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale, exchange or other disposition of one or more assets. The fee is payable solely from the proceeds from the sale, exchange or other disposition of an asset and future asset sales, exchanges or dispositions, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds plus distributions paid exceed (ii) the amount necessary to provide investors with a return of their net invested capital and an 8.0% per year cumulative, non-compounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us.

Our Acquisitions. We will not purchase or lease properties in which KBS Capital Advisors, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable, (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with KBS Capital Advisors, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of KBS Capital Advisors, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of our directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions between us and KBS Capital Advisors, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Commencing on the earlier of four fiscal quarters after (i) we make our first investment or (ii) six months after commencement of our initial public offering, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the sale of real property and other expenses connected with the acquisition, disposition and ownership of real estate, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to KBS Capital Advisors, our directors, the sponsors or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than KBS Capital Advisors, our directors, the sponsors and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to KBS Capital Advisors, our directors, the sponsors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our capital stock on the date of grant.

Repurchase of Our Shares. Our charter provides that we may not voluntarily repurchase shares of our common stock if such repurchase would impair our capital or operations. In addition, our charter prohibits us from paying a fee to KBS Capital Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to our sponsors, KBS Capital Advisors or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our directors (including a majority of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the conflicts committee. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or KBS Capital Advisors or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to KBS Capital Advisors and any affiliates of KBS Capital Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter prohibits KBS Capital Advisors, our directors and officers and their affiliates from voting their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter and Bylaws. Our board of directors and the conflicts committee have reviewed and ratified our charter and bylaws by the vote of a majority of their respective members at the first joint meeting of the board of directors and the conflicts committee as required by our charter.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to invest in and manage a diverse portfolio of equity investments in high quality apartment communities located throughout the United States. We expect that our portfolio will include “core” apartment buildings that are already well positioned and producing rental income, as well as more opportunity oriented properties at various phases of leasing, development, redevelopment or repositioning. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors. We expect our real property investments will be located in large metropolitan areas in the United States and will be more heavily weighted towards investments in faster growing and/or supply constrained areas in the West and South. Our primary investment objectives are:

•	to preserve and return your capital contribution; and

•	to provide you with attractive and stable cash distributions.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize their value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we acquire. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

We may seek to list our shares of common stock if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by January 31, 2020, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. Subject to this requirement to annually reconsider the issue, our charter does not prohibit the conflicts committee from indefinitely extending our liquidation date if it continues to determine that such extension is in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board would also likely consider whether there was a large pent-up demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under the share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our board of directors will review our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. The board’s determination must be approved by a majority of the directors (including a majority of the conflicts committee) and the board must include the basis for its determination in its minutes and in an annual report delivered to stockholders.

Legacy Residential Experience

Pursuant to the operating agreement of the sub-advisor, our Legacy sponsors and their team of real estate professionals are assigned direct responsibility for sourcing and proposing target properties for investment by us, managing the acquisition process for investments approved by our board of directors and performing asset management services related to our investments. We believe that the experience of our Legacy sponsors and their team of key real estate professionals, combined with their disciplined investment approach, will allow us to successfully execute our business model. The individual Legacy sponsors, Messrs. C. Preston Butcher, W. Dean Henry, and Guy K. Hays, have over 40 years of real estate experience, on average. The other key real estate professionals with Legacy Residential have over 28 years of real estate industry experience, on average, and over 15 years with Legacy Residential entities and/or Lincoln Property Company, on average. The experience of these Legacy sponsors includes, among other things, identifying and acquiring or developing almost 70,000 residential units exceeding $5.5 billion of cost since 1968, and selling over 62,000 residential units exceeding $5.4 billion of cost. For further discussion of the residential real estate experience of our Legacy sponsors, see “Management — Our Sponsors and Their Key Personnel — Our Legacy Sponsors” and “Prior Performance Summary — Prior Investment Programs — Legacy Sponsors.”

Market Outlook — Multi-Family Real Estate and Finance Markets

The Great Recession of 2008 — 2009 resulted in significant job losses, which had an adverse effect on multifamily real estate. Vacancies increased to record highs and rents decreased as owners sought to retain existing residents and attract new residents. Rising capitalization rates, in addition to declining rents, caused values to decline. In contrast, 2010 exhibited positive signs that multifamily real estate had begun a solid recovery. Vacancy declined, rents increased, and capitalization rates decreased. These positive trends have continued throughout 2011 and the first half of 2012.

According to the U.S. Bureau of Labor Statistics (BLS), approximately 8.7 million jobs were lost in the U.S. from December 2007 through December 2009 as a result of the Great Recession. Since 2009, employment has increased by nearly 3.8 million jobs (through June 2012). The BLS also reported that the unemployment rate peaked in 2009 at 10.0%. The unemployment rate was down to 9.4% by the end of 2010 and, as of June 2012, it was 8.2%.

REIS, Inc. reported that apartment vacancies in the U.S. were 8.0% at the end of 2009. By the end of 2010, apartment vacancies had declined to 6.6%, and they have continued to decline since then, ending the second quarter of 2012 at 4.7% (REIS, Inc. — “Apartment First Glance,” 2012 Quarter 2). REIS also reported that effective rents for apartments were up by 2.3% in 2010 and 2011, in contrast to the decline in effective rents of 2.9% in 2009. Effective rents continued to grow in the second quarter of 2012 at an annualized rate of 5.2%.

Multifamily capitalization rates in the U.S. averaged 7.2% in December 2009 based on data from Real Capital Analytics (“RCA Historical Statistics by Month”). According to Witten Advisors, Class A capitalization rates were 5.0% in the first quarter of 2012.

In the medium- and long-term, we believe the prospects for multifamily real estate investment are promising. We expect several positive demographic trends, as noted below, will drive the demand for multifamily housing throughout this decade.

•	U.S. population growth — The U.S. Census Bureau projects that the U.S. population will increase by approximately 37 million (12%) between 2008 and 2020, predominantly in the West and South.

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Immigration — Foreign-born renters represented 18.9% of all renters in 2010. (U.S. Census Bureau, “2010 American Community Survey”). According to the U.S. Census Bureau, immigration is expected to add about 1.4 million individuals per year to the U.S. population. This immigration-driven increase in population, when combined with the natural U.S. population increase, will increase the demand for all types of housing, including apartments, over the next decade.

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Echo Boom — The children of the Baby Boom generation, dubbed the Echo Boomers, will increase the prime rental age group, 20 to 34 year olds, by 4 million, to 68 million and it will remain at that elevated level through 2020 according to the U.S. Census Bureau.

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Baby Boom — The population of people aged 50 to 64 is expected to increase by nearly 8.4 million between 2008 and 2018 (U.S. Census Bureau Population Forecast). These Baby Boomers generally have enough income to purchase a home but are increasingly choosing to downsize. Those Baby Boomers who choose to downsize generally prefer the conveniences of apartments, particularly those in urban infill locations.

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Housing Shift — More people are choosing to rent, as opposed to own, their home. According to the U.S. Census Bureau, the percentage of people that rent their housing in the United States has increased from 31.0% in fourth quarter 2005, to 34.6% in the first quarter of 2012. This equates to approximately 4.0 million additional renter households in the U.S., according to Witten Advisors, over that time period.

Other positive factors for multifamily real estate investment include:

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Diminished supply — According to Witten Advisors (“U.S. Apartment Markets Forecast,” Second Quarter 2012), multifamily rental construction starts in the U.S. were 104,200 units in 2010, a small increase over the 50-year low mark of 97,600 units started in 2009. In 2011, rental construction starts in the U.S. were 167,000 units, still significantly below the approximately 250,000 starts a year average between 1997 and 2006. Multifamily rental construction starts are expected to remain below the number of units needed to support the growing U.S. population and the demands of the Echo and Baby Boomers for several years.

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Availability of Debt Capital — Although there has been a tightening of lending standards for multifamily real estate, capital has remained readily available for the multifamily sector, which is in stark contrast to other commercial real estate sectors. This is in part due to the lower risk of multifamily investments as compared to the other primary property types and the continued support of government sponsored entities such as Fannie Mae, Freddie Mac, and the Federal Housing Administration.

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Maturing loans — More than $400 billion of multifamily loans are expected to mature from 2012 through 2016 (Marcus & Millichap Research Services, April 2012). We believe these loan maturities will provide opportunities to purchase properties from sellers in need of liquidity or those faced with repayment deadlines.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on, and use the proceeds of our public offerings principally for, investment in and management of a diverse portfolio of equity investments in high quality apartment communities located throughout the United States.

We plan to diversify our portfolio by investment type and investment risk, as well as by other factors, with the goal of attaining a portfolio of income-producing properties that provide attractive and stable returns to our investors. As the table below illustrates, we intend to make the majority of our equity investments in investment types that have relatively low investment risk characteristics.

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Core Apartment Properties. We intend to allocate between 70% and 80% of our portfolio to investments in core apartment communities, which are high quality, well positioned, existing properties producing rental income, generally with at least 85% occupancy. Such properties are generally newer properties that are well-located in major urban or suburban submarkets. Core apartment communities generally have fewer near-term capital expenditure requirements (with minor deferred maintenance or cosmetic improvements, if any, required) and have the demonstrated ability to produce high occupancies and stable cash flows. As a result, core apartment communities tend to have a relatively low investment risk profile.

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Value-Added and Opportunity-Oriented Properties. We intend to allocate between 20% and 30% of our portfolio to investments in value-added and opportunity-oriented properties at various phases of leasing, development, redevelopment or repositioning. These properties are higher-yield and higher-risk investments than core properties and may experience short-term decreases in income during the lease-up, redevelopment or repositioning phase. Examples of value-added properties include: properties with moderate vacancies, poorly managed and positioned properties and properties owned by distressed sellers. Examples of opportunity-oriented properties include properties under development or construction. Properties that need to be redeveloped or repositioned may require minor or even major construction activity. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, our builder’s ability to build in conformity with plans and specifications, availability and costs of materials and labor, our inability to obtain tenants, weather conditions and government regulation. Because of these risks, we will seek to acquire such properties only if our Legacy sponsor believes that there is long-term growth potential of the investment after the necessary lease-up, redevelopment or repositioning is complete.

We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets. We may also make equity investments in REITs and other real estate companies with investment objectives similar to ours. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of our public offerings, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Although this is our target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we focus on the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our Legacy sponsor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio may consist of a greater percentage of real estate-related investments.

We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Our Legacy sponsor also intends to diversify our real estate property investments by geographic region. Though we are not limited as to the specific geographic areas where we may conduct our operations, we expect to purchase properties in or in close proximity to large metropolitan areas located in the United States. We believe the most attractive investment opportunities will be found in markets that either exhibit high population and employment growth rates or that have significant new supply constraints due to high barriers to entry as a consequence of limited land availability, significant zoning, land use or entitlement restrictions, and high land and construction costs. We will initially focus on markets where Legacy Residential has an established market presence, market knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently, all of which are located in either fast growing or high barrier to entry markets in the South and West. Outside of markets where Legacy Residential has an established presence we will leverage the knowledge of our key real estate professionals who have experience in other markets as well as our network of nationwide broker and investor relationships to identify suitable investments, including joint ventures. Although we intend to acquire real estate throughout the U.S., based on the projected population growth in the South and West, the large proportion of Baby Boomers continuing to retire in these regions, and Legacy Residential’s extensive experience acquiring, developing and managing apartment properties in the South and West, it is likely that a significant portion of our portfolio will be located in these areas. We will review and change our target markets periodically in response to changing market opportunities and to maintain a diverse portfolio. Economic and real estate market conditions vary widely across the United States, and we intend to spread our investments across various regions of the United States and among the submarkets within these regions.

We also intend to diversify by investment size. We expect that our real property investments will typically range in size from $15 million to $100 million; however, we may make investments outside of this range. For example, we may make investments for less than $15 million if the acquired property will complement our existing portfolio or we might acquire several smaller properties in close proximity in a desirable supply constrained market that can be operated efficiently on a collective basis. Further, we may invest more than $100 million in a single property if we believe that property will help us meet our investment objectives. We do not expect that we will invest more than $300 million in any single property. For acquisitions requiring more than $100 million of equity investment, we may seek a joint venture partner in order to reduce our equity requirement and associated risk.

We generally intend to hold our core properties for five to ten years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. We may need to hold our opportunity oriented properties for slightly longer periods to realize the potential for increased income and capital appreciation. However, economic and market conditions may influence us to hold our investments for different periods of time.

Description of Our Apartment Leases. We expect that all of our apartment communities will lease to their tenants under similar lease terms. Consistent with the multi-family industry, we anticipate that our lease terms will range from month-to-month up to fourteen months. These terms provide maximum flexibility for us to implement rental increases when the market will bear such increases.

Property Management and Other Services. With respect to development services, construction services and property management services, although we do not rely exclusively on, nor have a written agreement to exclusively receive services from affiliates of our Legacy sponsors, our advisor may seek such services from our Legacy sponsors. All such service transactions would be subject to approval by our conflicts committee as fair and reasonable and on terms no less favorable than those available from unaffiliated third parties.

Investment Decisions and Asset Management: The Legacy Residential Approach

Within our investment policies and objectives, our Legacy sponsor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our conflicts committee. Our board of directors will review our investment policies at least annually to determine whether our investment policies are in the best interests of our stockholders.

Legacy Residential believes that successful multifamily real estate investment requires a disciplined approach that results in favorable purchases, effective asset and property management, and the timely disposition of assets. As such, Legacy Residential has developed a highly disciplined investment and management program that combines the extensive experience of the Legacy sponsors and their team of key real estate professionals with a structured approach that features thorough market research, stringent underwriting standards, aggressive asset and property management, and a well-defined exit strategy for every asset.

The individual Legacy sponsors, Messrs. C. Preston Butcher, W. Dean Henry, and Guy K. Hays, have nearly 40 years of real estate experience, on average. Messrs. Butcher and Henry have been working together with Legacy Residential entities and/or Lincoln Property Company for nearly 40 years, and Messrs. Butcher, Henry and Hays for over 26 years.

Other key real estate professionals with Legacy Residential entities include Jeffrey K. Byrd, Timothy J. O’Brien, Kerry L. Nicholson, Spencer R. Stuart, Carol S. Foster, and Robert A. Calleja. These individuals have over 28 years of real estate industry experience, on average, and over 15 years with Legacy Residential entities and/or Lincoln Property Company, on average. They have been through multiple real estate cycles in their careers and have expertise gained through hands-on experience in property selection, acquisitions and development, financing, asset and property management, and dispositions. Together with Messrs. Butcher, Henry, and Hays, these individuals comprise the Investment Acquisition and Management Committee at Legacy Residential.

Legacy Residential is both a market-aligned and vertically-integrated multifamily real estate investment firm. Operating through six regional offices in the western and southern U.S., Legacy Residential believes that a market-aligned structure provides greater insight into local market and submarket intricacies and leads to better investment selection, quicker lease-up, higher occupancy, and more timely and favorable sales results. While Legacy Residential does not have offices outside of the western and southern U.S., some of its key real estate professionals have experience investing in other markets. Our Legacy sponsors intend to utilize these professional’s experience, its extensive nationwide broker relationships, as well as joint ventures with regional real estate firms with whom Legacy Residential has strong relationships to source investment opportunities outside its current markets. Legacy Residential may also open additional offices beyond the six it currently has, although there is no assurance that it will do so.

The firm’s vertically-integrated structural component results in better asset operating performance. Legacy Residential utilizes a team approach through each phase of an asset’s investment life cycle: acquisition, operation, and sale. Individuals from its Acquisitions, Asset Management, Property Management, Marketing and Leasing, and Construction Administration teams work together through each of these phases, providing their functional expertise and insights. Legacy Residential has found that this team approach eliminates oversights and results in the optimal performance of an asset from “womb-to-tomb.”

In addition to its extensive experience, Legacy Residential’s disciplined investment and management program is integral to successful multifamily real estate investing. Aspects of its investment and management program include the following:

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Market research real-time market information – Legacy Residential has forged strong relationships with real estate brokers, property owners, lenders, consultants, and public agencies over the more than 37 years of real estate experience, on average, of the individual Legacy sponsors. Such relationships provide the firm with varied perspectives and opinions and a wealth of market information on multifamily properties. Through various entities, these Legacy sponsors have acquired or developed and managed over $5 billion, at cost, of multifamily real estate assets in the western U.S. The firm’s current portfolio under management is valued in excess of $3 billion, based on Legacy Residential’s internal valuation. Being a “hands-on” owner, manager, and operator of multifamily real estate allows Legacy Residential access to real-time market information. The firm has first-hand knowledge of the latest trends in terms of property values, transaction costs, development and construction costs, financing costs, leasing activity and trends, and property management service standards.

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Disciplined underwriting – Legacy Residential’s acquisition underwriting is a team effort involving the Legacy sponsors and experienced real estate professionals from its Acquisitions, Asset Management, Property Management, Marketing and Leasing, and Construction Administration teams. This team approach, combined with a disciplined process, has been found to yield the best possible results in terms of a thorough underwriting of a property’s location, submarket dynamics, tenant base, income-producing capacity, capital improvement requirements, expenses, on-site management, and prospects for liquidity and appreciation.

Milestones in the underwriting and acquisition process include:

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Bi-Weekly Review Meeting: The status and progress of potential acquisitions are reviewed bi-weekly by W. Dean Henry and Guy Hays and the functional teams. Property issues and opportunities are discussed and decisions are made on whether or not to proceed with underwriting based on the suitability of the property with our investment criteria, the success factors of the property, the property’s inherent risks, and the results of preliminary financial forecasts.

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Bubble Meeting: Prior to presenting a potential acquisition to the Investment Committee, a potential acquisition must receive formal approval to proceed from W. Dean Henry and Guy Hays at a Bubble Meeting. At a Bubble Meeting, a detailed financial pro forma, an Investment Memo — clearly stating the property’s investment potential and success and risk factors, and the completed underwriting package with analyses and reports on every aspect of the property’s status, including title, environmental, physical, mechanical, market/submarket, competition, tenant base, collections, expenses, and prior financial statements — are reviewed in detail.

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Investment Committee Meeting: Provided a potential acquisition is approved at a Bubble Meeting, the next step in the acquisition process is the property’s review and approval by the Investment Committee. The Investment Committee is composed of C. Preston Butcher, Peter M. Bren, W. Dean Henry, Charles J. Schreiber, Jr., and James Chiboucas.

•	Board Meeting: The final step in the acquisition process is review and approval of a potential acquisition by the Conflicts Committee and the Board of Directors.

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Asset Management: The hallmark of Legacy Residential’s investment and management program is the Asset Business Plan. The original Asset Business Plan is developed prior to an asset’s acquisition and sets out the asset’s acquisition, financing, capital improvements, marketing and leasing, operating, and disposition strategies in terms of the overall performance objectives of the asset. It is a “womb-to-tomb” document that provides direction to Legacy Residential team members, clearly laying out specific action items required to achieve the asset’s performance objectives. The Asset Business Plan is a continuously evolving document that is updated to reflect and anticipate economic and market changes or opportunities, as well as changes in the asset’s performance and status over time.

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Execution in the field – First and foremost, Legacy Residential relies on the extensive experience of the Legacy sponsors and their team of key real estate professionals to execute time tested strategies in the field, as they have through multiple real estate cycles. Further, and as noted above, Legacy Residential is a vertically-integrated organization that utilizes a team approach throughout a real estate asset’s investment life cycle. Legacy Residential has found that bringing together teams of experienced professionals from Acquisitions, Asset Management, Property Management, Marketing and Leasing, Construction Administration, and Sales results in the optimal performance of the asset from “womb-to-tomb.”

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The Legacy Standard – Legacy Residential strives to ensure that its properties are well maintained and attractively positioned in their submarket. Tenant satisfaction is paramount to Legacy Residential. Legacy Residential’s goals are that its properties out-perform the competition and exceed resident’s expectations. Legacy Residential believes it has achieved these two basic goals consistently with its properties, which has resulted in higher occupancies, higher rents, and higher returns for investors.

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Control and management of the sale process – The sale of a property begins with its acquisition and management. Quality underwriting at acquisition and thorough, effective management during the hold period, result in a property that is well prepared for sale. Prior to offering a property for sale, Legacy Residential will conduct a complete “re-underwriting” of the property. This process accelerates the buyer’s underwriting process, results in a shorter sale time-line, and provides for a frictionless transaction. Finally, in Legacy Residential’s experience, a well-managed and sale-ready property results in the best possible pricing.

Conditions to Closing Real Property Investments. Our Legacy sponsor will perform a diligence review on each property that we purchase. As part of this review, our Legacy sponsor will obtain an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer, and our approval of these documents. Such documents include, where available:

•	plans and specifications;

•	ALTA surveys;

•	evidence of marketable title, together with copies of all title exceptions, which shall be subject only to acceptable liens and encumbrances;

•	title insurance policies;

•	certificates of occupancy (for completed buildings) and operating permits and licenses;

•	environmental, asbestos, soil, physical, structural and engineering reports;

•	evidence of compliance with zoning, ADA, and fair housing laws;

•	financial statements covering recent operations of properties having operating histories;

•	operating and rental activity report;

•	real estate tax bills;

•	utility bills;

•	copies of service contracts;

•	personal property inventory;

•	rent roll for the most recent month, including concessions, security deposits, delinquencies, rents charged to existing tenants and new tenants;

•	historical maintenance and capital expenditures records; and

•	existing and form leases and tenant files.

Factors Considered in Evaluating Potential Real Property Investments. Legacy Partners Residential Realty LLC believes that the experience of the Legacy sponsors and their team of key real estate professionals will allow us to identify quality properties, enabling us to successfully execute our business model. In evaluating potential acquisitions, a primary factor our Legacy sponsor will consider is the property’s current and projected cash flows. Our Legacy sponsor will also consider a number of other factors, including:

•	geographic location and type;

•	condition of title;

•	construction quality and condition;

•	compliance with applicable laws, rules and regulations;

•	potential for capital appreciation;

•	the net income and general credit quality of current and potential tenants;

•	the potential for rent increases;

•	the interest rate environment;

•	potential for economic and employment growth in the community in which the property is located or serves as a housing resource;

•	potential for expanding the physical layout of the property or upgrading the apartment units or common area amenities;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

Other Investments

Development and Construction of Properties

Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may invest in unimproved property. However, such investment will not comprise more than 10% of our total assets. We define unimproved property as property not acquired for the purpose of producing rental or other operating income, on which there is no development or construction in progress and none is planned in good faith to commence within one year.

Investments in Equity Securities

We may make equity investments in REITs and other real estate companies with investment objectives similar to ours. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns multifamily real estate when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments, such as options to purchase properties and other real estate-related assets. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests. Although we can purchase any type of interest in real estate-related assets, our charter does limit certain types of investments. See “— Charter-imposed Investment Limitations.” We do not expect to invest in properties located outside of the United States. We may also invest in or originate, in certain limited circumstances, mortgage loans, mezzanine loans and preferred equity investments; however, we do not intend to invest in other forms of debt, such as bridge or other real estate-related loans or debt securities related to or secured by real estate to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate properties and other real estate-related assets.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) or participations for the purpose of obtaining interests in real estate properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, our Legacy sponsor will evaluate the real estate properties that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments. We may also invest in or originate, in certain limited circumstances, mezzanine loans in connection with such joint venture investments.

Our Legacy sponsor and KBS Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. At such time during the term of this offering that KBS Capital Advisors believes that there is a reasonable probability that we will enter into a joint venture for the acquisition of a significant investment, we will supplement this prospectus to disclose the terms of such investment transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We have not established the specific terms we will require in the joint venture agreements we may enter into. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

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Our ability to manage and control the joint venture — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture — We will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

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Our ability to control transfers of interests held by other partners to the venture — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Borrowing Policies

We may use borrowing proceeds to finance acquisitions of new properties or assets; to pay for capital improvements or repairs to properties; to refinance existing indebtedness; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, given the current debt market environment, we may elect to forego the use of debt on some or all of our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties will be restricted.

Once we have fully invested the proceeds of our public offerings, we expect our debt financing to be between 50% and 65% of the cost of our tangible assets (before deducting depreciation or other noncash reserves). There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our liabilities to 75% of the cost (before deducting depreciation or other noncash reserves) of our tangible assets; however, we may exceed that limit if the majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. We do not intend to exceed the leverage limit in our charter except in the early stages of development when the costs of our investments are most likely to exceed our net offering proceeds, to the extent financing in excess of our charter limit is available at attractive terms. From time to time, our debt financing may be below 50% of the cost of our tangible assets due to the lack of availability of debt financing.

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments and/ or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our assets, or may be limited to the particular property to which the indebtedness relates.

The form of our indebtedness may be long-term or short-term, fixed or floating rate or in the form of a revolving credit facility. Our Legacy sponsor will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Operating Policies

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (4) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

We intend to hold our properties for an extended period, typically five to ten years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. The hold period for properties undergoing development or significant rehabilitation will likely be longer to account for the time necessary to construct, lease up, and stabilize the property’s operations before sale. Our Legacy sponsor will develop a well-defined exit strategy for each investment we make. Our Legacy sponsor will continually perform a hold-sell analysis on each asset in order to determine the optimal time to sell the asset and generate a strong return for you. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

Although we presently intend to complete a transaction providing liquidity to stockholders within ten years from the completion of our offering stage, our charter does not require our board of directors to pursue such an event. If we do not list our shares of common stock on a national securities exchange by January 31, 2020, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. See the discussion above under “Investment Objectives and Criteria — General.”

Charter Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. We may not:

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incur debt such that it would cause our liabilities to exceed 75% of the aggregate cost (before deducting depreciation or other non-cash reserves) of tangible assets owned by us, unless approved by a majority of the conflicts committee;

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invest, directly or indirectly, more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income, on which there is no development or construction in progress and none is planned in good faith to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

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make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

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make an investment in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property, provided that the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

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acquire equity securities unless a majority of our directors (including a majority of our conflicts committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our conflicts committee) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system), and provided further that this limitation does not apply to (i) real estate acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in mortgage-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

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invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations under the Investment Company Act of 1940

General

We conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, we will not be deemed to be an “investment company” if:

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we are not engaged primarily, nor hold ourselves out as being engaged primarily, nor propose to engage primarily, in the business of investing, reinvesting or trading in securities, which criteria we refer to as the primarily engaged test; and

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we are not engaged and do not propose to engage in the business of investing, reinvesting, owning, holding or trading in securities and do not own or propose to acquire “investment securities” having a value exceeding 40% of the value of our total assets on an unconsolidated basis, which criteria we refer to as the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

Depending on the nature of our portfolio, we believe that we and our Operating Partnership may satisfy both tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership own our assets are majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

With respect to the primarily engaged test, we and our Operating Partnership are holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership are primarily engaged in the non-investment company businesses of these subsidiaries. Although the SEC staff has issued little guidance with respect to the primarily engaged test, we are not aware of any court decisions or SEC staff interpretations finding a holding company that satisfies the 40% test to nevertheless be an investment company under the primarily engaged test.

We expect that most of the subsidiaries of our Operating Partnership will be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Any other subsidiaries of our Operating Partnership should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) The SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria; therefore, certain of our subsidiaries will be limited by current SEC staff positions on the Investment Company Act with respect to the value of the assets that they may own at any given time.

If, however, the value of the subsidiaries of our Operating Partnership that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of the assets of our Operating Partnership, then we and our Operating Partnership may seek to rely on the exception from registration under Section 3(c)(6) if we and our Operating Partnership are “primarily engaged,” through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, majority-owned subsidiaries that rely on Section 3(c)(5)(C).

Regardless of whether we and our Operating Partnership must rely on Section 3(c)(6) to avoid registration as an investment company, we limit the investments that we make, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. We discuss below how we treat our investments and our interests in the subsidiaries of our Operating Partnership that own them under the Investment Company Act.

Real Property

We treat an investment in real property as a qualifying asset.

Mortgage Loans

We will treat a first mortgage loan as a qualifying asset provided that the loan is fully secured, i.e., the value of the real estate securing the loan is greater than the value of the note evidencing the loan. If the loan is not fully secured, the entire value of the loan will be classified as a Real Estate-Related Asset if 55% of the fair market value of the loan is secured by real estate. We will treat mortgage loans that are junior to a mortgage owned by another lender (“Second Mortgages”) as qualifying assets if the real property fully secures the Second Mortgage.

Mezzanine Loans

A portion of our investments may consist of real estate loans secured by 100% of the equity securities of a special purpose entity that owns real estate, or tier one mezzanine loans. We treat our tier one mezzanine loans as qualifying assets when our subsidiary’s investment in the loan meets the criteria set forth in an SEC no-action letter, that is:

•	the loan is made specifically and exclusively for the financing of real estate;

•	the loan is underwritten based on the same considerations as a second mortgage and after our subsidiary performs a hands-on analysis of the property being financed;

•	our subsidiary as lender exercises ongoing control rights over the management of the underlying property;

•	our subsidiary as lender has the right to readily cure defaults or purchase the mortgage loan in the event of a default on the mortgage loan;

•	the true measure of the collateral securing the loan is the property being financed and any incidental assets related to the ownership of the property; and

•	our subsidiary as lender has the right to foreclose on the collateral and through its ownership of the property-owning entity become the owner of the underlying property.

Joint Venture Interests

When measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we calculate asset values on an unconsolidated basis, which means that when assets are held through another entity, we treat the value of our interest in the entity as follows:

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If we own less than a majority of the voting securities of the entity, then we treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

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If we own a majority of the voting securities of the entity, then we allocate the value of our interest in the entity among qualifying assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying assets, real estate-related assets and miscellaneous assets.

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If we are the general partner or managing member of an entity, then (i) we treat the value of our interest in the entity as in the second bullet point above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (ii) we treat the value of our interest in the entity as in the first bullet point above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Absence of No-Action Relief

If certain of our subsidiaries fail to own a sufficient amount of qualifying assets or real estate-related assets, we could be characterized as an investment company. We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC’s Division of Investment Management provides more specific or different guidance regarding the treatment of assets as qualifying assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC’s Division of Investment Management could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs – Legacy Sponsors

The information presented in this section represents the historical experience of real estate programs organized by affiliates of our Legacy sponsors. Our Legacy sponsors include C. Preston Butcher, Chairman of our board of directors, W. Dean Henry, our Chief Executive Officer, and Guy K. Hays, our Executive Vice President. Prospective investors should not assume they will experience returns comparable to those experienced by investors in past real estate programs sponsored by affiliates of the Legacy sponsors. Further, by purchasing our shares, investors will not acquire ownership interests in any partnerships or corporations to which the following information relates. The private funds discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

Since 1968, Mr. Butcher has been involved in entities that have acquired/developed over 600 real estate assets on behalf of private funds and sub-advisory accounts with almost 70,000 residential units exceeding $5.5 billion in cost and 68 million square feet of office and industrial space exceeding $9.0 billion in cost. These entities have sold over 500 real estate assets including 62,000 apartment units exceeding $5.4 billion in proceeds and over 53 million square feet of office and industrial space exceeding $5.0 billion in proceeds. These entities have been a conduit for leading institutional investors and high net worth individuals to invest in real estate assets throughout the western U.S. As an owner, manager and operator of real estate assets, the Legacy Residential and Legacy Commercial entities offer investors a trusted, highly-experienced advisor or sub-advisor with regards to locating, acquiring/developing, financing, managing, and selling high quality real estate assets. Since 1973 and 1986, respectively, Mr. Henry and Mr. Hays have worked with Mr. Butcher on a significant number of the foregoing residential real estate assets.

The information presented below represents the historical experience for the ten years ending December 31, 2011 of the private real estate funds sponsored by certain of our Legacy sponsors through Legacy Residential and Legacy Commercial affiliated entities, namely, Legacy Partners Affordable Housing Fund, Legacy Partners Realty Fund I, Legacy Partners Realty Fund II and Legacy Partners Realty Fund III. You should not assume that you will experience returns, if any, comparable to those experienced by investors in current/prior programs. Further, the programs discussed in this summary were conducted through privately held entities that were subject to neither up-front commissions, fees, and expenses associated with this offering, nor all of the laws and regulations that will apply to it as a publicly offered REIT. We have omitted from the discussion below information regarding the prior performance of entities for which an institutional investor engaged a Legacy Residential or Legacy Commercial affiliate entity if the investor had the power to reject the real estate acquisitions proposed by the Legacy Residential or Legacy Commercial affiliate manager. Such entities are not considered “funds” or “programs” as those terms are used in this section.

Though the private funds were not subject to the up-front commissions, fees and expenses associated with this offering, the private funds have fee arrangements with Legacy Residential or Legacy Commercial affiliates structured similar to ours. The percentage of the fees varied based on the market factors at the time the particular fund was formed. The private funds have paid (i) asset management fees, (ii) acquisition fees, (iii) development/construction fees and (iv) real estate commissions, disposition fees, incentive fees and/or carried interest based on participation interests in the funds’ assets after achieving a stipulated return for the investors or based on gains from the sale of assets.

Legacy Partners Affordable Housing Fund

In December of 2002, Legacy Partners 1002 LLC (“LP 1002”) formed the Legacy Partners Affordable Housing Fund with a single large institutional investor, the State of California Public Employees’ Retirement System. The Legacy Partners Affordable Housing Fund was focused on the renovation or new development of multifamily housing with an affordable housing component of 15%—20%. The program was initially focused exclusively on acquisitions/development of multifamily housing in urban areas of California with committed equity of $63.2 million, including a 5% co-investment of equity from LP 1002. The scope of the program was subsequently expanded to include urban areas of Colorado and Texas, and the equity commitment was increased to $269.5 million, including LP 1002’s 5% co-investment. As of December 31, 2011, the offering amount for the program was fully committed, and no further investment properties will be pursued.

Messrs. Butcher, Henry and Hays, as managing members of LP 1002 indirectly through their trusts, along with certain of the other key real estate professionals with Legacy Residential entities, collectively have had the sole responsibility for acquiring, financing, managing, developing and selling the real estate assets owned by the various wholly-owned subsidiaries of Legacy Partners Affordable Housing Fund in accordance with the terms and parameters of the operating agreement of Legacy Partners Affordable Housing Fund. The investor did not have the right to approve an investment property prior to purchase or to approve a sale or refinancing of the property provided that the acquisition, sale or refinancing of the property was made in accordance with the terms and parameters of the operating agreement of Legacy Partners Affordable Housing Fund.

The Legacy Partners Affordable Housing Fund had investment objectives that are similar to ours. Like ours, its primary investment objectives were to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, sought to realize growth in the value of its investments by timing asset sales to maximize asset value. However, note that the investment risk profile of Legacy Partners Affordable Housing Fund differs from ours in that it was predominantly focused on development, which typically has a higher risk profile in that it requires significant capital improvements and extensive leasing. Although we may invest in development properties as a part of our opportunity-oriented investment allocation, we expect that such opportunity-oriented investments will account for only 20% to 30% of our portfolio, with development properties not to exceed 10%.

The recent disruptions in the financial markets and poor economic conditions adversely affected property operations, and thus the fair values and recoverability, of certain of Legacy Partners Affordable Housing Fund’s investments. In 2009, Legacy Partners Affordable Housing Fund recognized an impairment loss on one of its assets, Mission Pointe. There have been no impairments on other investments of Legacy Partners Affordable Housing Fund.

From April 2003 through November 2008, the Legacy Partners Affordable Housing Fund purchased four large residential assets through wholly-owned subsidiaries: the Main & Jamboree property located in Irvine, California; the Hollywood & Vine property located in Los Angeles, California; the Mission Pointe Property located in Sunnyvale, California; and the Legacy at Memorial property located in Houston, Texas.

The Main & Jamboree property was a mixed use development project of 290 apartment homes and 7,500 square feet of street retail space. The property was purchased in July of 2004 and construction commenced early in 2005. Construction was completed in 2007. The project was sold prior to the completion of construction in March 2006 for $94.5 million, subject to a $26.5 million completion reserve.

The Hollywood & Vine property is a mixed-use development project of 375 apartment homes and 28,700 square feet of street retail space located in Los Angeles, California. This project was approved for investment in July of 2006 and was completed in June, 2010. As of December 31, 2011, total development cost of $249.7 million and the balance of the construction financing was $165.7 million (66.4%). The affordable housing component is 20.8%, meeting the program’s predetermined affordable housing objective. On May 15, 2012, the Legacy Partners Affordable Housing Fund transferred its entire ownership interest in the Hollywood & Vine property to an affiliate of the State of California Public Employees Retirement System, at its request, in accordance with the terms and parameters of the operating agreement of Legacy Partners Affordable Housing Fund.

The Mission Pointe property was an acquisition and renovation project consisting of 617 apartments located in Sunnyvale, California. This project was approved for investment in December of 2006. The property was acquired in November 2008 at the end of an option period, during which Legacy Partners Affordable Housing Fund controlled the management of the asset. Total redevelopment cost was $169.5 million. On February 8, 2011, the Legacy Partners Affordable Housing Fund transferred the Mission Pointe property to an affiliate of the State of California Public Employees’ Retirement System, at its request, in accordance with the terms and parameters of the operating agreement of Legacy Partners Affordable Housing Fund.

The Legacy at Memorial property was a 330 unit apartment development project located in Houston, Texas. The project consists of a 25-story residential tower and a four-story residential building partially wrapping a six-story structured parking garage. Construction commenced early in January 2008 and was completed in April, 2010. Total development cost was $99.0 million. With the investor’s consent, the affordable housing component for this property was terminated prior to the leasing of any units. On October 1, 2010, the Legacy Partners Affordable Housing Fund transferred its entire ownership interests in The Legacy at Memorial to an affiliate of the State of California Public Employees’ Retirement System, at its request, in accordance with the terms and parameters of the operating agreement of Legacy Partners Affordable Housing Fund.

Legacy Partners Realty Fund I

In December of 2004, Legacy Partners Commercial, LLC (“Legacy Commercial LLC”), an affiliate of our Legacy sponsors, commenced the operations of Legacy Partners Realty Fund I, LLC (“Legacy Partners Realty Fund I”), a private program seeking to raise $331.6 million of committed equity from accredited institutional investors. As of December 31, 2011, the full offering amount had been committed. Legacy Partners Realty Fund I is focused primarily on the acquisition, value-enhancement, management, and sale of office and industrial properties in the San Francisco Bay Area, Southern California, and the Seattle and Denver metropolitan areas. The program’s objective is to leverage up to 65% of the value of the program’s assets as part of its strategy and generate competitive internal rates of return, net of management fees and incentives paid to the sponsor, over an eight to ten-year period.

Mr. Butcher is Chairman of the Board of Legacy Commercial LLC, as well as a director of various other of the Legacy Commercial entities involved in the ownership of Legacy Partners Realty Fund I. Barry S. DiRaimondo and Paul J. Meyer are each a Director and the President and Chief Financial Officer, respectively, of Legacy Commercial LLC, as well as directors and officers of various other of the Legacy Commercial entities involved in the ownership of Legacy Partners Realty Fund I. Messrs. DiRaimondo and Meyer, along with Mr. Butcher, collectively have the responsibility for acquiring, financing, managing, developing and selling the real estate and real estate-related assets owned by Legacy Partners Realty Fund I in accordance with the terms and parameters of the operating agreement of Legacy Partners Realty Fund I without the consent or approval of the investors.

Although Legacy Partners Realty Fund I targets assets in the commercial real estate sector rather than the residential sector, it nevertheless has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. However, note that the investment risk profile of Legacy Partners Realty Fund I differs from ours in that it is predominantly focused on “value-added” investment types, which typically have a higher risk profile in that they require moderate to significant capital improvements and/or moderate to extensive leasing or releasing. Although we may invest in value-added properties as a part of our opportunity-oriented investment allocation, we expect that such opportunity-oriented investments will account for only 20% to 30% of our portfolio.

As of December 31, 2011, Legacy Partners Realty Fund I had acquired a total of 32 properties, including 30 office properties and two parcels of raw land for development, with an aggregate of 5.9 million square feet of space and totaling $1.2 billion in cost. At that time, $331.6 million of capital had been called and contributed. As of December 31, 2011, the fund had sold ten properties and five partial properties for $284.3 million and two properties had been foreclosed upon by their lenders.

The recent disruptions in the financial markets and poor economic conditions have adversely affected the current and future operations, and thus the fair values and recoverability, of certain of Legacy Partners Realty Fund I’s investments. For the year ended December 31, 2011, no impairment loss was recognized.

Legacy Partners Realty Fund I acquired the majority of its assets early in the last economic expansion during 2005 and early 2006 when pricing was lower than the highs of 2007. The fund was focused on the acquisition and repositioning of “A” and “B” quality assets in major western markets—both in terms of location and physical characteristics. Additionally, the fund’s assets had sufficient time to lease vacant space and stabilize their income streams before the economy retracted and has experienced positive net absorption across the portfolio since acquisition. Thirty-three assets were acquired in the fund and seven assets were successfully repositioned and liquidated prior to the economic retraction at pricing that met or exceeded original projections. Although some of Legacy Partners Realty Fund I’s assets have been negatively affected by vacancy and lower market rental rates, as noted above, the majority of assets are benefiting from in place, longer term leases which has mitigated the typical experience during an economic downturn where “B” quality assets tend to lose tenants to “A” quality assets due to the severe compression between market rents for “A” and “B” assets. Additionally, some of the fund’s assets have loans maturing in the near term and the general lack of available financing for commercial real estate may impact the ability of the fund to refinance or extend these loans. As a precautionary measure, the fund is not making cash distributions at this time.

Legacy Partners Realty Fund II

In April 2006, Legacy Commercial LLC commenced Legacy Partners Realty Fund II, LLC (“Legacy Partners Realty Fund II”), a private program seeking to raise $456.8 million of committed equity from accredited institutional investors. As of December 31, 2011 the full offering amount had been committed. Legacy Partners Realty Fund II is focused primarily on the acquisition, value-enhancement, management, and sale of office and industrial properties in the San Francisco Bay Area, Southern California, and the Seattle and Denver metropolitan areas. The program’s objective is to leverage up to 65% of the value of the program’s assets as part of its strategy and generate competitive internal rates of return, net of management fees and incentives paid to the sponsor, over an eight to ten-year period.

Mr. Butcher is Chairman of the Board of Legacy Commercial LLC, as well as a director of various other of the Legacy Commercial entities involved in the ownership of Legacy Partners Realty Fund II. Barry S. DiRaimondo and Paul J. Meyer are each a Director and the President and Chief Financial Officer, respectively, of Legacy Commercial LLC, as well as directors and officers of various other of the Legacy Commercial entities involved in the ownership of Legacy Partners Realty Fund II. Messrs. DiRaimondo and Meyer, along with Mr. Butcher, collectively have the responsibility for acquiring, financing, managing, developing and selling the real estate and real estate-related assets owned by Legacy Partners Realty Fund II in accordance with the terms and parameters of the operating agreement of Legacy Partners Realty Fund II without the consent or approval of the investors.

Although Legacy Partners Realty Fund II targets assets in the commercial real estate sector rather than the residential sector, it nevertheless has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. However, note that the investment risk profile of Legacy Partners Realty Fund II differs from ours in that it is predominantly focused on “value-added” investment types, which typically have a higher risk profile in that they require moderate to significant capital improvements and/or moderate to extensive leasing or releasing. Although we may invest in value-added properties as a part of our opportunity-oriented investment allocation, we expect that such opportunity-oriented investments will account for only 20% to 30% of our portfolio.

As of December 31, 2011, Legacy Partners Realty Fund II had acquired a total of 28 properties, including 24 office properties, one industrial property, and three parcels of raw land for development, with an aggregate of 5.9 million square feet of space and totaling $1.7 billion in cost. A total of $456.8 million of capital had been called and contributed by that time. As of December 31, 2011, the fund had sold five properties and two partial properties for $135.1 million. Additionally, two of the properties were deeded to lender and 40% of another property was deeded to its lender after the sale of the 60% of the asset and one property was foreclosed upon by its lender.

The recent disruptions in the financial markets and poor economic conditions have adversely affected the current and future operations, and thus the fair values and recoverability, of certain of Legacy Partners Realty Fund II’s investments. For the year ended December 31, 2011, an impairment loss, of $5.8 million was recognized.

Legacy Partners Realty Fund II purchased the majority of its assets late in the last economic expansion, between mid-2006 and mid-2007 when pricing reached its cyclical highs. The fund was focused on the acquisition and repositioning of assets that were in “A” locations but that needed rehabilitation to bring them fully up to “A” quality. Also, as a consequence of being acquired late in the last economic expansion, the fund’s assets had less time to lease vacant space and stabilize their income streams before the economy retracted. Since acquisition, the fund has experienced a small amount of negative net absorption in the aggregate. Also, as a result of declines in market rental rates, the economic downturn has resulted in a “flight to quality” and therefore benefited “A” quality assets at the expense of “B” quality assets in competing for tenants. In some cases the current rents available in the market have made it uneconomic to incur the significant capital expenditures for tenant improvements and leasing commission and the fund has decided to leave space vacant until conditions improve. Additionally, some of the fund’s assets have loans maturing in the near term and the general lack of available financing for commercial real estate may impact the ability of the fund to refinance or extend these loans. The fund is not making current distributions at this time.

To better position itself, in 2011 the Fund recapitalized with the admission of a Preferred Member, who acquired a $252 million credit facility at a discounted price of $176 million and contributed this indebtedness to the Company as consideration for $176 million of preferred equity units, which extinguished the debt. The Fund obtained a new $90 million loan and the proceeds were distributed to the Preferred Member. The Preferred Member provided additional operating financing in the form of a $25 million line of credit, on an as-needed basis, for tenant improvement costs, leasing commissions, and other reserves.

Legacy Partners Realty Fund III

In August of 2007, Legacy Commercial LLC commenced Legacy Partners Realty Fund III, LLC (“Legacy Partners Realty Fund III”), a private program seeking to raise $475.0 million of committed equity from accredited institutional investors. As of December 31, 2009, $451.1 million was raised and the offering had ceased. In September, 2010, the LLC agreement was amended to provide for a reduction in the commitment to $445.3 million. As of December 31, 2011, the full amount of $445.3 million was committed. Legacy Partners Realty Fund III is focused primarily on the acquisition, value-enhancement, management, and sale of office, research and development and industrial properties in the San Francisco Bay Area, Southern California, and the Seattle and Denver metropolitan areas. The program’s objective is to leverage up to 65% of the value of the program’s assets as part of its strategy and generate competitive internal rates of return, net of management fees and incentives paid to the sponsor, over an eight to ten-year period.

Mr. Butcher is Chairman of the Board of Legacy Commercial LLC, as well as a director of various other of the Legacy Commercial entities involved in the ownership of Legacy Partners Realty Fund III. Barry S. DiRaimondo and Paul J. Meyer are each a Director and the President and Chief Financial Officer, respectively, of Legacy Commercial LLC, as well as directors and officers of various other of the Legacy Commercial entities involved in the ownership of Legacy Partners Realty Fund III. Messrs. DiRaimondo and Meyer, along with Mr. Butcher, collectively have the responsibility for acquiring, financing, managing, developing and selling the real estate and real estate-related assets owned by Legacy Partners Realty Fund III in accordance with the terms and parameters of the operating agreement of Legacy Partners Realty Fund III without the consent or approval of the investors.

Although Legacy Partners Realty Fund III targets assets in the commercial real estate sector rather than the residential sector, it nevertheless has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. However, note that the investment risk profile of Legacy Partners Realty Fund III differs from ours in that it is predominantly focused on “value-added” investment types, which typically have a higher risk profile in that they require moderate to significant capital improvements and/or moderate to extensive leasing or releasing. Although we may invest in value-added properties as a part of our opportunity-oriented investment allocation, we expect that such opportunity-oriented investments will account for only 20% to 30% of our portfolio.

As of December 31, 2011, Legacy Partners Realty Fund III had acquired a total of ten properties, including nine office properties and one parcel of land for development, with an aggregate of 2.6 million square feet of space and totaling $917.5 million in cost. At that time, $363.0 million of capital had been called and contributed. As of December 31, 2011, the fund had sold one partial property in 2008 and had one property foreclosed upon by its mezzanine lender in 2009.

The recent disruptions in the financial markets and poor economic conditions have adversely affected the current and future operations, and thus the fair values and recoverability, of certain of Legacy Partners Realty Fund III’s investments. For the year ended December 31, 2011 no impairment loss was recognized.

Legacy Partners Realty Fund III began purchasing assets at the cyclical peak of the last economic expansion in the fall of 2007 before it suspended acquisitions due to the economic downturn in the spring of 2008, having drawn approximately half of its funding commitments. As a consequence of being acquired just as the economy began to decline, the fund’s nine assets, which are generally “A” quality, had very little time to lease vacant space and stabilize their income streams before the economy weakened. Since acquisition, the fund’s assets have experienced negative net absorption in the aggregate and several of its assets have significant current vacancy. Currently the fund is drawing on interest and operating reserves established for the assets with significant vacancy but may be required to call a portion of its uncommitted capital to support projects until the pace of leasing increases. This fund has been successful in buying back some of its asset level debt at a significant discount to par thereby reducing its basis in the real estate. Additionally, some of the fund’s assets have loans maturing in the near term and the general lack of available financing for commercial real estate may impact the ability of the fund to refinance or extend these loans. The fund is not making current distributions at this time.

Prior Public Investment Programs – KBS Sponsors

In January 2006, our sponsors teamed to launch the initial public offering of their first public non-traded REIT, KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I, and in April 2008, our sponsors launched KBS Real Estate Investment Trust II, Inc., which we refer to as KBS REIT II. They are currently sponsoring the initial public offerings of KBS Strategic Opportunity REIT, Inc., which we refer to as KBS Strategic Opportunity REIT, and KBS Real Estate Investment Trust III, Inc., which we refer to as KBS REIT III. As described below, KBS REIT I and KBS REIT II have acquired a diverse portfolio of commercial properties and real estate-related investments. KBS Strategic Opportunity REIT is targeting to originate and acquire a diverse portfolio of real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. KBS REIT III is targeting to acquire a diverse portfolio of commercial properties and real estate-related investments. Our advisor, KBS Capital Advisors, is also the external advisor to KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS REIT III. Each of these programs is a publicly registered, non-traded REIT.

Unless otherwise indicated, the information presented below represents the historical experience of KBS REIT I, KBS REIT II, KBS Strategic Opportunity REIT and KBS REIT III. By purchasing shares in this offering, you will not acquire any ownership interest in any of the public KBS-sponsored programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the public KBS-sponsored programs.

KBS REIT I

On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. KBS REIT I accepted gross offering proceeds of $1.7 billion in its primary initial public offering, and as of December 31, 2011, KBS REIT I had accepted gross offering proceeds of $222.6 million from shares issued pursuant to its dividend reinvestment plan. As of December 31, 2011, KBS REIT I had approximately 42,000 stockholders. Of the amount raised pursuant to its dividend reinvestment plan, $62.4 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT I ceased offering shares in its primary public offering on May 30, 2008, and KBS REIT I terminated its dividend reinvestment plan effective April 10, 2012.

As of December 31, 2011, KBS REIT I owned 892 real estate properties (of which 250 properties were held for sale), including the GKK Properties (defined below). As of December 31, 2011, KBS REIT I’s real estate portfolio held for investment was approximately 85% occupied. In addition, as of December 31, 2011, KBS REIT I also owned seven real estate loans receivable, two investments in securities directly or indirectly backed by commercial mortgage loans, a preferred membership in a real estate joint venture, a participation interest with respect to another real estate joint venture and a 10-story condominium building with 62 units acquired through foreclosure, of which four condominium units, two retail spaces and parking spaces have not been sold and are held for sale.

KBS REIT I had investment objectives similar to ours. Like ours, its primary investment objectives were to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets. KBS REIT I’s current objectives are to (i) pay down its outstanding debt obligations and manage its upcoming debt maturities, (ii) manage its reduced cash flow, (iii) strategically reinvest capital into existing assets to better position its overall portfolio and (iv) to attempt to improve the overall return to its stockholders in the future.

KBS REIT I acquired and manages a diverse portfolio of real estate and real estate-related assets. It sought to diversify its portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that would provide attractive and stable returns to its investors. In constructing its portfolio, KBS REIT I targeted approximately 70% core investments (which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover) and approximately 30% enhanced-return properties (which are higher-yield and higher-risk investments than core properties, such as properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties) and real estate-related investments, including mortgage loans, mezzanine debt, commercial mortgage-backed securities and other similar structured finance investments. With proceeds from its initial public offering and debt financing (as a percentage of its total investments), the purchase price of KBS REIT I’s real estate properties represented 65% of its portfolio and the purchase price of its real estate-related investments represented 35% of its portfolio.

The continued disruptions in the financial markets and deteriorating economic conditions have adversely affected the fair values and recoverability of certain of KBS REIT I’s investments. KBS REIT I disclosed fair values below its book values for certain assets in its financial statements and recognized impairments related to a limited number of assets. As described in more detail below, subsequent to KBS REIT I’s acquisition of these properties, loans and other investments, KBS REIT I’s portfolio composition changed as a result of the restructuring of certain investments, KBS REIT I taking title to properties underlying investments in loans that became impaired, the sale of assets and the repayment of debt investments.

KBS REIT I used the net proceeds from its initial public offering and debt financing to purchase or fund $3.1 billion of real estate and real estate-related investments, including $34.5 million in acquisition fees and closing costs. KBS REIT I used the net proceeds from its initial public offering for real estate properties and real estate-related assets in the amounts of $0.8 billion and $0.8 billion, respectively, and had debt financing on its real estate properties and real estate-related assets in the amounts of $1.2 billion and $0.3 billion, respectively, at acquisition.

With proceeds from its initial public offering and debt financing, as a percentage of the amount invested (based on purchase price), KBS REIT I invested in the following types of assets (including its investments through a consolidated joint venture): 35% in 22 office properties, 29% in 42 industrial properties and a master lease in another industrial property, 26% in interests in 12 mezzanine loans, 5% in interests in six mortgage loans, 2% in interests in two loans representing subordinated debt of a private REIT, 2% in two investments in securities directly or indirectly backed by commercial mortgage loans and 1% in interests in two B-notes. All of KBS REIT I’s real property investments were made within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT I’s investments in real properties were as follows (including its investments through a consolidated joint venture): 40% in 26 properties and a master lease in another property in the East; 30% in 22 properties in the South; 15% in nine properties in the West; and 15% in seven properties in the Midwest. All of the real properties purchased by KBS REIT I had prior owners and operators.

KBS REIT I did not acquire any properties or real estate-related investments during the three years ended December 31, 2011. However, as described below, KBS REIT I did restructure certain investments during this period and took title to certain properties underlying its original investments in real estate loans.

KBS REIT I had disposed of 12 properties and two real estate-related investments as of December 31, 2011 for approximately $273.8 million, including closing costs. Also as of December 31, 2011, KBS REIT I had sold 23 of 27 condo units from the Tribeca building, on which it had foreclosed. KBS REIT I originally intended to hold its core properties for four to seven years. With respect to the GKK Properties, KBS REIT I’s management is in the process of determining which properties to hold and which properties to sell. KBS REIT I expects the average hold period to be significantly shorter than that of its core properties. However, economic and market conditions may influence KBS REIT I to hold its investments for different periods of time, and KBS REIT I currently expects its hold period is likely to last for several more years. In general, KBS REIT I intends to hold its real estate-related investments to maturity, though economic and market conditions may also influence the length of time that KBS REIT I holds these investments.

The following summarizes asset sales, restructurings, pay-offs and discounted pay-offs of KBS REIT I’s investments in real estate loans receivable as of December 31, 2011:

•	One Madison Park Mezzanine Loan - The borrowers paid off the loan in full with an outstanding principal balance of $21.0 million, including a spread maintenance premium in November 2007.

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Arden Portfolio Mezzanine Loans - KBS REIT I released the borrowers from liability and received a preferred membership interest in a joint venture that owns the properties that had secured the loans. KBS REIT I wrote-off its investment in this loan in July 2009.

•	18301 Von Karman Loans - KBS REIT I foreclosed on the office property securing the loans in October 2009 and subsequently disposed of the property in June 2010.

•	Tribeca Loans - KBS REIT I foreclosed on the condominium building securing the loans in February 2010. As of December 31, 2011, KBS REIT I had sold 23 of the 27 condo units from the Tribeca Building.

•	55 East Monroe Mezzanine Loan Origination - The borrower paid off the loan in full with an outstanding principal balance of $55.0 million in September 2010 at maturity.

•	200 Professional Drive Loan Origination - KBS REIT I foreclosed on the property securing the loan and received $4.1 million upon the sale of the property in December 2010.

•	Artisan Multifamily Portfolio Mezzanine Loan - KBS REIT I wrote-off this investment in January 2011.

•	2600 Michelson Mezzanine Loan - KBS REIT I sold the loan at a discount in June 2011 and received $52,000 upon the sale.

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GKK Mezzanine Loans - In May 2011, the borrower (the “GKK Borrower”) under the GKK Mezzanine Loan (defined below) defaulted on its payment obligations and, as a result, on September 1, 2011, KBS REIT I entered into a settlement agreement (the “Settlement Agreement”) with the GKK Borrower pursuant to which the GKK Borrower transferred all of its interest in certain real estate properties (the “GKK Properties”) which indirectly secured the GKK Mezzanine Loan, and the mortgage debt related to the GKK Properties, to KBS REIT I in satisfaction of its obligations.

•	San Antonio Business Park Mortgage Loan - KBS REIT I sold the loan to an unaffiliated buyer for $26.0 million in December 2011.

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Park Central Mezzanine Loan - KBS REIT I released the borrower under the loan from all outstanding debt and liabilities under a discounted payoff agreement at a discounted amount of $7.3 million in December 2011.

KBS REIT I’s primary public offering was subject to the up-front commissions, fees and expenses similar to those associated with this offering and KBS REIT I has fee arrangements with KBS affiliates structured similarly to ours.

The KBS REIT I prospectus disclosed that KBS REIT I may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT I does not list its shares of common stock on a national securities exchange by November 2012, its charter requires that KBS REIT I either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached November 2012, none of the actions described in (i) or (ii) above has occurred.

However, KBS REIT I has disclosed that due to the continuing impact of the disruptions in the financial markets on the values of KBS REIT I’s investments and the transfers under the Settlement Agreement, it is increasingly likely that KBS REIT I will postpone such a liquidity event in order to attempt to improve the overall return to stockholders.

If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT I’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT I sought and failed to obtain stockholder approval of its liquidation, the KBS REIT I charter would not require KBS REIT I to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT I could continue to operate as before. If KBS REIT I sought and obtained stockholder approval of its liquidation, KBS REIT I would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT I’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

On a quarterly basis, KBS REIT I evaluates its real estate securities for impairment. KBS REIT I reviews the projected future cash flows under these securities for changes in assumptions due to prepayments, credit loss experience and other factors. If, based on KBS REIT I’s quarterly estimate of cash flows, there has been an adverse change in the estimated cash flows from the cash flows previously estimated, the present value of the revised cash flows is less than the present value previously estimated, and the fair value of the securities is less than its amortized cost basis, an other-than-temporary impairment is deemed to have occurred. KBS REIT I recognized an other-than-temporary impairment related to its real estate securities of $5.1 million for the year ended December 31, 2009 and a $50.1 million impairment related to its real estate securities for the year ended December 31, 2008. Continued stress in the economy in general and the CMBS market in particular could result in additional other-than-temporary impairments on KBS REIT I’s fixed rate securities in the future. During the years ended December 31, 2011 and 2010, KBS REIT I did not recognize any other-than-temporary impairments on its real estate securities.

With respect to its loan portfolio, KBS REIT I considers a loan held for investment to be impaired when it becomes probable, based on current information and events, that it will be unable to collect all amounts due under the contractual terms of the loan agreement or other loan documents. KBS REIT I also considers a loan to be impaired if it grants the borrower a concession through a modification of the loan terms or if it expects to receive assets (including equity interests in the borrower) in partial satisfaction of the loan. When KBS REIT I has a collateral-dependent loan that is identified as being impaired, it is evaluated for impairment by comparing the estimated fair value of the underlying collateral, less costs to sell, to the carrying value of the loan. When KBS REIT I has a loan that is identified as being impaired in connection with a troubled debt restructuring resulting from a concession granted by KBS REIT I to the borrower through a modification of the loan terms, the loan is evaluated for impairment by comparing the carrying value of the loan to the present value of the modified cash flow stream discounted at the rate used to recognize interest income. Since inception, KBS REIT I has invested approximately $1.1 billion in real estate-related loans. As of December 31, 2011, KBS REIT I has recorded $74.1 million of asset-specific loan loss reserves related to its investments in the Sandmar Mezzanine Loan, the 11 South LaSalle Loan Origination and its subordinated debt investment in Petra Fund REIT Corp. Over the last five years, KBS REIT I also charged-off approximately $235.2 million of reserves for loan losses related to 10 of its real estate-related loan investments.

In August 2007, KBS REIT I entered a joint venture (the “KBS-New Leaf Joint Venture”) with New Leaf Industrial Partners Fund, L.P. to acquire a portfolio of industrial properties (the “National Industrial Portfolio”) for approximately $515.9 million plus closing costs. The National Industrial Portfolio consisted of 23 industrial properties and a master lease with respect to another industrial property. KBS REIT I had an 80% membership interest in the KBS-New Leaf Joint Venture and consolidated the joint venture in its financial statements. The mortgage and mezzanine loans with which the KBS-New Leaf Joint Venture financed a portion of its purchase of the National Industrial Portfolio (the “NIP Loans”) were to mature on December 31, 2011. However, due to a decline in the operating performance of the National Industrial Portfolio resulting from increased vacancies, lower rental rates and tenant bankruptcies, in addition to declines in market value across all real estate types in the period following the initial investment, it became unlikely that the KBS-New Leaf Joint Venture would be able to refinance or extend the NIP Loans upon their maturities. As a result, on December 28, 2011, the KBS-New Leaf Joint Venture entered into an agreement in lieu of foreclosure and related documents to transfer the National Industrial Portfolio properties to certain indirect wholly owned subsidiaries of the lender under the NIP Loans in full satisfaction of the debt outstanding under, and other obligations related to, the NIP Loans. As a result, KBS REIT I recorded a gain on extinguishment of debt of $115.5 million (including amounts for noncontrolling interest of approximately $24.2 million), which represents the difference between the carrying amount of the outstanding debt and other liabilities of approximately $446.1 million and the carrying value of the real estate properties and other assets of approximately $328.3 million, net of closing costs of $2.3 million, upon transfer of the properties (during the year ended December 31, 2010, KBS REIT I had recognized an impairment charge on real estate of $123.5 million with respect to 17 properties within the National Industrial Portfolio).

In addition, for the year ended December 31, 2011, KBS REIT I recorded $52.6 million in real estate impairments due to changes in cash flow estimates of the properties.

In the future, especially given the current market uncertainty, KBS REIT I may recognize material charges for impairment with respect to investments other than those described above or a different impairment charge for investments described above. Moreover, even if KBS REIT I does not recognize any material charge for impairment with respect to an asset, the fair value of the asset may have declined based on general economic conditions or other factors.

As of December 15, 2011, pursuant to the Settlement Agreement, the GKK Borrower transferred to KBS REIT I the equity interests in the indirect owners of or holders of a leasehold interest in approximately 867 properties, including approximately 576 bank branch properties and approximately 291 office buildings and operations centers. KBS REIT I also assumed approximately $1.5 billion of mortgage debt related to the GKK Properties. In consideration of the performance of the Settlement Agreement, KBS REIT I agreed to release the GKK Borrower from its obligations under KBS REIT I’s investment in a senior mezzanine loan with an original face amount of $500,000,000 (the “GKK Mezzanine Loan”). KBS REIT I’s estimated fair values of the underlying GKK Properties and related current assets and liabilities was approximately $1.9 billion and supported the approximately $1.9 billion total of the combined outstanding mortgage loan balance encumbering the GKK Properties (including a portion of a mortgage loan secured by some of the GKK Properties which KBS REIT I owns), plus KBS REIT I’s carrying value of the GKK Mezzanine Loan and a portion of a junior mezzanine loan relating to the GKK Properties that KBS REIT I owned prior to KBS REIT I’s entry into the Settlement Agreement.

In connection with the maturity of the GKK Mezzanine Loan in May 2011, KBS REIT I, through wholly owned subsidiaries, amended and restated two master repurchase agreements secured by the GKK Mezzanine Loan. The amended and restated master repurchase agreements contain mandatory amortization payments and other restrictions on KBS REIT I’s cash flows and operations that significantly limit KBS REIT I’s operating flexibility and liquidity. These restrictions will likely be in place until April 28, 2013.

In order to manage its reduced cash flows from operations and to redirect available funds to reduce its debt, and as a result of the general impact of current economic conditions on rental rates, occupancy rates and property cash flows, in March 2012, KBS REIT I’s board of directors approved the suspension of monthly distribution payments. For record dates beginning on July 18, 2006 through June 30, 2009, KBS REIT I had paid monthly distributions based on daily record dates that amounted to $0.70 per share on an annualized basis. For record dates beginning on July 1, 2009 through February 28, 2012, KBS REIT I had paid monthly distributions based on daily record dates that amounted to $0.525 per share on an annualized basis.

On March 22, 2012, the board of directors of KBS REIT I approved an estimated value per share of KBS REIT I’s common stock of $5.16 based on the estimated value of KBS REIT I’s assets less the estimated value of its liabilities divided by the number of shares outstanding, all as of December 31, 2011. KBS REIT I provided this estimated value per share to assist broker-dealers that participated in its initial public offering in meeting their customer account statement reporting obligations under the National Association of Securities Dealers (“NASD”) Rule 2340. The estimated value per share was based upon the recommendation and valuation of KBS Capital Advisors, KBS REIT I’s external advisor. As with any valuation methodology, KBS Capital Advisors’ methodology was based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could have derived a different estimated value per share, and such differences could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT I’s assets less its liabilities according to U.S. generally accepted accounting principles, nor does it represent a liquidation value of KBS REIT I’s assets and liabilities or the price at which KBS REIT I’s shares of common stock would trade on a national securities exchange. Markets for real estate and real estate-related investments can fluctuate and values are expected to change in the future. For a full description of the methodologies used to value KBS REIT I’s assets and liabilities in connection with the calculation of the estimated value per share, see KBS REIT I’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

KBS REIT I has not had funds available for ordinary redemptions since the April 2009 redemption date, and on March 20, 2012, KBS REIT I’s board of directors amended and restated its share redemption program, which amendment and restatement will become effective on April 25, 2012, to provide only for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” (each as defined in the share redemption program). Such redemptions are subject to an annual dollar limitation, which will be $10.0 million in the aggregate for the calendar year 2012 (subject to review and adjustment during the year by the board of directors), and further subject to the limitations described in the share redemption program plan document. Moreover, KBS REIT I has entered into financing agreements that, during the terms thereof, require KBS REIT I to continue to limit redemptions under its share redemption program to those sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence.” These financing arrangements will likely be in place until April 28, 2013.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS REIT I, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS REIT I are also available on its web site at www.kbsreit.com. Neither the contents of that web site nor any of the materials or reports relating to KBS REIT I are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS REIT I files electronically as KBS Real Estate Investment Trust, Inc. with the SEC.

KBS REIT II

On April 22, 2008, our sponsors launched the initial public offering of KBS REIT II, a publicly registered, non-traded REIT. Its primary initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. As of December 31, 2011, KBS REIT II had accepted aggregate gross offering proceeds of approximately $1.8 billion in its primary offering and $134.3 million pursuant to its dividend reinvestment plan, from approximately 51,000 investors. Of the amount raised pursuant to its dividend reinvestment plan, $48.9 million had been used to fund share redemptions pursuant to its share redemption program as of December 31, 2011. KBS REIT II ceased offering shares in its primary public offering on December 31, 2010, and continues to offer shares under its dividend reinvestment plan.

As of December 31, 2011, KBS REIT II owned 27 real estate properties (consisting of 20 office properties, one office/flex property, a portfolio of four industrial properties and two industrial properties) and a leasehold interest in one industrial property encompassing 11.3 million rentable square feet. At December 31, 2011, the portfolio was approximately 95% occupied. In addition, KBS REIT II owned seven real estate loans receivable.

KBS REIT II has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, both real estate or real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS REIT II has acquired and manages a diverse portfolio of real estate and real estate-related assets. It has diversified its portfolio by investment type, investment size, investment risk and geographic region with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to its investors. Based on KBS REIT II’s investments to date, KBS REIT II has allocated approximately 90% of its portfolio to investments in core properties and approximately 10% of its portfolio to other real estate-related investments such as mortgage loans and participations in such loans.

KBS REIT II used the net proceeds from its initial public offering and debt financing to purchase or fund $3.0 billion of real estate and real estate-related assets as of December 31, 2011, including $37.6 million of acquisition and origination fees and expenses. As of December 31, 2011, KBS REIT II had used the net proceeds from its initial public offering for the acquisition of real estate properties and real estate-related assets in the amounts of $2.8 billion and $418.9 million, respectively, and had debt financing on its real estate properties in the amount of $1.3 billion and debt financing on five of its real estate loans receivable in the amount of $121.0 million. On November 22, 2010, KBS REIT II originated a first mortgage loan in the amount of $175.0 million (the “One Kendall Square First Mortgage”) and on November 30, 2010, KBS REIT II sold, at par, a pari-passu participation interest with respect to 50% of the outstanding principal balance of this loan. The acquisition amounts presented herein do not include the 50% participation interest KBS REIT II sold. However, KBS REIT II paid an origination fee on this 50% participation interest and the origination fees presented herein include such amount paid.

As of December 31, 2011, with proceeds from its initial public offering and debt financing, as a percentage of amount invested (based on purchase price), KBS REIT II had invested in the following types of assets: 80% in 20 office properties, 6% in five mortgage loans, 6% in a participation in a mortgage loan, 3% in a portfolio of four industrial properties, 2% in an A-Note, 1% in an office/flex property, 1% in two industrial properties, and 1% in a leasehold interest in an industrial property. All of KBS REIT II’s real property investments have been made within the United States. As a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT II’s investments in real properties were as follows: 30% in three properties in the Midwest, 28% in nine properties in the West, 31% in ten properties in the East, and 11% in six properties in the South. All of the real properties purchased by KBS REIT II had prior owners and operators.

During the three years ended December 31, 2011, KBS REIT II invested in the following types of assets: 17 office properties, seven industrial properties (including a leasehold interest in one property, a portfolio of four properties and two individual properties) and six mortgage loans. The geographic locations of properties acquired by KBS REIT II during the three years ended December 31, 2011 were as follows: eight properties in the West; seven properties in the East; six properties in the South; and three properties in the Midwest. KBS REIT II funded these investments with a combination of proceeds from its initial public offering in the amount of $1.5 billion and debt financing of $719.7 million.

Other than its investment in CMBS, which KBS REIT II acquired and sold in 2009, and interests with respect to the One Kendall Square First Mortgage, KBS REIT II has not sold any assets. On November 22, 2010, KBS REIT II originated the One Kendall Square First Mortgage in the amount of $175.0 million. On November 30, 2010, KBS REIT II sold, at par, a pari-passu participation interest with respect to 50% of the outstanding principal balance of the One Kendall Square First Mortgage, leaving it with an $87.5 million interest. On April 5, 2011, KBS REIT II restructured the One Kendall Square First Mortgage to provide for two debt tranches with varying interest rates - the A-Note, with an original principal amount of $90.0 million, in which KBS REIT II held a $45.0 million interest, and the B-Note, with an original principal amount of $85.0 million, in which KBS REIT II held a $42.5 million interest. On April 6, 2011, KBS REIT II sold and transferred its $45.0 million interest in the A-Note, at par, to an unaffiliated buyer.

KBS REIT II intends to hold its core properties for four to seven years, though economic and market conditions may influence KBS REIT II to hold its investments for different periods of time. KBS REIT II generally intends to hold its real estate-related investments until maturity, though the hold period will vary depending upon the type of asset, interest rates and economic and market conditions.

KBS REIT II’s primary offering was subject to the up-front commissions, fees and expenses similar to those associated with this offering and it has fee arrangements with KBS affiliates structured similar to ours.

The KBS REIT II prospectus disclosed that KBS REIT II may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT II does not list its shares of common stock on a national securities exchange by March 2018, its charter requires that KBS REIT II either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached March 2018, none of the actions described in (i) or (ii) above have occurred.

If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT II’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT II sought and failed to obtain stockholder approval of its liquidation, the KBS REIT II charter would not require KBS REIT II to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT II could continue to operate as before. If KBS REIT II sought and obtained stockholder approval of its liquidation, KBS REIT II would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT II’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

On December 19, 2011, the board of directors of KBS REIT II approved an estimated value per share of KBS REIT II’s common stock of $10.11 based on the estimated value of KBS REIT II’s assets less the estimated value of its liabilities divided by the number of shares outstanding, all as of September 30, 2011. KBS REIT II provided this estimated value per share to assist broker-dealers that participated in its initial public offering in meeting their customer account statement reporting obligations under NASD Rule 2340. The estimated value per share was based upon the recommendation and valuation of KBS Capital Advisors LLC, KBS REIT II’s external advisor. As with any valuation methodology, KBS Capital Advisors’ methodology was based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could have derived a different estimated value per share, and such differences could be significant. The estimated value per share does not represent the fair value of KBS REIT II’s assets less its liabilities according to U.S. generally accepted accounting principles, nor does it represent a liquidation value of KBS REIT II’s assets and liabilities or the price at which KBS REIT II’s shares of common stock would trade on a national securities exchange. Markets for real estate and real estate-related investments can fluctuate and values are expected to change in the future. For a full description of the methodologies used to value KBS REIT II’s assets and liabilities in connection with the calculation of the estimated value per share, see KBS REIT II’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS REIT II, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS REIT II are also available on its web site at www.kbsreitii.com. Neither the contents of that web site nor any of the materials or reports relating to KBS REIT II are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS REIT II files electronically as KBS Real Estate Investment Trust II, Inc. with the SEC.

KBS Strategic Opportunity REIT

On November 20, 2009, our sponsors launched the initial public offering of KBS Strategic Opportunity REIT, a publicly registered, non-traded REIT. Its primary initial public offering is for a maximum of 100,000,000 shares of common stock at a price of $10.00 per share, plus an additional 40,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. As of December 31, 2011, KBS Strategic Opportunity REIT had accepted aggregate gross offering proceeds of approximately $217.6 million, including approximately $4.1 million pursuant to its dividend reinvestment plan, from approximately 6,500 investors. Of this amount, $40,000 has been used to fund share redemptions pursuant to its share redemption program. KBS Strategic Opportunity REIT’s primary offering is expected to last until October 31, 2012, although it may extend the offering.

As of December 31, 2011, KBS Strategic Opportunity REIT owned five office properties, one office portfolio consisting of five office buildings and 43 acres of undeveloped land and one industrial/flex property, encompassing, in the aggregate, approximately 1.4 million rentable square feet. As of December 31, 2011, these properties were 45% occupied. In addition KBS Strategic Opportunity REIT owned 1,375 acres of undeveloped land and six investments in CMBS.

As of December 31, 2011, KBS Strategic Opportunity REIT had investment objectives that are somewhat similar to ours. Like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. Similarly, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS Strategic Opportunity REIT plans to diversify its portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to its investors. It will focus its investment activities on real estate-related loans, opportunistic real estate, real estate-related debt securities and other real estate-related investments. After it has invested substantially all of the proceeds from its ongoing initial public offering, it expects approximately 40% of its portfolio will consist of direct investments in opportunistic real estate (which means properties with significant possibilities for short-term capital appreciation, such as non-stabilized properties, properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties), excluding real property that it takes title to (i) as part of a portfolio of debt investments, (ii) through a loan workout, foreclosure or similar circumstances or (iii) through convertible debt investments, although the percentage could be higher or lower. KBS Strategic Opportunity REIT may also acquire equity securities of companies that make investments similar to it. Although the foregoing represents its present investment focus and targets, it may adjust any of the foregoing based on real estate market conditions and investment opportunities.

KBS Strategic Opportunity REIT has used the net proceeds from its initial public offering to purchase or fund $172.2 million of real estate and real estate-related assets as of December 31, 2011, including $3.2 million of real estate acquisition fees and expenses and costs related to foreclosures of or taking title to properties securing loans. As of December 31, 2011, KBS Strategic Opportunity REIT had debt financing related to its real estate properties and repurchase agreements related to its real estate securities in the amounts of $33.0 million and $30.2 million, respectively.

As of December 31, 2011, with proceeds from its initial public offering, as a percentage of amount invested (based on purchase price), KBS Strategic Opportunity REIT had invested in the following types of assets: 35% in six CMBS investments for cash management purposes, 32% in two office properties, one office portfolio consisting of five office buildings, and 43 acres of undeveloped land, 21% in six non-performing mortgage loans and 12% in undeveloped land. As of December 31, 2011, KBS Strategic Opportunity REIT had foreclosed on, or otherwise received title to, the properties which secured all six of the non-performing mortgage loans. All of KBS Strategic Opportunity REIT’s real property investments have been made within the United States. As of December 31, 2011, as a percentage of amount invested (based on purchase price), the geographic location of KBS Strategic Opportunity REIT’s real estate investments in Texas, California and Nevada represented 40%, 30% and 19%, respectively. These properties all had prior owners and operators.

As of December 31, 2011, KBS Strategic Opportunity REIT has foreclosed on all of its real estate-related loans. KBS Strategic Opportunity REIT has not sold any assets as of December 31, 2011. The period that it will hold its investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will vary depending on the type of asset, interest rates, market and economic conditions and other factors.

KBS Strategic Opportunity REIT is subject to the up-front commissions, fees and expenses similar to those associated with this offering and it has fee arrangements with KBS affiliates structured similar to ours.

The KBS Strategic Opportunity REIT prospectus discloses that the program may seek to publicly list its shares of common stock if its independent directors believe a public listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Strategic Opportunity REIT does not list its shares of common stock on a national securities exchange by July 31, 2019, its charter requires that KBS Strategic Opportunity REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached July 31, 2019, none of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Strategic Opportunity REIT were to determine that liquidation is not then in the best interests of its stockholders, KBS Strategic Opportunity REIT’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Strategic Opportunity REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Strategic Opportunity REIT charter would not require KBS Strategic Opportunity REIT to list or liquidate, and the company could continue to operate as before. If KBS Strategic Opportunity REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Strategic Opportunity REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS Strategic Opportunity REIT, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS Strategic Opportunity REIT are also available on its web site at www.kbsstrategicopportunityreit.com. Neither the contents of that web site nor any of the materials or reports relating to KBS Strategic Opportunity REIT are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS Strategic Opportunity REIT files electronically as with KBS Strategic Opportunity REIT, Inc. with the SEC.

KBS REIT III

On October 26, 2010, our sponsors launched the initial public offering of KBS REIT III, a publicly registered, non-traded REIT. Its primary initial public offering is for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock initially priced at $9.50 per share pursuant to its dividend reinvestment plan. On March 24, 2011, KBS REIT III broke escrow in its initial public offering and through December 31, 2011, KBS REIT III had sold 10,448,043 shares of common stock for gross offering proceeds of $104.0 million, including 77,864 shares of common stock under its dividend reinvestment plan for gross offering proceeds of $0.7 million, from approximately 3,000 investors. As of December 31, 2011, KBS REIT III had not redeemed any shares under its share redemption program because no shares were eligible for redemption. KBS REIT III’s primary offering is expected to last until October 26, 2012, although it may extend the offering.

As of December 31, 2011, KBS REIT III owned two office buildings encompassing 311,970 rentable square feet in the aggregate that were collectively 97% occupied. In addition, KBS REIT III owned one first mortgage loan.

KBS REIT III has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, both real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate assets and the financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS REIT III intends to invest in and manage a diverse portfolio of real estate and real estate-related assets. It plans to diversify its portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provides attractive and stable returns to its investors and allows it to preserve and return its investors’ capital contributions. KBS REIT III intends to allocate approximately 70% of its portfolio to, and expects that, once it has fully invested the proceeds from its public offering, approximately 60% to 80% of its portfolio will consist of, investments in core properties. KBS REIT III intends to allocate approximately 30% of its portfolio to, and expects that, once it has fully invested the proceeds from its public offering, approximately 20% to 40% of its portfolio will consist of, investments in other real estate-related assets. Although these percentages represent its target portfolio, KBS REIT III may make adjustments to its target portfolio based on real estate market conditions and investment opportunities.

KBS REIT III used the net proceeds from its initial public offering and debt financing to purchase or fund $94.8 million of real estate and real estate-related assets as of December 31, 2011, including $1.4 million in acquisition and origination fees and expenses. All of KBS REIT III’s investments were made in 2011. As of December 31, 2011, KBS REIT III had used the net proceeds from its initial public offering for the acquisition of real estate properties and real estate-related assets in the amounts of $84.5 million and $10.3 million, respectively, and had debt financing on its real estate properties in the amount of $42.3 million.

As of December 31, 2011, with proceeds from its initial public offering and debt financing, as a percentage of amount invested (based on purchase price), KBS REIT III had invested 89% in two office properties and 11% in one mortgage loan. All of KBS REIT III’s real property investments have been made within the United States. Both office properties are located in Texas. All of the real properties purchased by KBS REIT III had prior owners and operators.

KBS REIT III’s primary offering was subject to the up-front commissions, fees and expenses similar to those associated with this offering and KBS REIT III has fee arrangements with KBS affiliates structured similar to ours.

The KBS REIT III prospectus discloses that KBS REIT III may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT III does not list its shares of common stock on a national securities exchange by September 2020, its charter requires that KBS REIT III either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached September 2020, neither of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS REIT III were to determine that liquidation is not then in the best interests of its stockholders, KBS REIT III’s charter requires that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT III sought and failed to obtain stockholder approval of its liquidation, the KBS REIT III charter would not require KBS REIT III to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT III could continue to operate as before. If KBS REIT III sought and obtained stockholder approval of its liquidation, KBS REIT III would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT III’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS REIT III, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS REIT III are also available on its web site at www.kbsreitiii.com. Neither the contents of that web site nor any of the materials or reports relating to KBS REIT III are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS REIT III files electronically as KBS Real Estate Investment Trust III, Inc. with the SEC.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “KBS Legacy Partners REIT,” “we,” “our” and “us” mean only KBS Legacy Partners Apartment REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate KBS Legacy Partners Apartment REIT, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of KBS Legacy Partners REIT

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2010. We believe that we have been organized and operate in such a manner as to continue to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, has rendered an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ended December 31, 2010. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the Internal Revenue Service will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For tax years through 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. For taxable years beginning after December 31, 2012, the rate applicable to dividends is currently scheduled to be increased to the tax rate then applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification – General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. (In our case, we elected to be taxed as a REIT commencing with our taxable year ended December 31, 2010.) Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy conditions (5) and (6). In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in “Description of Shares—Restriction on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of certain instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (which we refer to as a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect, and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure (2) the failure is due to reasonable cause and not willful neglect (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)  the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)  the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2012). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the 100% tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Definitions. In this section, the phrase “domestic stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of KBS Legacy Partners REIT — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of KBS Legacy Partners REIT — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2012) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Sunset of Reduced Tax Rate Provisions. Unless extended or modified by Congress, several of the U.S. federal income tax rates potentially applicable to an investment in our stock will increase after December 31, 2012. Such rate change may include: (1) the maximum rate for long-term capital gains applicable to individuals, trusts and estates will increase from 15% to 20%, (2) ordinary income including interest, dividends, rents applicable to individuals, trusts and estate will be subject to tax at graduated rates up to 39.6%, and (3) the backup withholding rate will increase from 28% to 31%. Other tax changes such as limitations on itemized deductions may also apply for taxable years beginning after December 31, 2012. Prospective investors are urged to consult their tax advisors regarding the effect of these changes on an investment in our stock.

New Legislation. On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, which requires certain domestic stockholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. Domestic stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a domestic. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012, in recent guidance, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the Internal Revenue Service has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account, or IRA. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must consider, taking into account the facts and circumstances of each such plan or IRA, each a benefit plan among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce an unacceptable amount of “unrelated business taxable income,” or UBTI, to the benefit plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit benefit plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the benefit plan, as well as employer sponsors of the benefit plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to an investment in a benefit plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (1) that such advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the benefit plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing benefit plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a benefit plan investor, we might be a disqualified person or party-in-interest with respect to such benefit plan investor, resulting in a prohibited transaction merely upon investment by such benefit plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a benefit plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing benefit plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to this regulation as the Plan Assets Regulation. Under the Plan Assets Regulation, the assets of an entity in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to KBS Capital Advisors, our advisor, and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by KBS Capital Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If KBS Capital Advisors or its affiliates were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, KBS Capital Advisors and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a benefit plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a benefit plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that has been registered under the Securities Exchange Act of 1934 within the specified period. In addition, we have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

As common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefit plan if equity participation in the entity by employee benefit plans, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term benefit plan investors is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by benefit plan investors that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment, or the initial investment date, or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Assets Regulation.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, KBS Capital Advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a benefit plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a benefit plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the benefit plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary or IRA custodian should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually. We have engaged our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. Until we have completed our offering stage, our advisor currently intends to use the most recent price paid to acquire a share in the follow-on public offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares. Although this approach to valuing our shares represents the most recent price at which most investors will purchase shares in our primary public offering, this reported value would likely differ from the price at which a stockholder could resell his or her shares because (i) there will be no public trading market for the shares at that time; (ii) the estimated value does not represent the amount of net proceeds that would result from an immediate liquidation of our assets, because the amount of proceeds available for investment from our offerings is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition fees and expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments; and (iv) the estimated value will not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

Following our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding, based on methodologies and assumptions similar to those described in this prospectus under the heading “Valuation Methodology.” We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for up to 18 months. (For purposes of determining when our offering state is complete, we do not consider a public equity offering to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership). We currently expect to update the estimated value per share every 12 to 18 months after the close of this offering.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Real Estate Investment Summary

As of the date of this prospectus, we owned five apartment properties. The following table provides summary information regarding this real estate property:

Property	Location	Date Acquired	Number of Units	Purchase Price (1) (in thousands)	Monthly Rent (2)	Average Monthly Rent per Leased Unit (3)	Occupancy
Legacy at Valley Ranch	Irving, TX	10/26/2010	504	$36,713	$441,109	$909	96%
Popular Creek	Schaumberg, IL	02/09/2012	196	27,772	213,346	1,153	94%
The Residence at Waterstone	Pikesville, MD	04/06/2012	255	66,718	410,263	1,815	89%
Legacy Crescent Park	Greer, SC	05/03/2012	240	21,255	181,616	779	97%
Legacy at Martin’s Point	Lombard, IL	05/31/2012	256	36,106	279,210	1,140	96%

			1,451	$188,564	$1,525,444	$1,051	95%

(1) Purchase price includes acquisition fees and closing costs.

(2) Monthly rent is based on the aggregate contractual rent from leases in effect as of June 30, 2012, adjusted to reflect any contractual tenant concessions.

(3) Monthly rent per leased unit is calculated as the aggregate contractual rent from leases in effect as of June 30. 2012, adjusted to reflect any contractual tenant concessions, divided by the number of leased units.

Investment Yield

The weighted-average year-one yield of real estate properties we acquired during the 12 months ended July 6, 2012, consisting of Poplar Creek, The Residence at Waterstone, Legacy Crescent Park and Legacy at Martin’s Point, is approximately 6.0%. The year-one yield of a property is equal to the estimated first year net operating income of the property divided by the purchase price of the property, excluding closing costs and acquisition fees. Estimated first year net operating income on our real estate investments is the total estimated gross income (rental income, tenant reimbursements, parking income and other property-related income) derived primarily from the terms of in-place leases at the time we acquire each property, less property and related expenses (property operating and maintenance expenses, management fees, property insurance and real estate taxes) based on the operating history of each property, contracts in place or under negotiation and our plans for operation of each property for a one-year period of time after acquisition of such property. Estimated first year net operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and our company-level general and administrative expenses. Estimated operating income for these properties is not necessarily indicative of future operating results.

Outstanding Debt Obligations

The following table details our outstanding notes payable as of the date of this prospectus (dollars in thousands):

	Outstanding Principal Balance	Contractual Interest Rate	Payment Type	Maturity Date	% of Indebtedness
Legacy at Valley Ranch Mortgage Loan	$32,500	3.9%	Interest Only (1)	04/01/2019	23.5%
Poplar Creek Mortgage Loan	20,400	4.0%	Interest Only (1)	03/01/2019	14.7%
The Residence at Waterstone Mortgage Loan	47,905	3.8%	Interest Only (1)	05/01/2019	34.7%
Legacy Crescent Park Mortgage Loan	14,560	3.5%	Interest Only (1)	06/01/2019	10.5%
Legacy at Martin’s Point Mortgage Loan	23,000	3.3%	Interest Only (1)	06/01/2019	16.6%

	$138,365				100.0%

(1) Monthly payments are interest-only for the first two years of the loan, followed by monthly payments including principal and interest with principal payments calculated using an amortization schedule of 30 years for the balance of the loan, with the remaining principal balance and all accrued and unpaid interest due at maturity.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012, both incorporated by reference into this prospectus (in thousands, except share and per share amounts):

	June 30, 2012		December 31, 2011		December 31, 2010
Balance sheet data
Total real estate, net		$179,863		$34,592	$35,887
Total assets		204,416		60,521	40,376
Total liabilities		143,395		25,990	39,336
Redeemable common stock		942		350	-
Total stockholders’ equity		60,079		34,181	1,040

	For the Six Months Ended				For the Years Ended
	June 30, 2012		June 30, 2011		December 31, 2011	December 31, 2010

Operating data
Total revenues		$5,833		$2,632	$5,372	$928
Net loss		(5,954)		(1,741)	(2,093)	(2,054)
Net loss per common share - basic and diluted		(0.88)		(2.16)	(1.21)	(50.02)

Other data
Cash flows used in operating activities	$	(840)	$	(146)	$(1,845)	$(540)
Cash flows used in investing activities		(148,427)		(403)	(595)	(12,965)
Cash flows provided by financing activities		147,260		(863)	22,387	16,431
Distributions declared		$2,194		$256	$1,127	$10
Distributions declared per common share (1)		0.322		0.322	0.650	0.028
Weighted-average number of common shares outstanding, basic and diluted		6,801,101		804,495	1,734,410	41,063

Reconciliation of funds from operations (2)
Net loss	$	(5,954)	$	(1,741)	$(2,093)	$(2,054)
Depreciation of real estate assets		1,307		423	858	207
Amortization of lease-related costs		1,849		1,032	1,032	552

FFO	$	(2,798)	$	(286)	$(203)	$(1,295)

(1) Distributions declared per common share assumes each share was issued and outstanding each day from December 16, 2010 through February 28, 2012 and March 1, 2012 through June 30, 2012. Distributions for the period from December 16, 2010 through December 31, 2011 are based on daily record dates and calculated at a rate of $0.00178082 per share per day.

(2) We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an apartment REIT. We compute FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. FFO represents net income (loss), excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with U.S. generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Investors should use caution when using non-GAAP performance measures, such as FFO, to make investment decisions. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

Funds from Operations for the Three and Six Months Ended June 30, 2012 and 2011 and the Years Ended December 31, 2011 and 2010

We believe that FFO is a beneficial indicator of the performance of an equity REIT. We compute FFO in accordance with the current NAREIT definition. FFO represents net income (loss), excluding gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), impairment losses on real estate assets, depreciation and amortization of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. We believe FFO facilitates comparisons of operating performance between periods and among other REITs. However, our computation of FFO may not be comparable to other REITs that do not define FFO in accordance with the NAREIT definition or that interpret the current NAREIT definition differently than we do. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO is a non-GAAP financial measure and does not represent net income (loss) as defined by GAAP. Net income (loss) as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance. In addition, FFO is not indicative of cash flow available to fund the company’s cash need, including distributions to stockholders, and should not be considered as an alternative to cash flow from operations, or as an indication of the company’s liquidity.

Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the three and six months ended June 30, 2012 and 2011 and the years ended December 31, 2011 and 2010 (in thousands):

	For the Three Months Ended		For the Six Months Ended		For the Years Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011	December 31, 2011	December 31, 2010
Net loss	$(4,880)	$(584)	$(5,954)	$(1,741)	$(2,093)	$(2,054)
Depreciation of real estate assets	986	213	1,307	423	858	207
Amortization of lease-related costs	1,632	279	1,849	1,032	1,032	552

FFO	$(2,262)	$(92)	$(2,798)	$(286)	$(203)	$(1,295)

Set forth below is additional information related to certain items included in net loss above, which may be helpful in assessing our operating results. Please see the accompanying consolidated statements of cash flows for details of our operating, investing, and financing cash activities.

Significant Items Included in Net Loss:

•

Acquisition fees and expenses related to the purchase of real estate of approximately $2.6 million and $2.9 million for the three and six months ended June 30, 2012, respectively, and $0.6 million for the year ended December 31, 2010;

•

Interest expense from the amortization of deferred financing costs related to notes payable of approximately $49,000 and $0.3 million for the three and six months ended June 30, 2012, respectively, $36,000 and $0.1 million for the three and six months ended June 30, 2011, respectively, and approximately $149,000 and $61,000 for the years ended December 31, 2011 and 2010, respectively; and

•

Interest expense from the amortization of the premium on notes payable of $0.4 million for the six months ended June 30, 2012, $(19,000) and $(37,000) for the three and six months ended June 30, 2011, respectively, and $(75,000) and $(19,000) for the years ended December 31, 2011 and 2010, respectively. FFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as tenant improvements, building improvements and deferred leasing costs. For the year ended December 31, 2011, our negative FFO was due to limited operations as we owned only one real estate investment. We expect FFO to improve as we continue to grow.

Information with Respect to Distributions for our Last Fiscal Year and our Current Fiscal Year to Date

Until we have fully invested the proceeds of this primary offering, and for some period after our offering stage, we may not be able to pay distributions solely from our cash flows from operating activities or FFO, in which case distributions may be paid in whole or in part from debt financing and/or proceeds from the issuance of common stock. Distributions declared, distributions paid and cash flows from (used in) operating activities were as follows for our last fiscal year and our current fiscal year to date (in thousands, except per share amounts):

			Distributions Paid (3)				Source of Distributions Paid
Period	Distributions Declared(1)	Distribution Declared Per Share(1) (2)	Cash	Reinvested	Total	Cash Flows From (Used in) Operating Activities	Amount Paid from Cash Flows From Operating Activities/Percentage of Distributions Paid		Amount Paid from Borrowings/Percentage of Distributions Paid
First Quarter 2011	$79	$0.160	$33	$20	$53	$(302)	$-	0%	$53	100%
Second Quarter 2011	177	0.162	97	48	145	156	-	0%	145	100%
Third Quarter 2011	300	0.164	159	90	249	(476)	-	0%	249	100%
Fourth Quarter 2011	571	0.164	264	192	456	(1,223)	-	0%	456	100%
First Quarter 2012	907	0.160	449	340	789	(1,899)	-	0%	789	100%
Second Quarter 2012	1,287	0.162	671	507	1,178	1,059	-	0%	1,178	100%

	$3,321	$0.972	$1,673	$1,197	$2,870	$(2,685)	$-		$2,870

(1) Distributions for the period from April 1, 2011 through February 28, 2012 and March 1, 2012 through June 30, 2012 are based on daily record dates and are calculated at a rate of $0.00178082 per share per day.

(2) Assumes shares were issued and outstanding each day during the periods presented.

(3) Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately 15 days following month end.

For the year ended December 31, 2011, we paid aggregate distributions of $0.9 million, including $0.5 million of distributions paid in cash and $0.4 million of distributions reinvested through our dividend reinvestment plan. Cash flow used in operations for the year ended December 31, 2011, was $1.8 million. We funded 100% of total distributions paid for the year ended December 31, 2011, which includes cash distributions and dividends reinvested by stockholders, with debt financing.

For the six months ended June 30, 2012, we paid aggregate distributions of $2.0 million, including $1.1 million of distributions paid in cash and $0.9 million of distributions reinvested through our dividend reinvestment plan. Negative FFO for the six months ended June 30, 2012 was $2.8 million and cash flow used in operations was $0.8 million. We funded our total distributions paid, which includes cash distributions and dividends reinvested by stockholders, with debt financing. See the reconciliation of FFO to net loss above.

From inception through June 30, 2012, we paid aggregate distributions of $3.3 million, including net cash distributions and dividends reinvested by stockholders, all of which were funded with debt financing, and our cumulative net loss for the same period was $10.1 million. To the extent that we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets, the overall return to our stockholders may be reduced and subsequent investors will experience dilution.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow from operations and FFO (except with respect to distributions related to sales of our assets). However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors” in the prospectus. Those factors include: the future operating performance of our investments in the existing real estate and financial environment; our ability to identify investments that are suitable to execute our investment objectives; the success and economic viability of our tenants; changes in interest rates on our variable rate debt obligations; and the level of participation in our dividend reinvestment plan. In the event our FFO and/or cash flow from operations decrease in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed FFO and/or cash flow from operations.

Distributions Declared for September 2012 and October 2012

On August 8, 2012, our board of directors declared distributions based on daily record dates for the period from September 1, 2012 through September 30, 2012, which we expect to pay in October 2012, and distributions based on daily record dates for the period October 1, 2012 through October 31, 2012, which we expect to pay in November 2012. Investors may choose to receive cash distributions or purchase additional shares through our dividend reinvestment plan. Distributions for these periods will be calculated based on stockholders of record each day during these periods at a rate of $0.00178082 per share per day and if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a purchase price of $10.00 per share.

Fees Earned by and Expenses Reimbursable to Our Advisor and the Dealer Manager

Summarized below are the fees earned by and expenses reimbursable to our advisor and the dealer manager for the six months ended June 30, 2012 and for the year ended December 31, 2011, and any related amounts payable as of June 30, 2012 and December 31, 2011 (in thousands):

	Incurred		Payable as of
	Six Months Ended June 30, 2012	Year Ended December 31, 2011	June 30, 2012	December 31, 2011
	(unaudited)		(unaudited)
Form of Compensation
Selling commissions	$2,460	$2,609	$-	$-
Dealer manager fees	1,223	1,287	-	-
Reimbursable other offering costs	2,592	2,583	1,366	36
Acquisition fees on real properties	1,507	-		-
Asset management fees	508	362	-	-
Reimbursable operating expenses (1)	29	60		-
Related party interest expense	10	401	-	-
Property management fees	30	-	-	-
Origination fees on unsecured note payable due to affiliate	-	-	-	-
Disposition fee	-	-	-	-
Subordinated participation in net cash flows	-	-	-	-
Subordinated incentive listing fee	-	-	-	-

	$8,359	$7,302	$1,366	$36

(1) In addition, our advisor may seek reimbursement for employee costs under the Advisory Agreement. We have reimbursed our advisor for our allocable portion of the salaries, benefits and overhead of internal audit department personnel providing services to us. These amounts totaled $29,000 and $60,000 for the six months ended June 30, 2012 and the year ended December 31, 2011, respectively, and were the only employee costs reimbursable under the Advisory Agreement through June 30, 2012. We will not reimburse for employee costs in connection with services for which KBS Capital Advisors earns acquisition or disposition fees (other than reimbursement of travel and communication expenses) or for the salaries or benefits the Advisor or its affiliates may pay to our executive officers.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of October 3, 2012, 10,679,647 shares of our common stock were issued and outstanding, and no shares of preferred stock are issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock are entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor do holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock is non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, if ever, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to:

•	Regular mail: KBS Legacy Partners Apartment REIT, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015.

•	Overnight mail: KBS Legacy Partners Apartment REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

•	Telephone: 1-866-584-1381

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders if a majority of our independent directors who do not have an interest in the transaction approve the issuance. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our common stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

Our advisory agreement with KBS Capital Advisors has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Our independent directors annually review our advisory agreement with KBS Capital Advisors. While the stockholders do not have the ability to vote to replace KBS Capital Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply to any period prior to the second year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws.

Distributions

We have and expect to continue to authorize and declare distributions based on daily record dates and to pay such distributions on a monthly basis. The rate will be determined by the board of directors based on our financial condition and such other factors as our board of directors deems relevant. The board of directors has not pre-established a percentage range of return for distributions to stockholders. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Generally, our policy is to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its fees under the advisory agreement.

Our distribution policy is not to use the proceeds of our public offerings to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from our public offerings or the proceeds from the issuance of securities in the future. From inception through June 30, 2012, we declared aggregate distributions of $3.3 million, all of which were funded from debt financing. To the extent that we pay distributions from offering proceeds, or from any sources other than our cash flow from operations, we will have less funds available for investment in properties, the overall return to our stockholders may be reduced and subsequent investors may experience dilution. There is no limit on the amount of distributions we can fund from sources other than from cash flows from operations. For the year ended December 31, 2011, we paid aggregate distributions of $0.9 million, including $0.5 million of distributions paid in cash and $0.4 million of distributions reinvested through our dividend reinvestment plan. We funded our total distributions paid, which includes cash distributions and dividends reinvested by stockholders, with prior year debt financing. From inception through June 30, 2012, we declared aggregate distributions of $3.3 million and our cumulative net loss during the same period was $10.1 million.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of KBS Legacy Partners REIT — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our dividend reinvestment plan at a discount to fair market value, if any. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Inspection of Books and Records

Our books and records may be inspected by our stockholders (or such stockholders’ designated representatives) at our principal office during normal business hours. The books and records for the Operating Partnership and KBS Legacy Partners Holdings LLC will be maintained on a consolidated basis with our records such that an inspection of our books and records will constitute an inspection of the books and records of the Operating Partnership and KBS Legacy Partners Holdings LLC. As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares of common stock held by each of them. We update this stockholder list at least quarterly and it is available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any common stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/ or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or the board of directors.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, and provide us notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Dividend Reinvestment Plan

We have adopted an amended and restated dividend reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our dividend reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in our dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in our dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in our dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under our dividend reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our dividend reinvestment plan.

The purchase price for shares purchased under our dividend reinvestment plan will initially be $             per share. Once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our public offerings, participants will acquire common stock at a price equal to 95% of the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in one of our public offerings after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for up to 18 months. For purposes of determining when our offering stage is complete, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership. We currently expect to update the estimated value per share every 12 to 18 months after the close of this offering.

We will report the estimated value per share of our common stock in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission. Participants in the dividend reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares. However, a participant will not be able to acquire shares under the dividend reinvestment plan to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

Account Statements

You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws. Furthermore, if we amend our dividend reinvestment plan, the amended plan must also provide that all material information regarding your distributions and the effect of reinvesting such distributions, including tax consequences thereof, will be provided to you at least annually.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees will be payable on shares sold under the dividend reinvestment plan. We expect to use the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	funding obligations under any real estate loans receivable we acquire;

•	the acquisition or origination of assets, which would include payment of acquisition fees or origination fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares, that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any.

You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations — Taxation of Stockholders.” You may be subject to backup withholding, currently at a 28% rate, if you fail to comply with certain tax requirements. See “Federal Income Tax Considerations—Backup Withholding and Information Reporting.

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated our dividend reinvestment plan. You may terminate your participation in our dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in our dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors. If you elect to redeem some, but less than all, of your shares pursuant to our share redemption program, you will remain enrolled in the dividend reinvestment plan with respect to your remaining shares unless you provide us with written notice indicating that you wish to terminate participation in the dividend reinvestment plan.

Amendment or Termination of Plan

We may amend or terminate our dividend reinvestment plan for any reason at any time upon 10 days’ written notice to the participants. We provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC; and (b) in a separate mailing to the participants.

Share Redemption Program

Our board of directors has adopted a share redemption program that may enable you to sell your shares of common stock to us in limited circumstances. However, our share redemption program includes numerous restrictions that limit our stockholders’ ability to sell their shares. In its sole discretion, our board of directors could choose to terminate the program or to amend its provisions without stockholder approval. Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” (as defined below) or “determination of incompetence” (as defined below), the prices at which we will redeem shares are as follows:

•	The lower of $ or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $ or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $ or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $ or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock for a purpose other than to set the price to acquire a share in one of our public offerings, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in one of our public offerings after the completion of our offering stage. We will consider our offering stage complete when we are no longer publicly offering equity securities — whether through this offering or follow-on public offerings — and have not done so for up to 18 months. We currently expect to update the estimated value per share every 12 to 18 months after the close of this offering. We will provide information about our estimated value per share in our public filings with the SEC and on our web site.

There are several limitations on our ability to redeem shares under the program:

•

Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” or “determination of incompetence,” we may not redeem shares unless the stockholder has held the shares for one year.

•

During any calendar year, our share redemption program limits the number of shares we may redeem to those that we could purchase with the amount of the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We will redeem shares on the last business day of each month. The program administrator must receive your written request for redemption at least five business days before that date in order for us to repurchase your shares that month. If we could not repurchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum purchase amount described below under “Plan of Distribution — Minimum Purchase Requirements,” then we will redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum purchase amount, then we will not redeem any shares that would reduce your holdings below the minimum purchase amount. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a stockholder’s redemption request on a redemption date because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption at the next redemption date funds are available for redemption unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice were received by us at least five business days before the date for redemptions.

In several respects we would treat redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” differently from other redemptions:

•	There is no one-year holding requirement;

•

Until we establish an estimated value per share for a purpose other than to set the price to acquire a share in one of our public offerings, which we expect to be after the completion of our offering stage (as described above), the redemption price is the amount paid to acquire the shares from us; and

•

Once we have established an estimated value per share for a purpose other than to set the price to acquire a share in one of our public offerings, the redemption price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special redemption terms described above, (i.e., to be a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the applicable governmental agencies. The applicable governmental agencies would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans

Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation, which we refer to as a determination of incompetence, to entitle a stockholder to the special redemption terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be redeemed. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special redemption terms. Redemption requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

Our board of directors may amend, suspend or terminate the program without stockholder approval upon 30 days’ notice. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share redemption program provides stockholders only a limited ability to redeem shares for cash until a secondary market develops for our shares or until our shares are listed on a stock exchange, at which time the program would terminate. No such market presently exists nor are the shares currently listed on an exchange, and we cannot assure you that any market for your shares will ever develop or that we will list the share on a stock exchange. Shares redeemed under the share redemption program will become unissued shares and will not be resold unless such sales are pursuant to transactions that are registered or exempt from registration under applicable securities laws.

Qualifying stockholders who desire to redeem their shares would have to give written notice to us by completing a redemption request form and returning it as follows:

•	Regular mail: KBS Legacy Partners Apartment REIT, Inc., c/o DST Systems, Inc., PO Box 219015, Kansas City, MO 64121-9015.

•	Overnight mail: KBS Legacy Partners Apartment REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.

Redemption request forms are available by contacting your financial advisor or by calling (866) 527-4264.

Registrar and Transfer Agent

We have engaged DST Systems, Inc. to serve as the registrar and transfer agent for our common stock.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or dividend reinvestment plan election, as well as stockholder redemption requests under our share redemption program.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws, with respect to the election and removal of directors and the other voting rights of our common stockholders, annual reports, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor had held in us;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

KBS Legacy Partners Limited Partnership, which we refer to as the Operating Partnership, is a recently formed Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS Legacy Partners Holdings LLC, is the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of this offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that will be held by our wholly owned subsidiary, KBS Legacy Partners Holdings; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with this offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership units and our percentage interest in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease , manage and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell or redeem any debt or other securities;

•	borrow or loan money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

Under an amended and restated partnership agreement, we expect that the Operating Partnership would continue to pay all of the administrative and operating costs and expenses it incurs in acquiring, operating and managing our investments. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the Operating Partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;

•	all expenses relating to the offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of the Operating Partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the Operating Partnership would have the right to cause the Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of $2,760,000,000 of shares of our common stock on a “best efforts” basis through KBS Capital Markets Group, our dealer manager. Because this is a “best efforts” offering, KBS Capital Markets Group must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to $2,000,000,000 of shares of common stock in this primary offering at $         per share, with discounts available for certain categories of purchasers as described below. We are also offering up to $760,000,000 of shares pursuant to our dividend reinvestment plan at an offering price initially equal to $         per share. Our board of directors may adjust the offering price of primary offering shares or dividend reinvestment plan shares during the course of this offering. Any adjustment to the offering price of less than 20% would be effected by a supplement to this prospectus. A larger adjustment could only be effected by means of a post-effective amendment. We currently expect to update the estimated value per share every 12 to 18 months after the close of this offering.

We are offering up to $2,000,000,000 of shares in this primary offering until             , 2015. Under rules promulgated by the SEC, should we determine to register a follow-on offering, we may extend this offering up to an additional 180 days beyond             , 2015. If we decide to continue this primary offering beyond             , 2015, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold $760,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement annually to continue this offering beyond the one year registration period permitted under many states’ securities laws. We may terminate this offering at any time.

Our dealer manager, KBS Capital Markets Group, has a limited operating history. KBS Capital Markets Group registered as a broker-dealer with the SEC in October 2004, and this offering will be the sixth offering conducted by our dealer manager. The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group is indirectly owned and controlled by our KBS sponsors. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Other Affiliates — Dealer Manager,” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, KBS Capital Markets Group receives selling commissions of 6.5% of the gross offering proceeds for shares sold in this primary offering. KBS Capital Markets Group also receives 3.0% of the gross offering proceeds as compensation for acting as the dealer manager, except that a reduced dealer manager fee is paid with respect to certain volume discount sales. We do not pay any selling commissions or dealer manager fees for shares sold under our dividend reinvestment plan. We also reimburse the dealer manager for specified out-of-pocket offering-related costs as described below.

The dealer manager has authorized other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager reallows all of its selling commissions attributable to a participating broker-dealer.

We may sell shares at a discount to the primary offering price of $         per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a wrap fee;

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in this primary offering, we will sell the shares at a 6.5% discount, or at $         per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels.

If an investor purchases shares in this primary offering net of commissions through a registered investment advisor that is affiliated with a participating broker-dealer in a transaction in which the registered investment advisor is compensated on a fee-for-service basis by the investor, the dealer manager may reallow to the affiliated participating broker-dealer up to 1% of the gross offering proceeds attributable to that transaction as a marketing fee. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. If an investor purchases shares in this offering through a registered investment advisor (or bank acting as a trustee or fiduciary) not affiliated with a participating broker-dealer, the dealer manager will not reallow any portion of the dealer manager fee. Neither the dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

If an investor purchases shares in this primary offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker-Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee.

The dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. Our dealer manager may increase the amount of the reallowance in special cases up to a maximum of 2.0% of the gross offering proceeds attributable to that participating broker-dealer. Whether the reallowance to any participating broker-dealer will exceed 1%, and the extent of any excess, will not depend on the actual amount of gross proceeds raised by that broker-dealer. Rather, the dealer manager expects that any decision to reallow more than 1% of gross offering proceeds from the dealer manager fee would be based solely on projected sales volume of at least $200 million on an annualized basis by the participating broker-dealer at the time it enters into a selling agreement and marketing fee agreement with the dealer manager. For volume discount sales of $3,000,000 or more, the dealer manager fee is reduced as set forth below. The amount of the dealer manager fee reallowed to a participating broker-dealer in that instance will be negotiated on a transaction by transaction basis. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses supported by a detailed and itemized invoice.

In addition to the compensation described above, we will also reimburse the dealer manager and its affiliates for some of their costs in connection with this offering as described in the table below. This table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)	$130,000,000
Dealer manager fee (maximum) (1)	60,000,000
Expense reimbursements for retail conferences and industry conferences (2) (3)	3,056,040	(4)
Expense reimbursement for bona fide training and education meetings held by us (3) (5)	1,756,950	(4)
Expense reimbursement for technology and other costs (3) (6)	150,000	(4)
Legal fees allocable to the dealer manager(3)	100,000	(4)
Promotional items (3)	175,000	(4)

Total	$195,237,990

(1) KBS Capital Markets Group uses a portion of the dealer manager fee to provide non-cash incentives for registered representatives of participating broker-dealers and registered persons associated with KBS Capital Markets Group that in no event will exceed the limits set forth in FINRA Rule 2310(c)(2). Such non-cash incentives may include (i) a de minimis amount of gifts (currently $100 per person annually), and (ii) the payment or reimbursement of costs for an occasional meal or ticket to a sporting event or the theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target. Such meals, sporting events, theater or comparable entertainment events may be held in connection with retail conferences or other meetings between registered representatives of participating broker-dealers and registered persons associated with KBS Capital Markets Group.

(2) These fees consist of reimbursements for attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar and travel, meals and lodging costs incurred by registered persons associated with KBS Capital Markets Group to attend retail conferences sponsored by participating broker-dealers, other meetings with participating broker-dealers and industry conferences.

(3) We reimburse KBS Capital Markets Group or its affiliates for these expenses. In some cases, these payments serve to reimburse KBS Capital Markets Group for amounts it has paid to participating broker-dealers for the items noted.

(4) Amounts shown are estimates.

(5) These fees consist of expense reimbursements for actual costs incurred in connection with attending bona fide training and education meetings hosted by us. The expenses consist of (a) the travel, meals and lodging of (i) representatives of participating broker-dealers and (ii) registered persons associated with KBS Capital Markets Group and (b) reimbursement of the portion of a dual employee’s salary paid by KBS Capital Markets Group attributable to time spent planning and coordinating bona fide training and education meetings on our behalf.

(6) These fees consist of expense reimbursements to participating broker-dealers in special cases for technology costs associated with this offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares by such broker-dealers and the ownership of our shares by such broker-dealers’ customers.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the dealer manager expense reimbursement (excluding reimbursement for bona fide invoiced due diligence expenses), may not exceed 10% of the gross offering proceeds of this primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. We will reimburse our dealer manager for all items of underwriting compensation discussed in this prospectus for this primary offering, as amended and supplemented, to the extent that this prospectus, as amended and supplemented, indicates such items will be paid by us, provided that within 30 days after the end of the month in which this primary offering terminates, our dealer manager will reimburse us to the extent that our reimbursements cause total underwriting compensation for this primary offering to exceed 10% of the gross offering proceeds from this offering. We also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide invoiced due diligence expenses or, in certain circumstances, pay bona fide invoiced due diligence expenses directly. We estimate these expenses will be approximately $300,000. However, no reimbursements made by us under the dealer manager agreement may cause total organization and offering expenses (including selling commissions and the dealer manager fee) to exceed 15% of the aggregate gross proceeds from this primary offering and the offering under the dividend reinvestment plan.

At the end of this primary offering, to the extent that total underwriting compensation for this primary offering is less than 10% of the gross offering proceeds of this primary offering, KBS Capital Markets Group may establish a bonus pool program for employees that participated in this offering and certain other employees that provided substantial stockholder services to our stockholders. The amount of funds available for any such bonus pool would be specifically limited to an amount that would not cause total underwriting compensation in this primary offering to exceed 10% of gross offering proceeds of this primary offering. The bonus pool would be funded by our sponsors, most likely from advisory fees payable to KBS Capital Advisors under the advisory agreement, although the exact source of funds has not been determined.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell up to 5% of the shares offered hereby in this primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The offering price for such shares will be $         per share, reflecting that selling commissions in the amount of $         per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at an offering price of $         per share, reflecting that selling commissions in the amount of $         per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in this offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

We are offering volume discounts to investors who purchase $1,000,000 or more of shares in this primary offering. The net proceeds to us from a sale eligible for a volume discount is the same, but the selling commissions and, in some cases, the dealer manager fees we pay is reduced. Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales is reduced.

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fees payable for volume sales of our shares.

Dollar Volume Shares Purchased			Sales Commissions (Based on $ Price Per Share)	Dealer Manager Fee (Based on $ Price Per Share)	Price Per Share to Investor
$ 0	to	$ 999,999	6.50%	3.00%	$
$1,000,000	to	$1,999,999	5.50%	3.00%	$
$2,000,000	to	$2,999,999	4.50%	3.00%	$
$3,000,000	to	$3,999,999	3.50%	2.50%	$
$4,000,000	to	$9,999,999	2.00%	2.50%	$
$10,000,000	and above		1.00%	2.00%	$

We will apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $        . For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $         ($         per share), selling commissions of $         and dealer manager fees of $        .

To qualify for a volume discount as a result of multiple purchases of our shares mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in this primary offering. If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.

The following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in this primary offering are eligible for volume discounts. Shares purchased through our dividend reinvestment plan are not eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify an investor for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. You should make your check payable to “KBS Legacy Partners Apartment REIT, Inc. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within ten business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this primary offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to our dividend reinvestment plan. For a discussion of our dividend reinvestment plan, see “Description of Shares — Dividend Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “— Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsors and their affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must initially invest at least $4,000 in our shares to be eligible to participate in this offering. Unless you are an Arkansas investor, if you own the minimum investment in shares in KBS REIT I, KBS REIT II, KBS REIT III, KBS Strategic Opportunity REIT or any future KBS-sponsored public program, you may invest less than the minimum amount set forth above, but in no event less than $100. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, either in this offering or through an investment in our initial public offering, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares. All sales must also comply with applicable state and federal securities laws

Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Investments through IRA Accounts

If you would like to purchase shares through an IRA account, Sterling Trust Company and Community National Bank have agreed to act as IRA custodians for purchasers of our common stock as described below; however, we do not require that you use these IRA custodians.

If you would like to establish a new IRA account with Sterling Trust Company for an investment in our shares, we will pay the fees related to the establishment of the investor account with Sterling Trust Company. Investors will be responsible for the annual IRA maintenance fees charged by Sterling Trust Company.

If you would like to establish a new IRA account with Community National Bank for an investment in our shares, we will pay the fees related to the establishment of the investor account with Community National Bank and the first calendar year base fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by Community National Bank, charged at the beginning of each calendar year.

Further information about custodial services is available through your broker or through our dealer manager at

www.kbs-cmg.com.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with this offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The supplemental sales material will not contain all of the information material to an investment decision and should only be reviewed after reading this prospectus. These supplemental sales materials may include:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of this offering;

•	fact sheets describing the general nature of KBS Legacy Partners Apartment REIT and our investment objectives;

•	asset flyers describing our recent acquisitions;

•	broker updates;

•	online investor presentations;

•	web site material;

•	electronic media presentations;

•	client seminars and seminar advertisements and invitations; and

•	third party industry-related article reprints.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. All sales materials will comply with applicable state laws and regulations. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We have managed and will continue to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, floors, and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

The table below summarizes the book values and interest rates of our notes payable as of December 31, 2011 based on the maturity dates (dollars in thousands):

	Maturity Date						Total Book Value
	2012	2013	2014	2015	2016	Thereafter	or Notional Amount	Fair Value
Notes payable
Fixed Rate	$1,000	$-	$-	$-	$-	$-	$1,000	$1,000
Interest rate (1)	6.0%	-	-	-	-	-	6.0%
Variable Rate	$-	$-	$-	$-	$-	$22,682	$22,682	$23,136
Interest rate (1)	-	-	-	-	-	3.6%	3.6%

(1) Interest rate is calculated as the actual interest rate in effect at December 31, 2011, using market interest rate indices at December 31, 2011, where applicable.

We borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt or fixed rate real estate loans receivable unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. At December 31, 2011, we had $1.0 million of fixed rate debt outstanding, which relates to a bridge loan from our advisor. Due to the related party nature of this debt, it is not practicable to estimate the fair value. As we expect to hold our fixed rate instrument to maturity and the amounts due under such instrument would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates would have a significant impact on our operations.

Conversely, movements in interest rates on variable rate debt would change our future earnings and cash flows, but, generally, not significantly affect the fair value of those instruments. However, changes in required risk premiums would result in changes in the fair value of floating rate instruments. At December 31, 2011, we were exposed to market risks related to fluctuations in interest rates on $22.7 million of variable rate debt outstanding. Based on interest rates as of December 31, 2011, if interest rates were 100 basis points higher during the 12 months ending December 31, 2012, interest expense on our variable rate debt would increase by $0.2 million. At December 31, 2011, the interest rate index on our variable rate debt was 0.0% and a decrease in interest rates would not have a significant impact to our interest expense.

The interest rates of our fixed rate debt and variable rate debt at December 31, 2011 were 6.0% and 3.6%, respectively.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements and financial statement schedule of KBS Legacy Partners Apartment REIT, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The (i) statement of revenues over certain operating expenses of Legacy at Valley Ranch for the year ended December 31, 2009, included in Current Report on Form 8-K/A filed with the SEC on December 23, 2010, (ii) the statement of revenues over certain operating expenses of Poplar Creek for the year ended December 31, 2010, included in Current Report on Form 8-K/A filed with the SEC on April 12, 2012, (iii) the statement of revenues over certain operating expenses of The Residence at Waterstone for the year ended December 31, 2011, included in Current Report on Form 8-K/A filed with the SEC on May 10, 2012, (iv) the statement of revenues over certain operating expenses of Legacy Crescent Park for the year ended December 31, 2011, included in Current Report on Form 8-K/A filed with the SEC on May 29, 2012, and (v) the statement of revenues over certain operating expenses of Legacy at Martin’s Point for the year ended December 31, 2011, included in Current Report on Form 8-K/A filed with the SEC on June 27, 2012, all incorporated by reference in this prospectus of KBS Legacy Apartment REIT, Inc., have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated by reference. Such statements of revenues over certain operating expenses are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website maintained for us, other KBS-sponsored programs and our advisor and its affiliates at www.kbsreits.com (URL for documents: https://www.kbs-cmg.com/~/Apartment_REIT/Apartment_info.htm). There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 13, 2012;

•	Definitive proxy statement on Schedule 14A filed with the SEC on April 13, 2012;

•	The description of our common stock contained in our Registration Statement on Form 8-A12G (Reg. No. 000-54673), filed with the SEC on April 27, 2012;

•	Quarterly Report on Form 10-Q for the three months ended June 30, 2012 filed with the SEC on August 10, 2012;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2012 filed with the SEC on May 11, 2012;

•	Current Report on Form 8-K filed with the SEC on August 16, 2012;

•	Current Report on Form 8-K filed with the SEC on July 12, 2012;

•	Current Report on Form 8-K/A filed with the SEC on June 27, 2012;

•	Current Report on Form 8-K filed with the SEC on June 4, 2012;

•	Current Report on Form 8-K/A filed with the SEC on May 29, 2012;

•	Current Report on Form 8-K/A filed with the SEC on May 10, 2012;

•	Current Report on Form 8-K filed with the SEC on May 7, 2012;

•	Current Reports on Form 8-K filed with the SEC on April 13, 2012;

•	Current Report on Form 8-K/A filed with the SEC on April 12, 2012;

•	Current Report on Form 8-K filed with the SEC on April 10, 2012;

•	Current Report on Form 8-K filed with the SEC on March 8, 2012;

•	Current Report on Form 8-K filed with the SEC on February 17, 2012;

•	Current Report on Form 8-K filed with the SEC on February 9, 2012;

•	Current Report on Form 8-K filed with the SEC on January 25, 2012;

•	Current Report on Form 8-K filed with the SEC on January 4, 2012; and

•	Current Report on Form 8-K/A filed with the SEC on December 23, 2010.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 717-6201

www.kbs-cmg.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

APPENDIX A

FORM OF

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	SUBSCRIPTION AMOUNT

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $4,000 is required. Unless you are an Arkansas investor, all investments in KBS REIT products apply to the $4,000 minimum. This does not affect the suitability standards applicable to investors in this offering. In no event shall any investment be less than $100. You should make your check payable to “KBS Legacy Partners Apartment REIT, Inc.”, as indicated in the prospectus of KBS Legacy Partners Apartment REIT, Inc., as amended and supplemented as of the date hereof (the “Prospectus”). If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the automatic investment program by completing an enrollment form provided in the investor kit or made available to you upon request. Alabama and Ohio investors are not eligible to participate in the automatic investment program.

2.	ACCOUNT TYPE

Please check the appropriate box to indicate the account type of the subscription.

3.	ACCOUNT INFORMATION

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN.

You may elect to have your account documents, such as investor and proxy statements, tax forms, annual reports and other investor communications made available to you electronically. By electing this option you must provide a valid e-mail address in Section 3 of the Subscription Agreement. You agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents. You understand you may incur certain costs associated with downloading and printing investor documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it.

4.	ACCOUNT TITLE

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that the number you have provided on this subscription agreement is correct.

Please print the exact name(s) in which shares are to be registered. If the same as in Section 3, please write “SAME”. Include the trust/entity name, if applicable. If the account is an Individual Retirement Account (IRA) or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee. If left blank, the account will be established based on the information provided in Section 2 and 3 of the subscription agreement.

5.	CUSTODIAN/TRUSTEE INFORMATION

If you would like to purchase shares through an IRA account, Sterling Trust Company and Community National Bank have agreed to act as IRA custodians for such purpose; however, we do not require that you use these IRA custodians. If you would like to establish a new IRA account with Sterling Trust Company for an investment in our shares, we will pay the fees related to the establishment of the investor account with Sterling Trust Company. Investors will be responsible for the annual IRA maintenance fees charged by Sterling Trust Company, including the first year annual maintenance fees. If you would like to establish a new IRA account with Community National Bank for an investment in our shares, we will pay the first calendar year base fee for investors that establish new accounts with Community National Bank. Community National Bank does not charge a separate set up fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by Community National Bank. Information about custodial services is available through your broker or by calling KBS Investor Services at 866-584-1381.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6.	DISTRIBUTION INFORMATION

PLEASE NOTE: If you elect to participate in the Dividend Reinvestment Plan, you must agree that if at any time you fail to meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify KBS Legacy Partners Apartment REIT in writing of that fact.

Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3, or for custodial held accounts, to the address listed in Section 5 of the Subscription Agreement. IRA account distributions to a third party require custodian approval.

A-1

KBS Legacy Partners Apartment REIT, Inc.

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Adviser must complete this section of the Subscription Agreement. All fields are mandatory.

8.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (e). If a Kansas, Massachusetts or Maine resident you must also initial paragraph (f) and if an Iowa or Nebraska resident you must also initial paragraph (g). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 8 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

Please Note: The Broker-Dealer or Registered Investment Advisor must sign this section to complete the subscription.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Delivery

KBS Legacy Partners Apartment REIT, Inc.	KBS Legacy Partners Apartment REIT, Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO Box 219015	430 W. 7th Street
Kansas City, MO 64121-9015	Kansas City, MO 64105

(866) 584-1381

Payments may be wired to:

(send the original Subscription Agreement to the address above)

UMB Bank, N.A.

1010 Grand, 4th Floor

Mail stop: 1020409

Kansas City, MO 64106

ABA# 101000695

Account name:

KBS Capital Advisors LLC, as Trustee for

KBS Legacy Partners Apartment REIT, Inc. Account #: 9871737705
05/12	4157-A

A-2

FORM OF

1.	SUBSCRIPTION AMOUNT

State of Sale:	Amount of Subscription: $

• Minimum investment is $4,000. • Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.	☐ Shares are being purchased net of commissions

2.	ACCOUNT TYPE (CHECK ONE BOX ONLY)

☐	Individual (If applicable, attach TOD form)	☐	S-Corporation[2]	☐	Traditional (Individual) IRA
☐	Joint Tenant[1] (If applicable, attach TOD form)	☐	C-Corporation[2]	☐	Simple IRA
☐	Tenants in Common[1]	☐	Partnership[2]	☐	SEP IRA
☐	Community Property[1]	☐	Pension Plan[2]	☐	ROTH IRA
☐	UGMA/UTMA: State of	☐	Profit Sharing Plan[2]	☐	Beneficial IRA as Beneficiary for:
☐	Trust[2,3]	☐	KEOGH Plan[2]
		☐	Other[2]		(Name of Deceased Owner)

(1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution) which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3.	ACCOUNT INFORMATION (DOB & SSN OR TIN REQUIRED)

Investor 1 Name	SSN/Tax ID	DOB

Investor 2 Name	SSN/Tax ID	DOB

Legal Address	City	State	Zip Code

Mailing Address (if same as above, please indicate “same”)	City	State	Zip Code

Phone (day)	Phone (evening)

E-mail	☐ Check this box if you would like to receive your investor correspondence electronically*

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country

☐ Check here if you are subject to backup withholding

Please attach a copy of the withholding notice.

* By checking this box, KBS will make certain investor communications available on its website at www.kbsreits.com and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, acquisition updates, proxy statements and other investor communications. By electing electronic delivery, you agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents. You understand you may incur certain costs associated with downloading and printing investor documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. KBS may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at www.kbsreits.com, under the Investor Tab or by contacting KBS REITs, at (866) 584-1381, option 2.*

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4.	ACCOUNT TITLE (SSN OR TIN REQUIRED)

Please print names in which shares of common stock are to be registered. Include trust/entity name, if applicable. If the same as in Section 3, please write “SAME”. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If left blank, the account will be established based on the information provided in Section 2 and 3 of this subscription agreement.

Title Line 1

Title Line 2

Social Security No. or

Tax Identification No.	Secondary Tax Identification Number

5.	CUSTODIAN/TRUSTEE INFORMATION

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City	State	Zip Code

Trustee Telephone No.

Trustee Tax Identification Number

Investor’s Account Number with Trustee

Important Note About Proxy Voting: By signing this Subscription Agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of KBS Legacy Partners Apartment REIT, Inc. that are beneficially owned by the investor as reflected on the records of KBS Legacy Partners Apartment REIT, Inc. as of the applicable record date at any meeting of the stockholders of KBS Legacy Partners Apartment REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. KBS Legacy Partners Apartment REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6.	DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

If you select more than one option you must indicate the percentage of your dividend distribution to be applied to each option and the sum of the allocations must equal 100%. Without custodial approval, cash distributions will be paid directly to the custodian for all custodial accounts.

% of distribution

☐ I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus

☐ Send distributions via check to investor’s home address (not available without custodial approval)

☐ Send distributions via check to alternate payee listed here (not available without custodial approval)

Name

Address

City	State	Zip Code

Account No.

☐ Direct Deposit (Attach Voided Check) I authorize KBS Legacy Partners Apartment REIT, Inc. or its agent (collectively, KBS) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify KBS in writing to cancel it. In the event that KBS deposits funds erroneously into my account, KBS is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit (not available without custodial approval)

% of distribution

Financial Institution Name	☐ Checking	☐ Savings

ABA/Routing Number

Account Number

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Broker-Dealer Name

Representative Name	Rep No.

Representative’s Company Name	Branch ID

Representative’s Address

Rep’s City	State	Zip Code

Rep’s Phone No.	Fax No.

Rep’s Email Address

REGISTERED INVESTMENT ADVISER (RIA): All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

KBS Legacy Partners Apartment REIT, Inc.

A-4

8.	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her ), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian/Trustee, investor authorizes KBS Legacy Partners Apartment REIT, Inc. to receive (on behalf of the investor) authorization for the investor to act as proxy for Custodian/Trustee. This authorization coupled with the Custodian/Trustee authorization described in Section 5 hereto is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce KBS Legacy Partners Apartment REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

OWNER	JOINT OWNER

(a)	I have received the final Prospectus of KBS Legacy Partners Apartment REIT at least five business days before signing the
	Subscription Agreement.	Initials	Initials

(b)

I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth under “Suitability Standards” in the Prospectus. I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

		Initials	Initials

(c)	I acknowledge there is no public market for the shares purchased and, thus, my investment in these shares is not liquid.
		Initials	Initials

(d)	I am purchasing the shares for the account referenced in this subscription agreement.
		Initials	Initials
(e)

I acknowledge I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

		Initials	Initials

(f)

If I am a Kansas, Massachusetts or Maine resident, I acknowledge it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, by the Massachusetts Securities Division that Massachusetts investors not invest, and by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Additionally, if I am a Kentucky investor, I will not invest more than 10% of my liquid net worth in this investment. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

		Initials	Initials

(g)

If I am an Iowa or Nebraska resident, I have (i) a net worth of at least $350,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $100,000. I have a liquid net worth of at least ten times my investment in KBS Legacy Partners Apartment REIT, Inc.

		Initials	Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date	Signature of Joint Investor or,	Date
for Qualified Plans, of Trustee/ Custodian

Investors will receive confirmations of their purchases upon acceptance of their subscriptions.

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KBS Legacy Partners Apartment REIT, Inc.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

The investor’s financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The financial advisor agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by their signatures that they (i) have reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) have delivered the Prospectus to such investor; (v) have reasonable grounds to believe the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this Subscription Agreement is for KBS Legacy Partners Apartment REIT, Inc.

Signature of Financial Representative	Date	Branch Manager Signature	Date
(If required by Broker/Dealer)

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Please make checks payable to “KBS Legacy Partners Apartment REIT, Inc.”

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Delivery

KBS Legacy Partners Apartment REIT, Inc.	KBS Legacy Partners Apartment REIT, Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO Box 219015	430 W. 7th Street
Kansas City, MO 64121-9015	Kansas City, MO 64105

(866) 584-1381

Payments may be wired to:

(send the original Subscription Agreement to the address above)

UMB Bank, N.A.

1010 Grand, 4th Floor

Mail stop: 1020409

Kansas City, MO 64106

ABA# 101000695

Account name:

KBS Capital Advisors LLC, as Trustee for

KBS Legacy Partners Apartment REIT Inc. Account #: 9871737705

***** FOR OFFICE USE ONLY *****

Check #	Complied by	W/S

Batch #	Input by	Region

Subscription #	Proofed by	Territory

05/12	4156-A

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APPENDIX B

KBS LEGACY PARTNERS APARTMENT REIT, INC.

FORM OF SECOND AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation (the “Company”), has adopted an Amended and Restated Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.        Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 80,000,000.

2.        Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3.        Distribution Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4.        Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid monthly as authorized and declared by the Company’s board of directors.

5.        Purchase of Shares. Until the Company establishes an estimated value per share of Common Stock for a purpose other than to set the price to acquire a share in one of our public offerings, participants will acquire Common Stock at a price of $         per share. Once the Company establishes an estimated value per share of Common Stock for a purpose other than to set the price to acquire a share in one of our public offerings, participants will acquire Common Stock at a price equal to 95% of the estimated value of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. The Company expects to establish an estimated value per share of Common Stock for a purpose other than to set the price to acquire a share in one of our public offerings after the completion of the Company’s offering stage. The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities – whether through its initial public offering or follow-on public offerings – and has not done so for up to 18 months. For the purpose of determining when the Company’s offering stage is complete, equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in KBS Legacy Partners Limited Partnership, the Company’s operating partnership. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6.        Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.        Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8.        Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

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9.        Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934. In the event that the DRP is amended in accordance with Section 11 hereof, the DRP, as amended, must provide that all material information regarding Distributions and the effect of reinvesting such Distributions, including tax consequences thereof, shall be provided to Participants at least annually.

10.        Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11.        Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants. The Company will provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Securities and Exchange Commission; and (b) in a separate mailing to the participants.

12.        Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13.        Governing Law. The DRP shall be governed by the laws of the State of Maryland.

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We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 27, to read about risks you should consider before buying shares of our common stock.

KBS LEGACY PARTNERS

APARTMENT REIT, INC.

Maximum Offering of

$2,760,000,000 of Shares

of Common Stock

PROSPECTUS

KBS CAPITAL MARKETS

GROUP LLC

            , 2012

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by KBS Legacy Partners Apartment REIT, Inc. (the “Company”) in connection with the issuance and distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$316,296
FINRA filing fee	75,500
Legal fees and expenses	1,215,000
Blue sky fees and expenses	154,275
Accounting fees and expenses	1,000,000
Sales and advertising expenses	1,300,000
Issuer costs regarding bona fide training and education meetings and retail seminars	400,000
Printing	3,525,000
Postage and delivery of materials	1,300,000
Transfer agent and administrative services related to the issuance of shares in the offering	2,020,000
Due diligence expenses (retailing)	300,000
Telephone	100,000
Miscellaneous expenses	400,000
Expense reimbursements for retail conferences, bona fide training and education meetings and industry conferences	4,812,990
Legal fees — underwriter portion	100,000
Promotional items	175,000
Expense reimbursement for broker-dealer technology and other costs	150,000

Total	$17,344,061

Item 32. Sales to Special Parties

The Company’s directors and officers and, to the extent consistent with applicable laws and regulations, the employees of KBS Capital Advisors LLC, Legacy Partners Residential Realty LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $         per share, reflecting the fact that selling commissions in the amount of $         per share will not be payable in connection with such sales. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of share in the primary offering.

Item 33. Recent Sales of Unregistered Securities

Not applicable.

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages. In addition to the limitations set forth below, under Maryland law such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its common stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company has also purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)	Financial Statements. The following financial statements are included in this registration statement:

•

The consolidated financial statements and financial statement schedule of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 13, 2012.

•	The prior performance tables contained in the Company’s prospectus supplement no. 1 dated April 13, 2012.

•

The financial statements of Legacy at Valley Ranch and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on December 23, 2010.

•	The financial statements of Poplar Creek and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on April 12, 2012.

•

The financial statements of The Residence at Waterstone and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on May 10, 2012.

•

The financial statements of Legacy Crescent Park and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on May 29, 2012.

•

The financial statements of Legacy at Martin’s Point and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on June 27, 2012.

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Form of Dealer Manager Agreement with Selected Dealer Agreement, incorporated by reference to Exhibit 1.1 to Registration Statement on Form S-11 (No. 333-181777) filed May 31, 2012

3.1	Articles of Amendment and Restatement as adopted on January 8, 2010, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed January 12, 2010

3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed January 12, 2010

4.1	Form of Subscription Agreement, included as Appendix A to prospectus

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed October 2, 2009

4.3	Form of Second Amended and Restated Dividend Reinvestment Plan, included as Appendix B to prospectus

4.4*	Form of Amended and Restated Share Redemption Program

5.1	Opinion of DLA Piper LLP (US) re legality

8.1	Opinion of DLA Piper LLP (US) re tax matters

10.1	Advisory Agreement dated January 25, 2012, incorporated by reference to Exhibit 10.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 13, 2012

10.2	Agreement for Sale and Purchase of Property between Dakota Hill Properties, A Texas Limited Partnership and KBS Realty Advisors, LLC dated as of March 31, 2010, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed November 10, 2010

10.3	First Amendment to Agreement for Sale and Purchase of Property between Dakota Hill Properties and KBS Realty Advisors, LLC dated as of May 25, 2010, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed November 10, 2010

10.4	Second Amendment to Agreement for Sale and Purchase of Property between Dakota Hill Properties and KBS Realty Advisors, LLC dated as of June 10, 2010, incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed November 10, 2010

10.5	Third Amendment to Agreement for Sale and Purchase of Property between Dakota Hill Properties and KBS Realty Advisors, LLC dated as of July 2, 2010, incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed November 10, 2010

10.6	Fourth Amendment to Agreement for Sale and Purchase of Property between Dakota Hill Properties and KBS Realty Advisors, LLC dated as of July 12, 2010, incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed November 10, 2010

10.7	Fifth Amendment to Agreement for Sale and Purchase of Property between Dakota Hill Properties and KBS Realty Advisors, LLC dated as of July 15, 2010, incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed November 10, 2010

Ex.	Description

10.8	Sixth Amendment to Agreement for Sale and Purchase of Property between Dakota Hill Properties and KBS Realty Advisors, LLC dated as of August 3, 2010, incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed November 10, 2010

10.9	Assignment and Assumption of Agreement for Sale and Purchase of Property between KBS Realty Advisors, LLC and KBS Capital Advisors LLC dated as of August 5, 2010, incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed January 21, 2011

10.10	Assignment and Assumption of Agreement for Sale and Purchase of Property between KBS Capital Advisors LLC and KBS Legacy Partners Dakota Hill LLC dated as of August 5, 2010; incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 filed November 10, 2010

10.11	Seventh Amendment to Agreement for Sale and Purchase of Property between Dakota Hill Properties and KBS Realty Advisors, LLC dated as of October 4, 2010, incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed January 21, 2011

10.12	Assumption Agreement dated as of October 26, 2010 by and among Dakota Hill Properties, KBS Legacy Partners Dakota Hill LLC and the Federal Home Loan Mortgage Corporation, incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed January 21, 2011

10.13	Assignment and Assumption of Purchase and Sale Contract between Legacy Partners Residential LLC and KBS Capital Advisors LLC dated as of December 28, 2011, incorporated by reference to Exhibit 10.6 to the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 13, 2012

10.14	Assignment and Assumption of Purchase and Sale Contract between KBS Capital Advisors LLC and KBS Legacy Partners Poplar LLC dated as of December 28, 2011, incorporated by reference to Exhibit 10.7 to the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 13, 2012

10.15	Purchase and Sale Contract between Avalon Illinois Value II, LLC and Legacy Partners Residential LLC dated as of December 9, 2011, incorporated by reference to Exhibit 10.8 to the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 13, 2012

10.16	First Amendment to Purchase and Sale Contract between Avalon Illinois Value II, LLC and Legacy Partners Residential LLC dated as of December 29, 2011, incorporated by reference to Exhibit 10.9 to the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 13, 2012

10.17	Multifamily Loan and Security Agreement (CME) between KBS Legacy Partners Poplar LLC (as Borrower) and CBRE Capital Markets, Inc. (as Lender) dated as of February 9, 2012, incorporated by reference to Exhibit 10.10 to the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 13, 2012

10.18	Multifamily Note (CME) between KBS Legacy Partners Poplar LLC (as Borrower) and CBRE Capital Markets, Inc. (as Lender) dated as of February 9, 2012, incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.19	Guaranty (CME and Portfolio) Multistate by KBS Legacy Partners Properties LLC for the benefit of CBRE Capital Markets, Inc. dated as of February 9, 2012, incorporated by reference to Exhibit 10.11 to the Company’s annual report on Form 10-K for the year ended December 31, 2011 filed on March 13, 2012

10.20	Property Management Agreement dated as of February 9, 2012 by and between RMK Management Corporation and KBS Legacy Partners Poplar LLC, incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

Ex.	Description

10.21	Property Management - Account Services Agreement dated as of February 9, 2012 by and between by and between KBS Legacy Partners Poplar LLC and Legacy Partners Residential L.P., incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.22	Purchase and Sale Contract between Avalon Village Green Associates, LLC and KBS Legacy Partners Pikesville LLC dated as of February 16, 2011, incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.23	Multifamily Loan and Security Agreement (CME) between KBS Legacy Partners Dakota Hill LLC (as Borrower) and CBRE Capital Markets, Inc. (as Lender) dated as of March 7, 2012, incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.24	Multifamily Note (CME) between KBS Legacy Partners Dakota Hill LLC (as Borrower) and CBRE Capital Markets, Inc. (as Lender) dated as of March 7, 2012, incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.25	Guaranty (CME and Portfolio) Multistate by KBS Legacy Partners Properties LLC for the benefit of CBRE Capital Markets, Inc. dated as of March 7, 2012, incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.26	Multifamily Loan and Security Agreement (CME) between KBS Legacy Partners Pikesville LLC (as Borrower) and CBRE Capital Markets, Inc. (as Lender) dated as of April 6, 2012, incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.27	Multifamily Note (CME) between KBS Legacy Partners Pikesville LLC (as Borrower) and CBRE Capital Markets, Inc. (as Lender) dated as of April 6, 2012, incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.28	Guaranty (CME and Portfolio) Multistate by KBS Legacy Partners Properties LLC for the benefit of CBRE Capital Markets, Inc. dated as of April 6, 2012, incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.29	Property Management Agreement dated as of April 6, 2012 by and between Kettler Management Inc. and KBS Legacy Partners Pikesville LLC, incorporated by reference to Exhibit 10.29 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.30	Property Management - Account Services Agreement dated as of April 6, 2012 by and between KBS Legacy Partners Pikesville LLC and Legacy Partners Residential L.P., incorporated by reference to Exhibit 10.30 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

10.31	Purchase and Sale Agreement by and between Crescent Apartments, LLC and KBS-Legacy Apartment Community REIT Venture, LLC, dated as of March 21, 2012, incorporated by reference to Exhibit 10.31 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 23, 2012

10.32	First Amendment to Purchase and Sale Agreement by and between KBS-Legacy Apartment Community REIT Venture, LLC and Crescent Apartments, LLC, dated as of April 4, 2012, incorporated by reference to Exhibit 10.32 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 23, 2012

Ex.	Description

10.33	Assignment and Assumption of Purchase and Sale Agreement by and between KBS-Legacy Apartment Community REIT Venture, LLC and KBS Capital Advisors LLC, dated as of April 11, 2012, incorporated by reference to Exhibit 10.33 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 23, 2012

10.34	Assignment and Assumption of Purchase and Sale Agreement by and between KBS Capital Advisors LLC, and KBS Legacy Partners Greer LLC and KBS Legacy Partners Greer Land LLC, dated as of April 11, 2012, incorporated by reference to Exhibit 10.34 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 23, 2012

10.35	Second Amendment to Purchase and Sale Agreement by and between Crescent Apartments, LLC, and KBS Legacy Partners Greer LLC and KBS Legacy Partners Greer Land LLC, dated as of April 12, 2012, incorporated by reference to Exhibit 10.35 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 23, 2012

10.36	Purchase and Sale Contract between Avalon Illinois Value III, LLC and KBS-Legacy Apartment Community REIT Venture, LLC, dated March 22, 2012, incorporated by reference to Exhibit 10.36 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 23, 2012

10.37	Assignment and Assumption of Purchase and Sale Contract between KBS-Legacy Apartment Community REIT Venture, LLC and KBS Capital Advisors LLC, dated as of April 11, 2012, incorporated by reference to Exhibit 10.37 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 23, 2012

10.38	Assignment and Assumption of Purchase and Sale Contract between KBS Capital Advisors LLC And KBS Legacy Partners Lombard LLC, dated as of April 11, 2012, incorporated by reference to Exhibit 10.38 to Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 23, 2012

10.39	Multifamily Loan and Security Agreement (Non-Recourse) between KBS Legacy Partners Greer LLC and Berkeley Point Capital LLC dated as of May 3, 2012, incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

10.40	Multifamily Note by KBS Legacy Partners Greer LLC payable to the order of Berkeley Point Capital LLC dated as of May 3, 2012, incorporated by reference to Exhibit 10.40 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

10.41	Guaranty of Non-Recourse Obligations by KBS Legacy Partners Properties LLC for the benefit of Berkeley Point Capital LLC dated as of May 3, 2012, incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

10.42	Property Management Agreement dated as of May 3, 2012 by and between GREP Southeast, LLC and KBS Legacy Partners Greer LLC, incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

10.43	Property Management - Account Services Agreement dated as of May 3, 2012 by and between KBS Legacy Partners Greer LLC and Legacy Partners Residential L.P. , incorporated by reference to Exhibit 10.43 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

10.44	Multifamily Loan and Security Agreement (Non-Recourse) between KBS Legacy Partners Lombard LLC and M&T Realty Capital Corporation dated as of May 31, 2012, incorporated by reference to Exhibit 10.44 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

10.45	Multifamily Note by KBS Legacy Partners Lombard LLC payable to the order of M&T Realty Capital Corporation dated as of May 31, 2012, incorporated by reference to Exhibit 10.45 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

Ex.	Description

10.46	Guaranty of Non-Recourse Obligations by KBS Legacy Partners Properties LLC for the benefit of M&T Realty Capital Corporation dated as of May 31, 2012, incorporated by reference to Exhibit 10.46 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

10.47	Property Management Agreement dated as of May 31, 2012 by and between RMK Management Corporation and KBS Legacy Partners Lombard LLC, incorporated by reference to Exhibit 10.47 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

10.48	Property Management - Account Services Agreement dated as of May 31, 2012 by and between KBS Legacy Partners Lombard LLC and Legacy Partners Residential L.P., incorporated by reference to Exhibit 10.48 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed July 16, 2012

21.1	Subsidiaries of the Company, incorporated by reference to Exhibit 21.1 to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (No. 333-161449) filed April 16, 2012

23.1	Consent of DLA Piper LLP (US), included in Exhibit 5.1

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney of C. Preston Butcher, Peter M. Bren, David E. Snyder and Stacie K. Yamane, Gary Kachadurian, Michael L. Meyer and Ronald E. Zuzack included on the signature page of the Registration Statement on Form S-11 (No. 333-181777) filed May 31, 2012

24.2	Power of Attorney of W. Dean Henry included on the signature page to this Pre-effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-181777)

*	to be filed by amendment

Item 37. Undertakings

(a)         The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)         The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)         The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)         For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 16, 2012

KBS LEGACY PARTNERS APARTMENT REIT, INC.

By:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	Chairman of Board and Director	October 16, 2012
C. Preston Butcher

*	President and Director	October 16, 2012
Peter M. Bren

/s/ David E. Snyder	Chief Financial Officer, Treasurer and Secretary	October 16, 2012
David E. Snyder

*	Chief Accounting Officer	October 16, 2012
Stacie K. Yamane

*	Director	October 16, 2012
Gary T. Kachadurian

*	Director	October 16, 2012
Michael L. Meyer

*	Director	October 16, 2012
Ronald E. Zuzack

* By:	/s/ David E. Snyder
David E. Snyder
Attorney-in-fact

I, the undersigned officer of KBS Legacy Partners Apartment REIT, Inc., hereby constitute C. Preston Butcher and David E. Snyder, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacity indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in my name and in my capacity as an officer to enable KBS Legacy Partners Apartment REIT, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to said registration statement and any and all amendments thereto.

/s/ W. Dean Henry	Chief Executive Officer	October 16, 2012
W. Dean Henry